1940 Act Registration No. 811-05879

As filed with the Securities and Exchange Commission on March 27, 1996

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _____________

                                   FORM N-1A

                        REGISTRATION STATEMENT UNDER THE
                      INVESTMENT COMPANY ACT OF 1940 ( X )

                            Amendment No. 14  ( X )
                        (Check appropriate box or boxes)

                                  ____________


                               PARAGON PORTFOLIO
               (Exact name of registrant as specified in charter)

                                4900 Sears Tower
                            Chicago, Illinois 60606
                    (Address of principal executive offices)

               Registrant's Telephone Number, including Area Code
                                  312-621-2550

                                 _____________

                                                Copy to:
Michael J. Richman, Esq.                        Pamela J. Wilson, Esq.
Goldman, Sachs & Co.                            Hale and Dorr
85 Broad Street                                 60 State Street
New York, New York                              Boston, Massachusetts
10004                                           02109

(Name and address of Agent for Service of Process)

                                 _____________


REGISTRANT HAS REGISTERED AN INDEFINITE NUMBER OF SHARES UNDER THE SECURITIES ACT OF 1933 PURSUANT TO RULE 24f-2.
ON JANUARY 29, 1996, REGISTRANT FILED A RULE 24f-2 NOTICE FOR THE FISCAL YEAR ENDED NOVEMBER 30, 1995.

The Index to Exhibits is located at page ______.
Page 1 of _______ total pages.

THIS AMENDMENT IS BEING FILED SOLELY TO UPDATE THE FINANCIAL INFORMATION OF PARAGON POWER INTERMEDIATE-TERM BOND PORTFOLIO, PARAGON VALUE GROWTH PORTFOLIO, PARAGON POWER VALUE EQUITY INCOME PORTFOLIO AND PARAGON POWER GULF SOUTH GROWTH PORTFOLIO EACH A PORTFOLIO OF PARAGON PORTFOLIO (the "TRUST").

AS OF MARCH 26, 1996, PARAGON TREASURY MONEY MARKET FUND, PARAGON SHORT-TERM GOVERNMENT FUND, PARAGON INTERMEDIATE-TERM BOND FUND, PARAGON LOUISIANA TAX-FREE FUND, PARAGON VALUE GROWTH FUND, PARAGON VALUE EQUITY INCOME FUND AND PARAGON GULF SOUTH GROWTH FUND WERE NO LONGER SERIES OF THE TRUST. THEREFORE THESE FUNDS ARE NOT INCLUDED IN THIS FILING.

                               PARAGON PORTFOLIO
                               -----------------

                             CROSS REFERENCE SHEET
                             ---------------------

                          Items Required by Form N-1A

ITEM NUMBER IN PART A              PROSPECTUS CAPTION
---------------------              ------------------

1.  Cover Page                     Cover Page

2.  Synopsis                       An Introduction to Paragon
                                   Portfolio

3.  Condensed Financial            Not Applicable
    Information

4.  General Description            An Introduction to Paragon Portfolio;
    of Registrant                  Investment Objec tive and Policies of Invest
                                   ment Objective and Policies of Paragon Power
                                   Intermediate-Term Bond Portfolio; Invest ment
                                   Objective and Policies of Paragon Power Value
                                   Growth Portfolio; Investment Objec tive and
                                   Policies of Paragon Power Value Equity Income
                                   Portfolio; Investment Objec tive and Policies of Paragon Power Gulf South Growth Port folio; Organization and Shares of the Portfolio; Permissible Investments for the
                                   Portfo lios; Investment Practices Common to the Portfolios; Investment Restrictions

5.  Management of the Portfolio    The Adviser, Administrator and Distributor;
                                   Portfolio Trans actions; Organization and
                                   Shares of the Portfolio

6.  Capital Stock and              Purchases and Redemptions; Distributions
    Other Securities               and Taxes; Organization and Shares of the
                                   Portfolios

7.  Purchase of Securities         Purchases and Redemptions
    Being Offered

8.  Redemption or Repurchase       Purchases and Redemptions

9.  Pending Legal Proceedings      Not Applicable

ITEM NUMBER IN PART B              PROSPECTUS CAPTION
---------------------              ------------------

10. Cover Page                     Cover Page

11. Table of Contents              Table of Contents

12. General Information            Organization and Capitalization
    and History

13. Investment Objectives          Investment Policies and Practices of the
    and Policies                   Portfolios; Investment Restrictions

14. Management of the Portfolio    Management

15. Control Persons and            Management
    Principal Holders of
    Securities

16. Investment Advisory            The Adviser, Administrator, Distributor and
    and Other Services             Transfer Agent; Portfolio Transactions;
                                   Custodian; Independent Accountants

17. Brokerage Allocation           Portfolio Transactions

18. Capital Stock and              Organization and Capitalization; Shareholder
    Other Securities               and Trustee Liability

19. Purchase, Redemption and       Net Asset Value; Shareholder Investment
    Pricing of Securities          Account; Redemptions
    Being Offers

20. Tax Status                     Tax Information

21. Underwriters                   The Adviser, Administrator,
                                   Distributor and Transfer Agent

22. Calculation of                 Calculation of Performance
    Performance Data               Quotations

23. Financial Statements           Financial Statements

                               PARAGON PORTFOLIO
                               4900 Sears Tower
                            Chicago, Illinois 60606

  Paragon Portfolio (the "Trust") is an open-end, management investment company that offers a selection of managed investment portfolios, each with its own investment objective and policies. The following four portfolios (the "Portfolios") with the investment objectives set forth below are offered by this Prospectus.

  Paragon Power Intermediate-Term Bond Portfolio. A high level of current income, consistent with prudent investment risk, by investment in a diversified portfolio of investment grade fixed-income securities.

  Paragon Power Value Growth Portfolio. Long-term capital growth and growth of income while, as a secondary objective, providing a moderate level of current income by investment in a diversified portfolio of equity securities that have the potential for earnings growth.

  Paragon Power Value Equity Income Portfolio. Capital growth and current income by investment in a diversified portfolio of equity securities with low price-earnings ratios.

  Paragon Power Gulf South Growth Portfolio. Long-term capital growth by investment in a non-diversified portfolio of equity securities of small capitalization, emerging growth and medium capitalization companies which are either headquartered in or whose primary market is in the southeastern region of the United States.

  Shares of each of the Portfolios are available only to insurance company separate accounts that fund certain variable contracts. The information contained in this Prospectus should be read together with the prospectus for the variable contracts.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
An Introduction to Paragon Portfolio......................................    3
Investment Objective and Policies of Paragon Power Intermediate-Term Bond
 Portfolio................................................................    4
Investment Objective and Policies of Paragon Power Value Growth Portfolio.    4
Investment Objective and Policies of Paragon Power Value Equity Income
 Portfolio................................................................    5
Investment Objective and Policies of Paragon Power Gulf South Growth Port-
 folio....................................................................    5
Permissible Investments for the Portfolios................................    6
Investment Practices Common to the Portfolios.............................    9
Investment Restrictions...................................................   11
Portfolio Transactions....................................................   11
The Adviser, Administrator and Distributor................................   12
Purchase and Redemptions..................................................   13
Distributions and Taxes...................................................   13
Net Asset Value...........................................................   14
Performance and Yield Information.........................................   15
Organization and Shares of the Portfolios.................................   16


2--Paragon Portfolio

--------------------------------------------------------------------------------

                     AN INTRODUCTION TO PARAGON PORTFOLIO

  Paragon Portfolio (the "Trust") is an open-end, management investment com-pany registered under the Investment Company Act of 1940, as amended (the "In-vestment Company Act"), that offers a diversified selection of managed invest-ment portfolios, each with its own investment objective and policies. Banc One Investment Advisors Corporation ("BOIA") serves as the investment adviser to Paragon Power Intermediate-Term Bond Portfolio, Paragon Power Value Growth Portfolio, Paragon Power Value Equity Income Portfolio and Paragon Power Gulf South Growth Portfolio (the "Portfolios"). BOIA became the Portfolios' invest-ment adviser on January 2, 1996 as a result of the acquisition of Premier Bancorp, Inc., the indirect parent of Premier Investment Advisors, L.L.C. (the previous investment adviser) by Banc One Corporation. See "The Adviser, Admin-istrator, Distributor."

  Shares of the Portfolios are available only to insurance company separate accounts that fund certain variable contracts (the "Contracts"). Separate ac-counts may purchase or redeem shares at net asset value without any sales or redemption charge. Fees and charges imposed by a separate account, however, will affect the actual return to the holder of a Contract. A separate account may also impose certain restrictions or limitations on the allocation of pur-chase payments or Contract value to the Portfolios, and the Portfolios may not be available in connection with a particular Contract. Prospective investors should consult the applicable Contract prospectus for information regarding fees and expenses of the Contract and separate account and any applicable re-strictions or limitations.

  Shares of the Portfolios are available to separate accounts of Great North-ern Insured Annuity Corporation ("GNA") and its affiliates. Shares of the Portfolios may serve as the underlying investments for both variable annuity and variable life insurance contracts. In that event, certain conflicts may at some point arise between variable annuity contract holders and variable life insurance contract holders which could adversely affect the management of the Portfolios. See "Purchase and Redemptions."

  BOIA is an indirect wholly-owned subsidiary of Banc One Corporation, a bank holding company. State Street Bank and Trust Company is the Trust's transfer agent (the "Transfer Agent").

  None of the Portfolios alone constitutes a complete investment program. There can be no assurance that the Portfolios will achieve their investment objectives.

                                                           Paragon Portfolio--3

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

   INVESTMENT OBJECTIVE AND POLICIES OF PARAGON POWER INTERMEDIATE-TERM BOND
                                   PORTFOLIO

  The investment objective of Paragon Power Intermediate-Term Bond Portfolio ("Bond Portfolio") is to provide a high level of current income, consistent with prudent investment risk, by investment in a diversified portfolio of in-vestment grade fixed-income securities.

  As a matter of fundamental policy, at least 65% of Bond Portfolio's total assets will consist of investment grade bonds and debentures with a dollar-weighted average portfolio maturity of three to ten years. Markets, securities and maturities selected will be those that offer the greatest potential for providing high current income without assuming undue risk. In making these se-lections, BOIA considers yield curves, interest rate expectations, technical aspects of the market, and spread relationships among various sectors of the fixed-income securities markets. The proportion of Bond Portfolio's assets in-vested in securities with particular characteristics (such as maturity, type and coupon rate) may vary based on BOIA's outlook for the economy, the finan-cial markets, and other factors.

  Bond Portfolio may invest its assets in: (i) securities that are issued or guaranteed as to principal and interest by the U.S. Government, its agencies, authorities or instrumentalities, including mortgage-related securities, ("U.S. Government Securities"); (ii) U.S. dollar denominated debt securities issued by foreign governments and their political subdivisions and other for-eign issuers; (iii) foreign and domestic corporate debt securities, some of which may involve equity features; (iv) asset-backed securities; and (v) obli-gations of banks or savings and loan associations.

  As a matter of nonfundamental policy, under normal market conditions, at least 80% of the value of Bond Portfolio's total assets will be invested in the fixed-income securities described above. For this purpose, Bond Portfolio will consider convertible debt securities to be fixed-income securities. Bond Portfolio intends to invest all of its assets in fixed-income securities.

  Bond Portfolio will invest only in investment grade debt securities, which are those rated Baa or higher by Moody's Investors Service Inc. ("Moody's") or BBB or higher by Standard & Poor's Ratings Group ("S&P") or, if unrated, de-termined by BOIA to be of comparable quality. Securities rated Baa and BBB may have speculative elements as well as investment grade characteristics. In the event that the rating for any security held in the Bond Portfolio drops below the minimal acceptable rating, such change will be considered by BOIA in eval-uating the overall composition of the Bond Portfolio.

   INVESTMENT OBJECTIVE AND POLICIES OF PARAGON POWER VALUE GROWTH PORTFOLIO

  The investment objective of Paragon Power Value Growth Portfolio ("Growth Portfolio ") is to seek long-term capital growth and growth of income while, as a secondary objective, providing a moderate level of current income.

  Growth Portfolio pursues its objectives by investing primarily in a diversi-fied portfolio of common stocks, preferred stocks, convertible securities, warrants and other equity securities of companies that show the potential for growth of earnings over time. Stock selection is guided by current valuation relative to a stock's historical valuation and relative to BOIA's estimates of future growth of earnings and dividends. Over the long term, continued earn-ings growth tends to lead to both higher dividends and capital appreciation. Growth Portfolio expects to invest in securities currently paying a moderate level of income, although it may invest in non-income producing securities when BOIA considers their potential for growth of capital or future income to be promising. Growth Portfolio diversifies its investments among different in-dustries and companies and changes its portfolio securities for investment considerations and not for trading purposes.

  In selecting portfolio securities for Growth Portfolio, BOIA analyzes its outlook for the economy and each economic sector over a 12 to 18 month period and the relative attractiveness of the various securities markets and individ-ual market sectors. BOIA then selects securities within these sectors and mar-kets when it believes that a company's fundamental outlook as well as the company's ability to achieve

Paragon Portfolio_--4

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


earnings growth are not sufficiently reflected in the market values of the company's securities. Accordingly, Growth Portfolio may emphasize securities of companies that BOIA believes are overlooked or undervalued by investors, which fact should contribute to an increase in the market value of the secu-rity over time. Portfolio securities are generally sold when there is a sub-stantial reduction in BOIA's forecast of the company's future earnings poten-tial or when the price of a security appreciates to such an extent that it is believed to have realized BOIA's appreciation goal. No effort is made by BOIA to time the market.

  Growth Portfolio will ordinarily invest at least 80% of the value of its to-tal assets in securities with the characteristics described above. Although Growth Portfolio intends to invest all of its assets in such securities, up to 20% of its total assets may be held in cash or invested in U.S. Government Se-curities, other investment grade fixed-income securities and cash equivalents.

    INVESTMENT OBJECTIVE AND POLICIES OF PARAGON POWER VALUE EQUITY INCOME
                                   PORTFOLIO

  The investment objective of Paragon Power Value Equity Income Portfolio ("Equity Income Portfolio") is to seek capital growth and current income. Eq-uity Income Portfolio pursues its objective by investing primarily in a diver-sified portfolio of common stocks, preferred stocks, convertible securities, warrants and other equity securities of companies which are, in BOIA's opin-ion, undervalued relative to their intrinsic value and to the stock market in general due to an overly pessimistic appraisal by the marketplace. A low price-earnings ratio is the dominant factor in the selection of investments for Equity Income Portfolio. Equity Income Portfolio expects to maintain a dividend yield equal to or in excess of the composite yield on the securities comprising the Standard & Poor's Index of 500 Common Stocks.

  BOIA uses a disciplined approach in its review and selection of portfolio securities for Equity Income Portfolio. To identify undervalued companies, BOIA first screens a broad universe of securities by systematically evaluating such factors as historical earnings, dividend yield, market price relative to book value, earnings per share and financial strength. BOIA then ranks such securities according to price-earnings ratios using 18-month earnings fore-casts. Sophisticated computer technology is then used to identify those secu-rities which present the optimal combination of return and risk. At least quarterly, the securities in Equity Income Portfolio are compared to those se-curities identified by the computer at that time. If a security is believed to have reached a fully-valued position, it will, under most circumstances, be sold and replaced by securities which are deemed to be undervalued in the mar-ketplace in accordance with the foregoing analysis. No effort is made by BOIA to time the market.

  As a matter of nonfundamental policy Equity Income Portfolio ordinarily will invest at least 80% of the value of its total assets in securities with the characteristics described above. Although Equity Income Portfolio intends to invest all of its assets in such securities, up to 20% of its total assets may be held in cash or invested in U.S. Government Securities, other investment grade fixed-income securities and cash equivalents.

INVESTMENT OBJECTIVE AND POLICIES OF PARAGON POWER GULF SOUTH GROWTH PORTFOLIO

  The investment objective of Paragon Power Gulf South Growth Portfolio ("Gulf South Portfolio") is to seek long-term capital growth. Gulf South Portfolio pursues its objective by investing primarily in a portfolio of common stocks, preferred stocks, convertible securities, warrants and other equity securities of small capitalization, emerging growth and medium capitalization growth com-panies, which are either headquartered in or whose primary market is in the southeastern region of the United States. In BOIA's opinion, small to medium capitalization companies in general and those located in the southeast in par-ticular will provide above average investment performance over the long term as they grow and become more recognized by the investment community. Dividend income, if any, is a consideration incidental to Gulf South Portfolio's objec-tive of capital growth.

  BOIA anticipates that Gulf South Portfolio will normally consist of securi-ties of approximately twenty to forty emerging growth companies from

                                                           5--Paragon Portfolio

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


Virginia, North Carolina, South Carolina, Florida, Georgia, Tennessee, Ala-bama, Mississippi, Arkansas, Louisiana, Kentucky and Texas. In selecting port-folio securities for Gulf South Portfolio, BOIA analyzes emerging growth com-panies whose securities have been analyzed by several regional brokerage firms. Stock selection is guided by a company's earnings forecasts over a one to two year period, as well as by its financial strength. In addition, on an ongoing basis, BOIA reviews a stock's current valuation relative to (1) the entire stock market, (2) that of other companies in the same industry, and (3) its recent and expected earnings growth rate. It is expected that companies selected would generally have market capitalizations ranging from $50,000,000 to $2,000,000,000, though Gulf South Portfolio may occasionally hold securi-ties of companies whose market capitalizations are considerably larger if do-ing so contributes to Gulf South Portfolio's investment objective. Companies selected would also be expected to show earnings growth over time that is well above the growth rate of the overall economy and the rate of inflation.

  Because Gulf South Portfolio is non-diversified, its share price may be sub-ject to greater fluctuations as a result of changes in an issuer's financial condition or the market's assessment of an individual issuer. In addition, in-vesting in emerging growth companies involves greater risk than is customarily associated with investments in more established companies. Emerging growth companies often have limited product lines, markets, or financial resources, and they may be dependent on fewer management resources. The securities of emerging growth companies may have limited marketability and may be subject to more abrupt or erratic market movements than securities of larger, more estab-lished growth companies or the market averages in general. Shares of Gulf South Portfolio, therefore, are subject to greater fluctuation in value than shares of a growth fund which invests entirely in proven growth stocks. Gulf South Portfolio is intended for investors who can bear the risk of losing a portion or all of their investment.

  As a matter of non-fundamental policy, Gulf South Portfolio will ordinarily invest at least 75% of the value of its total assets in securities with the characteristics described above. Although Gulf South Portfolio intends to in-vest all of its assets in such securities, up to 25% of its total assets may be held in cash or invested in U.S. Government Securities, other investment grade fixed-income securities and cash equivalents, when BOIA's assessment of the attractiveness of the entire stock market and individual market sectors changes.

                  PERMISSIBLE INVESTMENTS FOR THE PORTFOLIOS

CORPORATE DEBT SECURITIES

  Each Portfolio may invest in certain types of corporate debt securities. Corporate debt securities of both domestic and foreign issuers (denominated in U.S. dollars) in which the Portfolios may invest include all types of long- or short-term debt obligations, such as bonds, debentures, notes, and commercial paper (including obligations secured by such instruments) and, in the case of Growth Portfolio, Equity Income Portfolio and Gulf South Portfolio, preferred and preference stock.

  Corporate debt securities may bear fixed, fixed and contingent, or variable rates of interest and may involve equity features, such as conversion or ex-change rights or warrants for the acquisition of stock of the same or a dif-ferent issuer; participations based on revenues, sales or profits; or the pur-chase of common stock in a unit transaction (where corporate debt securities and common stock are offered as a unit).

U.S. GOVERNMENT SECURITIES

  Each Portfolio may invest in U.S. Government Securities in varying degrees. U.S. Government Securities are obligations of, or guaranteed by, the U.S. Gov-ernment, its agencies, authorities or instrumentalities. Some U.S. Government Securities, such as Treasury bills, notes and bonds and Government National Mortgage Association certificates (see below) are supported by the full faith and credit of the United States; others, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the Trea-sury; others, such as those of the Federal Home Loan Mortgage Corporation are supported only by the credit of the particular agency or instrumentality; and still others, such as those of the Federal National Mortgage Association, are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations. No assurance can be given that the U.S. Government will provide financial support to U.S. Gov-

Paragon Portfolio_--6

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

ernment agencies or instrumentalities in the future. U.S. Government Secur-ities may include certain government agency zero coupon bonds.

  A Portfolio may also invest in separately traded principal and interest com-ponents of securities guaranteed or issued by the U.S. Treasury if such compo-nents are traded independently under the Separate Trading of Registered Inter-est and Principal of Securities program ("STRIPS").

CUSTODIAL RECEIPTS

  Although they are not considered obligations of the U.S. Government for cer-tain purposes, a Portfolio may acquire securities issued or guaranteed as to principal and interest by the U.S. Government in the form of custodial re-ceipts that evidence ownership of future interest payments, principal payments or both on certain U.S. Treasury notes or bonds.

MORTGAGE-RELATED SECURITIES

  Each Portfolio may invest in mortgage-related securities. Mortgage pass-through securities are securities representing interests in "pools" of resid-ential mortgage loans. Monthly payments of interest and principal by the indi-vidual borrowers on the mortgages are passed through to the holders of the se-curities (net of fees paid to the issuer or guarantor of the securities). The maturities of mortgage-related securities are variable and unknown when issued because their maturities depend on prepayment rates. Early repayment of prin-cipal on mortgage pass-through securities may expose a Portfolio to a lower rate of return upon reinvestment and, if such security was purchased at a pre-mium, a loss of the value of the premium which may increase the volatility of such investments relative to similarly rated debt securities. Mortgage prepay-ments generally increase with falling interest rates and decrease with rising interest rates. During periods of rising interest rates, reduced prepayment rates may extend the average life of mortgage-related securities and increase a Portfolio's exposure to rising interest rates. As a result, there may be significant depreciation in the value of certain mortgage-backed securities. Conversely, during periods of declining interest rates and increased prepay-ment rates, the value of some mortgage-related securities may decline or may appreciate less than that of other fixed-income securities. In addition, de-clining interest rates may impair a Portfolio's ability to reinvest the pro-ceeds of early principal prepayments at comparable yields.

  Payment of principal and interest on some mortgage pass-through securities (but not the market value of the securities themselves) may be guaranteed by the full faith and credit of the U.S. Government (in the case of securities guaranteed by the Government National Mortgage Association ("GNMA")); or guar-anteed by agencies or instrumentalities of the U.S. Government (in the case of securities guaranteed by the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"), which are supported only by the discretionary authority of the U.S. Government to purchase the agency's obligations). Under certain interest rate and prepayment scenarios, a Portfo-lio may fail to recoup fully its investment in mortgage-related securities notwithstanding a direct or indirect governmental or agency guarantee. Mort-gage pass-through securities created by non-governmental issuers may be sup-ported by various forms of insurance or guarantees which may be issued by gov-ernmental or private entities.

  Collateralized Mortgage Obligations ("CMOs") are hybrid instruments with characteristics of both mortgage-backed bonds and mortgage pass-through secu-rities. As with a bond, interest and pre-paid principal on a CMO are paid, in most cases, semi-annually. CMOs are usually collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA but may be collateralized by whole mortgage loans or private mortgage pass-through secu-rities. Interests in CMOs are structured as classes of securities with differ-ent maturities. Under a common structure, monthly payments of principal, in-cluding prepayments, are first made to investors holding the shortest maturity class; investors holding the longer maturity classes receive principal pay-ments only after the first class has been retired.

  Real Estate Mortgage Investment Conduits ("REMICs") are CMO vehicles that qualify for special tax treatment under the Internal Revenue Code and invest in mortgages principally secured by interests in real property and other in-vestments permitted by the Internal Revenue Code. No Portfolio will invest more than 5% of its total assets in REMICs.

  Bond Portfolio may also invest in asset-backed securities, which represent participations in, or are
                                                            7--Paragon Portfolio

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

secured by and payable from, pools of assets such as motor vehicle installment sale contracts, installment loan contracts, leases of various types of real and personal property, receivables from revolving credit (credit card) agree-ments and other categories of receivables. Such asset pools are securitized through the use of privately-formed trusts or special purpose corporations. Payments or distributions of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit or a pool insurance policy issued by a financial institution unaffiliated with the trust or corporation, or other credit enhancements may be present. Asset-backed se-curities present certain risks that are not presented by mortgage-related se-curities because asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable to mortgage assets.

  A Portfolio may invest in new types of mortgage-related securities and in other asset-backed securities that may be developed in the future to the ex-tent consistent with its investment objective and policies and approved by the Trust's Board of Trustees.

RISKS ASSOCIATED WITH DERIVATIVE MORTGAGE-BACKED AND FLOATING RATE SECURITIES

  Derivative mortgage-backed securities are subject to different combinations of interest rate and/or prepayment risks. In addition, particular derivative securities may be leveraged such that their exposure (i.e., price sensitivity) to interest rate and/or prepayment risks is magnified. A Portfolio may acquire derivative mortgage-backed securities and other derivative securities to the extent consistent with the Portfolio's investment objective and for various purposes, including adjusting the average duration of interest rate sensitiv-ity of the Portfolio or attempting to enhance the Portfolio's total return. The Investment Adviser manages the risks and benefits of derivative securities through prudent analysis, selection and monitoring of each Portfolio's invest-ments in these securities.

FOREIGN SECURITIES

  Bond Portfolio may invest in securities of foreign issuers denominated in U.S. dollars. Growth Portfolio and Equity Income Portfolio may invest in secu-rities of foreign issuers in the form of American Depository Receipts ("ADRs"). ADRs are receipts issued by a U.S. bank or trust company which evi-dence ownership of underlying securities of foreign corporations. Investment in foreign securities may present a greater degree of risk than investment in domestic securities because of the possibility of less publicly-available fi-nancial and other information, more volatile and less liquid markets, less se-curities regulation, higher brokerage costs, imposition of foreign withholding and other taxes, war, expropriation or other adverse governmental actions.

INTEREST RATE AND MARKET RISK FACTORS

  Since shares of a Portfolio represent an investment in securities with fluc-tuating market prices, the net asset value per share of each Portfolio and the value of a shareholder's holdings will vary as the aggregate value of a Fund's portfolio securities increases or decreases. The dividends paid by each Port-folio will increase or decrease in relation to the income received from its investments and the expenses incurred by the Portfolio.

  The net asset value of Bond Portfolio generally will change as the general levels of interest rates fluctuate. During periods of falling interest rates, the market value of fixed-income securities generally rises, and conversely, during periods of rising interest rates, the market value of fixed-income se-curities generally declines. The magnitude of the fluctuation is generally greater for securities with longer maturities and durations. Market values of fixed-income securities are also affected by general economic conditions, business conditions affecting the issuer or the industry in which it competes, and changes by rating agencies in their ratings of a fixed-income security. The market value of different types of fixed-income securities varies in re-sponse to the foregoing factors affecting market values.

TEMPORARY DEFENSIVE INVESTMENTS

  When BOIA believes that investment for defensive purposes is appropriate, part or all of a Portfolio's assets may be temporarily invested in cash or cash equivalent short-term obligations including, but not limited to, certifi-cates of deposit, commercial paper, notes, U.S. Government Securities, foreign government securities (if permitted) and repurchase agreements. Under such circumstance or in order to invest uninvested cash balances, the Portfolios may

Paragon Portfolio_-- 8

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

also invest in securities issued by other investment companies that invest primarily in high quality, short-term money market instruments and which de-termine their net asset value per share based on the amortized cost valuation and/or penny rounding pricing methods. The amount of a Portfolio's investments in securities of other investment companies will be subject to the limitations on such investments prescribed by the Investment Company Act. These limits in-clude a prohibition on a Portfolio acquiring more than 3% of the voting shares of any other fund, and investing more than 5% of its assets in securities of any one fund or more than 10% of its assets in securities of all funds. A Fund will indirectly bear its proportionate share of any management fees paid by investment companies in which it invests in addition to the advisory fee paid by the Portfolio.

                 INVESTMENT PRACTICES COMMON TO THE PORTFOLIOS

REPURCHASE AGREEMENTS

  Each Portfolio may enter into repurchase agreements with selected broker-dealers, banks or other financial institutions. A repurchase agreement is an agreement under which a Portfolio purchases securities and the seller agrees to repurchase the securities within a particular time at a specified price. Such price will exceed the original purchase price, the difference being in-come to the Portfolio, and will be unrelated to the interest rate on the pur-chased security. The Trust's custodian or subcustodian will maintain custody of the purchased securities for the duration of the agreement. At the time the Portfolio enters into a repurchase agreement the value of the purchased secur-ities, including accrued interest, will be equal to or exceed the value of the repurchase agreement including accrued interest. For purposes of the Invest-ment Company Act, a repurchase agreement is deemed to be a loan from the Port-folio to the seller. In the event of bankruptcy of the seller or failure of the seller to repurchase the securities as agreed, the Portfolio could suffer losses, including loss of interest on or principal of the security and costs associated with delay and enforcement of the repurchase agreement. In evaluat-ing whether to enter into a repurchase agreement, the Adviser will carefully consider the creditworthiness of the seller pursuant to procedures reviewed and approved by the Trustees.

ZERO COUPON AND DEFERRED INTEREST BONDS

  Each Portfolio may purchase zero coupon bonds and deferred interest bonds. Zero coupon and deferred interest bonds are issued at a significant discount from face value. The discount approximates the total amount of interest the bonds would accrue and compound over the period until maturity or the first interest payment date at a rate of interest reflecting market rate at the time of issuance. Zero coupon bonds do not require the periodic payment of inter-est. Deferred interest bonds provide for a period of delay before regular pay-ment of interest begins. The market value of such investments fluctuates more in response to interest rate changes and, accordingly, is subject to greater market volatility than the value of debt obligations which require regular cash payments of interest. If it holds zero coupon bonds or deferred interest bonds in its portfolio, however, a Portfolio would recognize income currently in the amount of the unpaid, accrued interest and would be required in order to avoid Federal taxes on undistributed amounts to distribute such income to shareholders from cash from other sources, including the proceeds of sales of portfolio securities or the proceeds of Portfolio shares sold, even though cash representing such income would not have been received by the Portfolio. To the extent that a Portfolio is required to use the proceeds from the sale of portfolio securities or Portfolio shares to pay such distributions, it may forego the opportunity to invest such funds in additional income producing se-curities. This may ultimately result in a reduction in the income earned and distributed by the Portfolio.

FORWARD COMMITMENTS AND WHEN-ISSUED SECURITIES

  Each Portfolio may purchase when-issued securities, i.e. make contracts to purchase securities for a fixed price at a future date beyond customary set-tlement time. A Portfolio is required to hold and maintain in a segregated ac-count until the settlement date of such purchases, cash or liquid, high-grade debt obligations in an amount sufficient to meet the purchase price. Alterna-tively, the Portfolio may enter into offsetting contracts for the forward sale of other securities that it owns. The purchase of securities on a when-issued or forward commitment basis involves a risk of loss if the value of the secu-rity to be purchased declines prior to the settlement date. Although a Portfo-lio would generally purchase securities on a when-issued or forward commitment basis with the

                                                           9--Paragon Portfolio

-------------------------------------------------------------------------------
intention of acquiring securities for its portfolio, the Portfolio may dispose of a when-issued security or forward commitment prior to settlement if BOIA deems it appropriate to do so.

OPTIONS ON SECURITIES

  Writing Covered Options. Each Portfolio may each write (sell) exchange traded covered call and put options on any securities in which it may invest. A call option written by a Portfolio obligates the Portfolio to sell specified securities to the holder of the option at a specified price if the option is exercised at any time before the expiration date. All call options written by a Portfolio are covered, which means that the Portfolio will own the securi-ties subject to the option for such period as the option is outstanding. The purpose of writing covered call options is for the Portfolio to realize greater income than would be realized on portfolio securities transactions alone. However, the Portfolio may forego the opportunity to profit from an in-crease in the market price of the underlying security.

  A put option written by a Portfolio would obligate the Portfolio to purchase specified securities from the option holder at a specified price if the option is exercised at any time before the expiration date. All put options written by a Portfolio would be covered, which means that the Portfolio would have de-posited with its custodian cash or liquid, high-grade debt obligations with a value at least equal to the exercise price of the put option. The purpose of writing such options is to generate additional income for the Portfolio. How-ever, in return for the option premium, the Portfolio accepts the risk that it will be required to purchase the underlying securities at a price in excess of the securities' market value at the time of purchase.

  A Portfolio may terminate its obligations under an exchange traded call or put option at any time prior to its exercise by purchasing an option identical to the one it has written. Such purchases are referred to as "closing purchase transactions."

  Purchasing Options. Each Portfolio may purchase put and call options on any securities in which it may invest. A Portfolio would also be able to enter into closing sale transactions in order to realize gains or minimize losses on options it had purchased.

  A Portfolio would normally purchase call options in anticipation of an in-crease in the market value of securities of the type in which it may invest. The purchase of a call option would entitle the Portfolio, in return for the premium paid, to purchase specified securities at a specified price during the option period. The Portfolio would ordinarily realize a gain if, during the option period, the value of such securities exceeded the sum of the exercise price, the premium paid and transaction costs; otherwise the Portfolio would realize a loss on the purchase of the call option.

  A Portfolio would normally purchase put options in anticipation of a decline in the market value of securities in its portfolio ("protective puts") or in securities in which it may invest. The purchase of a put option would entitle the Portfolio, in exchange for the premium paid, to sell specified securities at a specified price during the option period. The purchase of protective puts is designed to offset or hedge against a decline in the market value of the Fund's portfolio securities. Put options may also be purchased by a Portfolio for the purpose of affirmatively benefiting from a decline in the price of se-curities which it does not own. A Portfolio would ordinarily realize a gain if, during the option period, the value of the underlying securities decreased below the exercise price sufficiently to cover the premium and transaction costs; otherwise the Portfolio would realize a loss on the purchase of the put option. Gains and losses on the purchase of protective put options would tend to be offset by countervailing changes in the value of underlying portfolio securities.

  Risks Associated With Options Transactions. There is no assurance that a liquid secondary market on an options exchange will exist for any particular option or at any particular time. If a Portfolio is unable to effect a closing purchase transaction with respect to covered options it has written, the Port-folio will not be able to sell the underlying securities or dispose of assets held in a segregated account until the options expire or are exercised. Simi-larly, if a Portfolio is unable to effect a closing sale transaction with re-spect to options it has purchased, it would have to exercise the options in order to realize any profit and will incur transaction costs upon the purchase or sale of underlying securities.

  A Portfolio may purchase and sell only options which are traded on United States exchanges.

  The writing and purchase of options is a highly specialized activity which involves investment tech-

Paragon Portfolio_--10

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


niques and risks different from those associated with ordinary portfolio secu-rities transactions. The successful use of protective puts for hedging pur-poses depends in part on BOIA's ability to predict future price fluctuations and the degree of correlation between the options and securities markets.

LENDING OF PORTFOLIO SECURITIES

  Each Portfolio may also seek to increase its income by lending portfolio se-curities provided that the value of the securities loaned would not exceed one-third of the value of the total assets of each Portfolio. Under present regulatory policies, such loans may be made to institutions, such as broker-dealers, and are required to be secured continuously by collateral in cash, cash equivalents, or U.S. Government Securities maintained on a current basis at an amount at least equal to the market value of the securities loaned. Cash collateral may be invested in short-term debt securities. A Portfolio may ex-perience loss or delay in the recovery of its securities if the institution with which it has engaged in a portfolio loan transaction breaches its agree-ment with such Portfolio.

RESTRICTED AND ILLIQUID SECURITIES

  Each Portfolio may purchase securities that are not registered ("restricted securities") under the Securities Act of 1933 ("1933 Act"), including securi-ties offered and sold to "qualified institutional buyers" under Rule 144A un-der the 1933 Act. However, each Portfolio will not invest more than 15% of its net assets (taken at market value) in illiquid investments, which include cer-tain repurchase agreements maturing in more than seven days, securities that are not readily marketable and restricted securities, unless the Board of Trustees determines, based upon a continuing review of the trading markets for the specific restricted security, that such restricted securities are liquid. The Board of Trustees has adopted guidelines and delegated to BOIA the daily function of determining and monitoring liquidity of restricted securities. The Board, however, will retain sufficient oversight, focusing on factors such as valuation, liquidity and availability of information and is ultimately respon-sible for each determination. Investing in restricted securities eligible for resale pursuant to Rule 144A could have the effect of increasing the level of illiquidity in a Portfolio to the extent that qualified institutional buyers become for a time uninterested in purchasing these restricted securities. The purchase price and subsequent valuation of restricted and illiquid securities normally reflect a discount, which may be significant from the market price of comparable securities for which a liquid market exists.

                            INVESTMENT RESTRICTIONS

  The Trust, on behalf of each Portfolio, has adopted certain fundamental in-vestment restrictions which are enumerated in detail in the Statement of Addi-tional Information and which may not be changed with respect to any Portfolio unless authorized by the holders of a majority of outstanding securities of that Portfolio. Among other restrictions, a Portfolio may not, with respect to 75% (50% in the case of Gulf South Portfolio) of its total assets taken at market value, invest more than 5% of its total assets in the securities of any one issuer (except U.S. Government Securities) or acquire more than 10% of any class of the outstanding voting securities of any one issuer. In addition, no Portfolio may invest more than 25% of its total assets in any one industry, except that for purposes of this limitation, the issuers of U.S. Government Securities are not considered to be part of any industry. In addition, each Portfolio may borrow money from banks only for temporary or emergency purposes in an aggregate amount not exceeding one-third of the value of its total as-sets, and a Portfolio may not pledge more than 15% of its total assets in con-nection with such borrowings. A Portfolio may not purchase securities while such borrowings exceed 5% of the value of the Portfolio's assets. Except for such enumerated restrictions and as otherwise indicated in this Prospectus, the investment objectives and policies of each Portfolio are not fundamental policies and accordingly may be changed by the Trust's Board of Trustees with-out obtaining the approval of the shareholders.

                            PORTFOLIO TRANSACTIONS

  BOIA is responsible for selecting brokers and dealers to effect portfolio securities transactions and for negotiating brokerage commissions and dealers' charges. Fixed-income securities are generally traded in the over-the-counter market on a net basis with dealers acting as principal for their own accounts without a stated commission.

                                                          11--Paragon Portfolio

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


  The primary consideration in selecting broker-dealers to execute portfolio security transactions is the execution of such portfolio transactions at the most favorable prices. Subject to this requirement, securities may be bought from or sold to brokers who have furnished statistical, research and other in-formation or services to BOIA. Higher commissions may be paid to brokers that provide research services. Any broker affiliate of BOIA may act as a broker for the Trust in accordance with applicable rules of the Securities and Ex-change Commission ("SEC") and the restrictions of the Glass-Steagall Act on the activities of broker-dealer subsidiaries of national banks.

PORTFOLIO TURNOVER

  Although none of the Portfolios invests for short-term profits, securities in a portfolio will be sold whenever BOIA believes it is appropriate to do so without regard to the length of time the particular security may have been held. This policy is subject to certain requirements for qualification as a regulated investment company for Federal income tax purposes. A higher portfo-lio turnover rate involves greater expenses to a Portfolio and may increase the possibility of shareholders receiving taxable distributions.

                  THE ADVISER, ADMINISTRATOR AND DISTRIBUTOR

THE ADVISER

  BOIA, 774 Park Meadow Road, Westerville, Ohio, acts as the investment ad-viser to the Portfolios. As of June 30, 1995, BOIA, together with its advisory affiliates, acted as investment adviser for approximately $35 billion in as-sets.

  BOIA became the Portfolios' investment adviser on January 2, 1996 as a re-sult of the acquisition of Premier Bancorp, Inc., the indirect parent of Pre-mier Investment Advisors, L.L.C. ("Premier"), by Banc One Corporation.

  As compensation for the services rendered to the Portfolios by BOIA pursuant to the Investment Advisory Agreement and the assumption by BOIA of the ex-penses related thereto, the Portfolios pay BOIA a monthly fee at annual rate of the Portfolio's net assets as follows:

Bond Portfolio           .50%
Growth Portfolio         .65%
Equity Income Portfolio  .65%
Gulf South Portfolio     .65%

  For the fiscal year ended November 30, 1995, each Portfolio paid Premier (the previous investment adviser) a monthly fee at an annual rate of the Port-folio's average daily net assets as follows:

                                         RATE PAID
                                          FOR THE
                           STATED    FISCAL YEAR ENDED
                         ANNUAL RATE NOVEMBER 30, 1995
                         ----------- -----------------
Bond Portfolio              .50%           .50%
Growth Portfolio            .65%           .65%
Equity Income Portfolio     .65%           .65%
Gulf South Portfolio        .65%           .65%

  Premier had voluntarily agreed to reimburse expenses (excluding interest, taxes and extraordinary expenses) to the extent that such expenses exceed, on an annualized basis, .75%, 1.00%, 1.00% and 1.00% for the Bond Portfolio, Growth Portfolio, Equity Income Portfolio and Gulf South Portfolio, respec-tively.

  Each Portfolio is responsible for all expenses other than those expressly borne by Premier under the Portfolio's previous Investment Advisory Agreement. These expenses include each Portfolio's investment advisory and administration fees, shareholder service expenses, expenses of issuing reports to sharehold-ers, its proportionate share of custodian fees, registration fees under Fed-eral and state securities laws, legal fees, auditing and tax return prepara-tion fees, taxes, Trustees' fees and other expenses of administering the Port-folio. In the event that the expenses of a Portfolio (including the fees of BOIA, but excluding interest, taxes, litigation and indemnification expenses and other extraordinary expenses) for any fiscal year exceed the limits set by certain state securities administrators, the investment advisory fee payable on behalf of such Portfolio will be reduced by the amount of such excess to the extent of each Portfolio's respective fee. Fee reductions on account of any excess amounts will be made on a monthly basis.

Paragon Portfolio_--12

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

THE ADMINISTRATOR

  GSAM is the Administrator for the Portfolios. Under the Administration Agreement of the Trust, GSAM administers the Trust's business affairs, subject to the supervision of the Board of Trustees, and in connection therewith fur-nishes the Trust with office facilities and is responsible for ordinary cleri-cal, recordkeeping and bookkeeping services required to be maintained by the Trust (excluding those maintained by the Trust's custodian, Transfer Agent or Adviser), preparation and filing of documents required to comply with Federal and state securities laws, supervising the activities of the Trust's custodian and Transfer Agent, providing assistance in connection with meetings of the Board of Trustees and shareholders and other administrative services necessary to conduct the Trust's business. For these services and facilities, each Port-folio pays to GSAM a monthly fee at an annual rate of the Portfolio's average daily net assets as follows:

                                     RATE PAID
                                      FOR THE
                                      FISCAL
                                       YEAR
                           STATED    NOVEMBER
                         ANNUAL RATE 30, 1995
                         ----------- ---------
Bond Portfolio              .15%       .15%
Growth Portfolio            .15%       .15%
Equity Income Portfolio     .15%       .15%
Gulf South Portfolio        .15%       .15%

THE DISTRIBUTOR

  Goldman Sachs serves as the Distributor of shares of the Portfolios pursuant to a Distribution Agreement with the Trust.

                           PURCHASE AND REDEMPTIONS

  Shares of each Portfolio are available only to the insurance company sepa-rate accounts that fund the Contracts. Shares of each Portfolio may be pur-chased and redeemed by the separate accounts without any sales charge at net asset value. Goldman Sachs serves as distributor for each Portfolio. The Con-tracts are described in the separate prospectuses issued by GNA or its affili-ates and any other insurance company which has established separate accounts that invest in the Portfolios.

  Purchase and redemption orders will be processed at the net asset value next determined after such order has been received in proper form by the transfer agent. See "Net Asset Value." Orders to purchase or redeem each Portfolio's shares must be received by the transfer agent before the close of regular trading on the New York Stock Exchange in order to receive that day's net as-set value. Proceeds from redemption orders will be wired to the insurance com-pany on or before the seventh day following the request for redemption. Under unusual circumstances, a Portfolio may suspend redemptions or postpone payment of redemption proceeds, as permitted by applicable law. Each Portfolio also reserves the right to reject any specific purchase order.

  Due to differences in tax treatment or other considerations, the interests of various Contract owners might at some time be in conflict. The Trust cur-rently does not foresee any such conflict. If such a conflict were to occur, one or more insurance companies' separate accounts might be required to with-draw their investments in a Portfolio. This might force such Portfolio to sell securities at disadvantageous prices or otherwise adversely affect such Port-folio.

  Within the limitations set forth in the appropriate Contract, Contractholders may direct through GNA or any other insurance company which has established separate accounts which invests in the Portfolios, the alloca-tion of amounts available for investment under their Contracts among the Port-folios. Instructions for any such allocation, or the purchase or redemption of the shares of any Portfolio, must be made through the insurance company as the record holder of the Portfolio's shares. The rights of the insurance company as the record holder of shares of a Portfolio are different from the rights of a Contractholder. The term "shareholder" in this Prospectus refers to the in-surance company and not to the Contractholder.

                            DISTRIBUTIONS AND TAXES

DISTRIBUTIONS

  Bond Portfolio will declare a dividend of its net investment income daily and distribute such dividend on or about the last calendar day of the month.
All or substantially all long-term and short-term capital gains in excess of available capital losses, if any, of Bond Portfolio will be distributed at least annually.

  Each of Growth Portfolio and Equity Income Portfolio will typically declare and distribute a dividend of its net investment income on or about the last

13--Paragon Portfolio

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

calendar day of every month and will distribute all long-term and short-term capital gains in excess of available capital losses, if any, at least annual-ly. Gulf South Portfolio will typically declare and distribute a dividend of its net investment income semi-annually and will distribute all long-term and short-term capital gains in excess of available capital losses, if any, at least annually.

  Dividends and distributions from a Portfolio will automatically be rein-vested in additional shares of such Portfolio.

FEDERAL TAXES

  Each Portfolio is treated as a separate entity for tax purposes, and intends to elect to be treated as a regulated investment company under Subchapter M of the Code and to qualify for such treatment for each taxable year. To qualify as such, each Portfolio must satisfy certain requirements relating to the sources of its income, diversification of its assets and distribution of its income to shareholders. As a regulated investment company, a Portfolio will not be subject to Federal income tax on any net investment income and net re-alized capital gains that are distributed to its shareholders in accordance with certain timing requirements of the Code.

  Shares of each Portfolio are available only to insurance company separate accounts that fund variable annuity and variable life insurance contracts. Un-der the Code, no tax is imposed on an insurance company with respect to income of a qualifying separate account properly allocable to certain specified re-serve items. See the applicable Contract prospectus for a discussion of the Federal income tax status of (1) the separate accounts that purchase and hold shares of a Portfolio and (2) the holders of Contracts funded through those accounts.

  Each Portfolio intends to comply with the diversification requirements im-posed by Section 817(h) of the Code and the regulations thereunder. These re-quirements, which are in addition to the diversification requirements imposed on a Portfolio by the Investment Company Act and Subchapter M of the Code, place certain limitations on the assets of each separate account. Because Sec-tion 817(h) and those regulations treat the assets of the Portfolio as assets of the related separate account, these limitations also restrict the percent-age of assets of a Portfolio that may be invested in securities of a single issuer. Specifically, the regulations provide that, except as permitted by the "safe harbor" described below, as of the end of each calendar quarter or within 30 days thereafter no more than 55% of the value of the total assets of a Portfolio may be represented by any one investment, no more than 70% by any two investments, no more than 80% by any three investments and no more than 90% by any four investments. For this purpose, all securities of the same is-suer are considered a single investment, but each U.S. government agency or instrumentality is considered a separate issuer. Section 817(h) provides, as a safe harbor, that a separate account is treated as being adequately diversi-fied if the diversification requirements under Subchapter M are satisfied and no more than 55% of the value of the account's total assets are cash and cash items (including receivables), U.S. government securities and securities of other regulated investment companies. Failure by a Portfolio to satisfy the
Section 817(h) requirements would, unless the failure is inadvertent and cer-tain other conditions are satisfied, result in treatment of the Contract hold-ers other than as described in the applicable Contract prospectus, including inclusion in ordinary income of income accrued under the Contracts for the current and all prior taxable years. Any such failure may also result in ad-verse tax consequences for the investment company issuing the Contracts.

                                NET ASSET VALUE

  The net asset value of shares of each Portfolio is determined at the close of regular trading on the New York Stock Exchange (normally 3:00 p.m. Louisi-ana time, 4:00 p.m. New York time) on each Business Day.

  For purposes of determining net asset value per share, equity securities traded on a national securities exchange or the Nasdaq National Market
("NASDAQ") are valued at their last sale price on the principal exchange on which they are traded or NASDAQ (if NASDAQ is the principal market for such securities) on the valuation day or, if no sale occurs, at the mean between the closing bid and asked price. Unlisted equity securities for which market quotations are available are valued at the mean between the most recent bid and asked prices.

  Fixed-income securities will be valued at prices supplied by a pricing agent selected by the Trustees,

Paragon Portfolio_--14

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


which prices reflect broker/dealer-supplied valuations and electronic data processing techniques. Short-term obligations maturing in sixty days or less are valued at amortized cost. Other assets and assets whose market value does not, in BOIA's opinion, reflect fair value are valued at fair value using methods determined in good faith by the Board of Trustees.

                       PERFORMANCE AND YIELD INFORMATION

  From time to time a Portfolio may publish its average annual total return and/or yield in advertisements and communications to shareholders. A Portfo-lio's average annual total return is determined by computing the average an-nual percentage change in value of a $1,000 investment. All calculations as-sume the reinvestment of all dividends and distributions at net asset value.
The total return calculation assumes a complete redemption of the investment at the end of the relevant period.

  A Portfolio may also from time to time advertise total return on a cumula-tive, average, year-by-year or other basis for various specified periods by means of quotations, charts, graphs or schedules. In addition, a Portfolio may furnish total return calculations based on investments at various sales charge levels imposed on investments in the variable annuity or at net asset value.
In addition to the above, a Portfolio may from time to time advertise its per-formance relative to certain performance rankings and indices.

  The yield of a Portfolio will be calculated by dividing the net investment income during a recent 30-day period by the product of the average daily num-ber of shares outstanding and entitled to receive dividends and the maximum public offering price (net asset value) per share on the last day of the rele-vant period. The results are compounded on a bond equivalent (semi-annual) ba-sis and then annualized.

  Investors should note that the investment results of a Portfolio are based on historical performance and will fluctuate over time. The value of a Portfo-lio's shares, when redeemed, may be more or less than their original cost. Any presentation of a Portfolio's yield, effective yield or total return for any prior period should not be considered a representation of what an investment may earn or what a Portfolio's yield, effective yield or total return may be in any future period.

  Any Portfolio performance information presented will also include perfor-mance information for the insurance company separate accounts that fund Con-tracts investing in the Portfolios, which will take into account insurance-re-lated charges and expenses under such contracts.

  Additional performance information will also be contained in the Annual Re-port of each Portfolio, which may be obtained by contacting the Trust at (800)
894-3719. See "Performance Information" in the Statement of Additional Infor-mation.

  From time to time any Portfolio may publish an indication of its past per-formance (including investment standings and rankings) as measured by indepen-dent sources such as Lipper Analytical Services, Incorporated, Weisenberger
Investment Companies Service, IBC Donoghue's Money Fund Report, Barron's,
Business Week, Changing Times, Financial World, Forbes, Money, Personal In-vestor, Sylvia Porter's Personal Finance, and The Wall Street Journal. The
Portfolios may also advertise information which has been provided to the NASD for publication in regional and local newspapers.

                                                          15--Paragon Portfolio

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

                   ORGANIZATION AND SHARES OF THE PORTFOLIOS

  The Trust was formed as a business trust under the laws of The Commonwealth of Massachusetts on October 2, 1989. The Trustees of the Trust are responsible for the overall management and supervision of its affairs. As of the date hereof, the Trustees have established eleven series of the Trust, including the Portfolios described in this Prospectus. The other series of the Trust are not available through the Contracts. Shares entitle their holders to one vote per share, are freely transferable and have no preemptive, subscription or conversion rights. To the best knowledge of the Trust, there are no persons owning 5% or more of the outstanding shares of any Portfolio as of March 1, 1996, except the GNA Variable Investment Account of Great Northern Insured An-nuity Corporation which on such date held 100% of the outstanding shares of each of the Portfolios.

  Shares of a Portfolio will be voted separately by series of the Trust with respect to matters pertaining to that series except for the election of Trust-ees and ratification of independent accountants. For example, shareholders of each Portfolio are required to approve the adoption of any investment advisory agreement relating to such Portfolio and any changes in fundamental investment restrictions or policies of such Portfolio. Approval by the shareholders of one Portfolio is effective only as to that Portfolio. An insurance company is-suing a Contract that participates in a Portfolio will vote shares in the ap-plicable separate account as required by law and any interpretation thereof, as such may be amended or changed from time to time. In accordance with cur-rent law and interpretations thereof, a participating insurance company is re-quired to request voting instructions from Contract owners and must vote shares in the applicable separate account in proportion to the voting instruc-tions received. For further discussion, please refer to the prospectus for your Contract.

  The Trust does not intend to hold annual shareholder meetings, although spe-cial meetings may be called for purposes such as electing or removing Trustees or such other purposes as are set forth above.


Paragon Portfolio_--16

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

                               PARAGON PORTFOLIO
                               4900 SEARS TOWER
                            CHICAGO, ILLINOIS 60606

                   STATEMENT OF ADDITIONAL INFORMATION

  Paragon Portfolio (the "Trust") is an open-end, management investment company (a mutual fund) that offers a diversified selection of managed investment portfolios, each with its own investment objective and policies.
The following four portfolios (the "Portfolios") are offered by this Statement of Additional Information and related Prospectus:

    Paragon Power Intermediate-Term Bond Portfolio;
    Paragon Power Value Growth Portfolio;
    Paragon Power Value Equity Income Portfolio;
    Paragon Power Gulf South Growth Portfolio.

  Paragon Power Gulf South Growth Portfolio is a non-diversified portfolio;
the portfolios of the other Funds are diversified.

  Banc One Investment Advisors Corporation ("BOIA" or the "Adviser") serves as the investment adviser to the Portfolios. BOIA became the Portfolio's investment adviser on January 2, 1996 as a result of the acquisition of Premier Bancorp, Inc., the indirect parent of Premier Investment Advisors,
L.L.C. ("Premier" or the Portfolio's previous investment adviser), by Banc One
Corporation. Goldman Sachs Asset Management ("GSAM"), a separate operating division of Goldman, Sachs & Co. ("Goldman Sachs"), acts as the administrator and distributor State Street Bank and Trust Company ("State Street"), acts as transfer agent.

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                               TABLE OF CONTENTS

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                                                                      PAGE IN
                                                                    STATEMENT OF
                                                                     ADDITIONAL
                                                                    INFORMATION
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Investment Policies and Practices of the Portfolios................       3
Investment Restrictions............................................      10
Management.........................................................      13
The Adviser, Administrator, Distributor and Transfer Agent.........      14
Portfolio Transactions.............................................      16
Net Asset Value....................................................      18
Purchase and Redemption Information................................      19
Calculation of Performance Quotations..............................      20
Tax Information....................................................      21
Organization and Capitalization....................................      23
Shareholder and Trustee Liability..................................      24
Custodian..........................................................      25
Independent Accountants............................................      25
Financial Highlights...............................................      25
Appendix...........................................................     1-A

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              INVESTMENT POLICIES AND PRACTICES OF THE PORTFOLIOS

  The following discussion elaborates on the description of each Portfolio's investment policies and practices contained in the Prospectus:

CORPORATE DEBT SECURITIES

  Included in the corporate debt securities in which certain Portfolios may invest are preferred, preference and convertible stocks. Preference stocks are stocks that have many characteristics of preferred stocks, but are typically junior to an existing class of preferred stocks. When and if available, corporate debt securities may be purchased at a discount from face value.

U.S. GOVERNMENT SECURITIES

  A Portfolio may also invest in separately traded principal and interest components of securities issued or guaranteed by the U.S. Treasury. The principal and interest components of selected securities are traded independently under the Separate Trading of Registered Interest and Principal of Securities program ("STRIPS"). Under the STRIPS program, the principal and interest components are individually numbered and separately issued by the U.S. Treasury at the request of depository financial institutions, which then trade the component parts independently.

CUSTODIAL RECEIPTS

  A Portfolio may also acquire securities which, although not considered U.S. Government securities for certain purposes are issued or guaranteed as to principal and interest by the U.S. Government, its agencies, authorities and instrumentalities in the form of custodial receipts that evidence ownership of future interest payments, principal payments or both on certain U.S. Treasury notes or bonds. Such notes and bonds are held in custody by a bank on behalf of the owners. These custodial receipts are known by various names, including "Treasury Receipts," "Treasury Investment Growth Receipts" ("TIGR's"), and "Certificates of Accrual on Treasury Securities" ("CATS").

FOREIGN SECURITIES

  Paragon Power Intermediate-Term Bond Portfolio may invest in securities of foreign issuers denominated in U.S. dollars. Paragon Power Value Growth Portfolio and Paragon Power Value Equity Portfolio may invest in securities of foreign issuers in the form of American Depository Receipts ("ADRs"). ADRs are receipts issued by U.S. bank or trust company which evidence ownership of underlying securities of foreign corporations. Investment in foreign issuers involves certain special considerations, including those set forth below, which are not typically associated with investment in U.S. issuers. Since foreign companies are not generally subject to uniform accounting, auditing and financial reporting standards, practices and requirements comparable to those applicable to U.S. companies, there may be less publicly available information about a foreign company than about a domestic company. Volume and liquidity in most foreign bond markets are less than in the United States and, at times, volatility of price can be greater than in the United States.

  There is generally less government supervision and regulation of securities exchanges, brokers and listed companies in foreign countries than in the United States. Mail service between the United States and foreign countries may be slower or less reliable than within the United States, thus increasing the risk on some transactions of delayed settlements of portfolio transactions or loss of certificates for portfolio securities. In addition, with respect to certain foreign countries, there is the possibility of expropriation or confiscatory taxation, political or social instability, or diplomatic developments which could affect Paragon Power Intermediate-Term Bond Portfolio's investments in those countries. Moreover, individual foreign economies

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may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. Each Portfolio will limit its equity investments in "passive foreign investment companies," which could in certain circumstances subject the Portfolio to disadvantageous U.S. tax treatment on such investments.

  ADRs are receipts issued by a U.S. bank or trust company which evidence ownership of underlying securities of foreign corporations. ADRs are traded on domestic exchanges or in the U.S. over-the-counter market and, generally, are in registered form. To the extent a Portfolio acquires ADRs through banks which do not have a contractual relationship with the foreign issuer of the security underlying the ADR to issue and service such ADRs, there may be an increased possibility that the Portfolio would not become aware of and be able to respond in a timely manner to corporate actions such as stock splits or rights offerings involving the foreign issuer. In addition, the lack of information may result in inefficiencies in the valuation of such instruments.

MORTGAGE-RELATED SECURITIES

  Mortgage Pass-Through Securities. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities generally provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a "pass-through" of the monthly payments made by the individual borrowers on their residential mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by prepayments of principal resulting from the sale, refinancing or foreclosure of the underlying residential property, net of fees or costs which may be incurred. Some mortgage-related securities (such as securities issued by the Government National Mortgage Association) ("GNMA")) are described as "modified pass-through." These securities entitle the holder to receive all interest and principal payments owed on the mortgages in the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether the mortgagor actually makes the payment.

  The GNMA is the principal governmental guarantor of mortgage-related securities. GNMA is a wholly-owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of FHA-insured or VA-guaranteed mortgages.

  Government-related guarantors (i.e., whose guarantees are not backed by the full faith and credit of the U.S. Government) include the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"). FNMA is a government-sponsored corporation owned entirely by private stockholders. It is subject to general regulation by the Secretary of Housing and Urban Development. FNMA purchases conventional residential mortgages (i.e., mortgages not insured or guaranteed by any governmental agency) from a list of approved seller/servicers which include state and Federally-chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment by FNMA of principal and interest but are not backed by the full faith and credit of the U.S. Government.

  FHLMC is a corporate instrumentality of the U.S. Government and was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. FHLMC issues Participation Certificates ("PCs") which represent interests in conventional mortgages from FHLMC's national portfolio. FHLMC guarantees timely payment of interest,

4--Paragon Portfolio

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ultimate collection of principal and, in some cases, timely collection of principal, but FHLMC PCs are not backed by the full faith and credit of the U.S. Government.

  Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may also be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of mortgage loans in these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit. The insurance and guarantees are issued by governmental entities, private insurers and the mortgage poolers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets a Portfolio's investment quality standards. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. Mortgage-related securities without insurance or guarantees may be purchased by a Portfolio if the Adviser, after an examination of the loan experience and practices of the originator/servicers and poolers, determines that the securities meet the Portfolio's quality standards. Although the market for such securities is becoming increasingly liquid, mortgage-related securities issued by certain private organizations may not be readily marketable. A Portfolio will not purchase mortgage-related securities or any other assets which in the Adviser's opinion are illiquid if, as a result, more than 15% of the value of a Portfolio's net assets will be illiquid.

  Collateralized Mortgage Obligations (CMOs). A CMO is a hybrid security, having characteristics of both a mortgage-backed bond and a mortgage pass-through security. As with a bond, interest and prepaid principal on CMOs are paid, in most cases, semiannually. CMOs may be collateralized by whole mortgage loans or private mortgage pass-through securities but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA, and the income streams on such securities. CMOs are only the obligation of their issuers, and in the event of default there is no assurance that the collateral, which is typically the issuer's only asset, will be sufficient to pay principal and interest.

  CMOs are structured with multiple classes, each bearing a different stated maturity. Actual maturity and average life will depend upon the prepayment experience of the collateral. Many CMOs provide for a modified form of call protection through a de facto breakdown of the underlying pool of mortgages according to how quickly the loans are repaid. Under a common structure, monthly payments of principal received from the pool of underlying mortgages, including prepayments, are first returned to investors holding the shortest maturity class. Investors holding the longer maturity class receive principal only after the first class has been retired. An investor is partially protected against an earlier than desired return of principal because of the sequential payments.

  In a typical CMO transaction, a corporation ("issuer") issues multiple series, (e.g., A, B, C, Z) of CMO bonds ("Bonds"). Proceeds of the Bond offering are used to purchase mortgages or mortgage pass-through certificates ("Collateral"). The Collateral is pledged to a third party trustee as security for the Bonds. Principal and interest payments from the collateral are used to pay principal on the Bonds in the order A, B, C, Z. The Series A, B, and C Bonds all bear current interest. Interest on the Series Z Bond is accrued and added to principal and a like amount is paid as principal on the Series A, B, or C Bond currently being paid off. When the Series A, B, and C Bonds are paid in full, interest and principal on the Series Z Bond begins to be paid currently.

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Other types of CMO structures may provide for principal payments to two or more classes concurrently on a proportionate or disproportionate basis. With some CMOs, the issuer serves as a conduit to allow loan originators (primarily builders or savings and loan associations) to borrow against their loan portfolios.

  FHLMC Collateralized Mortgage Obligations. FHLMC CMOs are debt obligations of FHLMC issued in multiple classes having different maturity dates which are secured by the pledge of a pool of conventional mortgage loans purchased by FHLMC. Unlike FHLMC pass-through securities, payments of principal and interest on the CMOs are made semiannually, as opposed to monthly. The amount of principal payable on each semiannual payment date is determined in accordance with FHLMC's mandatory sinking fund schedule, which, in turn, is equal to approximately 100% of the FHA prepayment experience applied to the mortgage collateral pool. All sinking fund payments in the CMOs are allocated to the retirement of the individual classes of bonds in the order of their stated maturities. Payments of principal on the mortgage loans in the collateral pool in excess of the amount of FHLMC's minimum sinking fund obligation for any payment date are paid to the holders of the CMOs as additional sinking fund payments. Because of the "pass-through" nature of all principal payments received on the collateral pool in excess of FHLMC's minimum sinking fund requirement, the rate at which principal of the CMOs is actually repaid is likely to be such that each class of bonds will be retired in advance of its scheduled maturity date.

  If collection of principal (including prepayments) on the mortgage loans during any semiannual payment period is not sufficient to meet FHLMC's minimum sinking fund obligation on the next sinking fund payment date, FHLMC agrees to make up the deficiency from its general funds. Criteria for the mortgage loans in the pool backing the CMOs are identical to those of FHLMC pass-through securities. FHLMC has the right to substitute collateral in the event of delinquencies and/or defaults.

  Real Estate Mortgage Investment Conduits. A CMO vehicle that qualifies as a "real estate mortgage investment conduit" ("REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"), invests in certain mortgages principally secured by interests in real property and other permitted investments. Investors may purchase beneficial interests in REMICs, which are known as "regular" interests or "residual" interests. Such beneficial interests in REMICs may offer a higher yield than U.S. Government securities, but they may also be subject to greater price fluctuations and credit risk. In addition, interests in REMICs typically will be issued in a variety of classes or series, which may have different maturities and may be retired in sequence. Under the Code, CMOs created after 1991 will generally be required to qualify as REMICs in order for the issuing entity to avoid being subject to Federal income tax as a "taxable mortgage pool."

  Some REMIC interests are not government securities and are not supported in any way by any governmental agency or instrumentality. In the event of a default by an issuer of the assets of such a REMIC, there is no assurance that the assets of the REMIC will be sufficient to pay principal and interest. It is possible that there will be limited opportunities for trading REMIC interests in the over-the-counter market, the depth and liquidity of which will vary from issue to issue and from time to time. Due to possible unfavorable tax consequences, no Portfolio will purchase residual interests in REMICs under present tax law.

  Other Mortgage-Related Securities. The Adviser expects that governmental, government-related or private entities may create mortgage loan pools and other mortgage-related securities offering mortgage pass-through and mortgage-collateralized investments in addition to those described above. The mortgages underlying these securities may include alternative mortgage instruments, that is, mortgage instruments whose principal or interest payments may vary or whose terms to maturity may differ from customary long-term fixed rate mortgages. As new types

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of mortgage-related securities are developed and offered to investors, the
Adviser will, consistent with a Portfolio's investment objectives, policies and quality standards and, subject to the review and approval of the Trust's Board of Trustees, consider making investments in such new types of mortgage-related securities.

  Other Asset-Backed Securities. A Portfolio may invest in asset-backed securities. Such securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying loans. During periods of declining interest rates, prepayment of loans underlying asset-backed securities can be expected to accelerate. Accordingly, a Portfolio's ability to maintain positions in such securities will be affected by reductions in the principal amount of such securities resulting from prepayments, and its ability to reinvest the returns of principal at comparable yields is subject to generally prevailing interest rates at that time.

  Credit card receivables are generally unsecured and the debtors on such receivables are entitled to the protection of a number of state and Federal consumer credit laws, many of which give such debtors the right to set-off certain amounts owed on the credit cards, thereby reducing the balance due. Automobile receivables generally are secured, but by automobiles rather than residential real property. Most issuers of automobile receivables permit the loan servicers to retain possession of the underlying obligations. If the servicers were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the asset-backed securities. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in the underlying automobiles. Therefore, there is the possibility that, in some cases, recoveries on repossessed collateral may not be available to support payments on these securities.

  Consistent with each Portfolio's investment objectives and policies and, subject to the review and approval of the Trust's Board of Trustees, the Portfolios also may invest in other types of asset-backed securities.

REPURCHASE AGREEMENTS

  Each Portfolio may enter into repurchase agreements with selected broker-dealers, banks or other financial institutions. In addition, each Portfolio may enter into repurchase agreements with any foreign bank whose creditworthiness has been determined by the Adviser to be at least equal to that of issuers of commercial paper rated within the two highest grades assigned by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Group ("S&P").

  A repurchase agreement is an arrangement under which the purchaser (i.e., the Portfolio) purchases a U.S. Government or other high quality short-term debt obligation (the "Obligation") and the seller agrees, at the time of sale, to repurchase the Obligation at a specified time and price.

  Custody of the Obligation will be maintained by the Trust's custodian or subcustodian. The repurchase price may be higher than the purchase price, the difference being income to the Portfolio, or the purchase and repurchase prices may be the same, with interest at a stated rate due to the Portfolio together with the repurchase price on repurchase. In either case, the income to the Portfolio is unrelated to the interest rate on the Obligation subject to the repurchase agreement.

  Repurchase agreements pose certain risks for all entities, including the Portfolios, that utilize them. Such risks are not unique to the Portfolios but are inherent in repurchase agreements. The

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Portfolios seek to minimize such risks by, among others, the means indicated
below, but because of the inherent legal uncertainties involved in repurchase agreements, such risks cannot be eliminated.

  For purposes of the Investment Company Act of 1940 (the "Investment Company Act") and for certain federal and state tax purposes, a repurchase agreement is deemed to be a loan from the Portfolio to the seller of the Obligation. It is not clear whether for other purposes a court would consider the Obligation purchased by the Portfolio subject to a repurchase agreement as being owned by the Portfolio or as being collateral for a loan by the Portfolio to the seller.

  If, in the event of bankruptcy or insolvency proceedings against the seller of the Obligation, a court holds that the Portfolio does not have a perfected security interest in the Obligation, the Portfolio may be required to return the Obligation to the seller's estate and be treated as an unsecured creditor of the seller. As an unsecured creditor, a Portfolio would be at risk of losing some or all of the principal and income involved in the transaction. To minimize this risk, the Portfolios utilize custodians and subcustodians that the Adviser believes follow customary securities industry practice with respect to repurchase agreements, and the Adviser analyzes the creditworthiness of the obligor, in this case the seller of the Obligation. But because of the legal uncertainties, this risk, like others associated with repurchase agreements, cannot be eliminated.

  Also, in the event of commencement of bankruptcy or insolvency proceedings with respect to the seller of the Obligation before repurchase of the Obligation under a repurchase agreement, the Portfolio may encounter delay and incur costs before being able to sell the security. Such a delay may involve loss of interest or decline in price of the Obligation.

  Apart from risks associated with bankruptcy or insolvency proceedings, there is also the risk that the seller may fail to repurchase the security. However, if the market value of the Obligation subject to the repurchase agreement becomes less than the repurchase price (including accrued interest), the Portfolio will direct the seller of the Obligation to deliver additional securities so that the market value of all securities subject to the repurchase agreement equals or exceeds the repurchase price.

  Certain repurchase agreements which have a stated maturity of more than seven days can be liquidated before the nominal fixed term on seven days or less notice. These repurchase agreements will be treated by the Portfolios as liquid investments for purposes of the Trust's limitation on investment in illiquid securities.

CASH EQUIVALENTS

  Commercial paper represents short-term unsecured promissory notes issued in bearer form by banks or bank holding companies, corporations, and finance companies. The commercial paper purchased by the Portfolios consists of direct obligations of domestic or foreign issuers. Bank obligations in which the Portfolios may invest include certificates of deposit, bankers' acceptances, and fixed time deposits. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return.

  Bankers' acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are "accepted" by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is no market for such deposits.

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SPECIAL RISKS ASSOCIATED WITH OPTIONS ON SECURITIES

  There is no assurance that a liquid secondary market on an exchange will exist for any particular option, or at any particular time. For some options no secondary market on an exchange may exist. In such event, it might not be possible to effect closing transactions in particular options, with the result that a Portfolio would have to exercise options it has purchased in order to realize any profit and may incur transaction costs upon the purchase or sale of underlying securities. If a Portfolio is unable to effect a closing purchase transaction with respect to covered options it has written, it will not be able to sell the underlying security or dispose of assets held in a segregated account until the option expires or is exercised.

  Reasons for the absence of a liquid secondary market on an exchange include the following: (i) there may be insufficient trading interest in certain options; (ii) restrictions may be imposed by an exchange on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; (iv) unusual or unforeseen circumstances may interrupt normal operations on an exchange; (v) the facilities of an exchange or the Options Clearing Corporation may not at all times be adequate to handle current trading volume; or (vi) one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options on that exchange that had been issued by the Options Clearing Corporation as a result of trades on that exchange would continue to be exercisable in accordance with their terms. There is no assurance that higher than anticipated trading activity or other unforeseen events might not, at times, render certain of the facilities of the Options Clearing Corporation inadequate, and thereby result in the institution by an exchange of special procedures which may interfere with the timely execution of customers' orders.

  The amount of the premiums which a Portfolio may pay or receive may be adversely affected as new or existing institutions, including other investment companies, engage in or increase their option purchasing and writing activities.

FORWARD COMMITMENTS AND WHEN-ISSUED SECURITIES

  Each Portfolio may purchase securities on a when-issued basis or purchase or sell securities on a forward commitment basis. These transactions involve a commitment by the Portfolio to purchase or sell securities at a future date (ordinarily one or two months later). The price of the underlying securities (usually expressed in terms of yield) and the date when the securities will be delivered and paid for (the settlement date) are fixed at the time the transaction is negotiated. When-issued purchases and forward commitment transactions are negotiated directly with the other party. Such commitments are not traded on exchanges, but may be traded over-the-counter.

  When-issued purchases and forward commitment transactions enable a Portfolio to lock in what is believed to be an attractive price or yield on a particular security for a period of time, regardless of future changes in interest rates. For instance, in periods of rising interest rates and falling prices, the Portfolio might sell securities it owns on a forward commitment basis to limit its exposure to falling prices. In periods of falling interest rates and rising prices, the Portfolio might sell securities it owns and purchase the same or a similar security on a when-issued or forward commitment basis, thereby obtaining the benefit of currently higher yield.

  The value of securities purchased on a when-issued or forward commitment basis and any subsequent fluctuations in their value are reflected in the computation of a Portfolio's net asset value starting on the date of the agreement to purchase the securities. A Portfolio does not earn interest on the securities it has committed to purchase until they are paid for and delivered on

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the settlement date. When a Portfolio makes a forward commitment to sell securities that it owns, the proceeds to be received upon settlement are included in the Portfolio's assets. Fluctuations in the market value of the underlying securities are not reflected in the Portfolio's net asset value as long as the commitment to sell remains in effect. Settlement of when-issued purchases and forward commitment transactions generally takes place within two months after the date of the transaction, but the Portfolio may agree to a longer settlement period.

  A Portfolio will purchase securities on a when-issued basis or purchase or sell securities on a forward commitment basis only with the intention of completing the transaction and actually purchasing or selling the securities. If deemed advisable as a matter of investment strategy, however, a Portfolio may dispose of or negotiate a commitment after entering into it. A Portfolio also may sell securities it has committed to purchase before those securities are delivered to the Portfolio on the settlement date. The Portfolio may realize a capital gain or loss in connection with these transactions.

  When a Portfolio purchases securities on a when-issued or forward commitment basis, the Trust's custodian will maintain in a segregated account cash or liquid high grade debt securities having a value (determined daily) at least equal to the amount of the Portfolio's purchase commitments. These procedures are designed to ensure that the Portfolio will maintain sufficient assets at all times to cover its obligations under when-issued and forward commitment purchases.

LENDING OF PORTFOLIO SECURITIES

  Each Portfolio may seek to increase its income by lending portfolio securities. Under present regulatory policies, such loans may be made to institutions, such as broker-dealers, and would be required to be secured continuously by collateral in cash, cash equivalents or high quality debt securities maintained on a current basis at an amount at least equal to the market value of the securities loaned. Cash collateral may be invested in cash equivalents and other debt securities. A Portfolio would have the right to call a loan and obtain the securities loaned at any time on five days' notice.

  For the duration of a loan, the Portfolio would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and would also receive compensation from investment of the collateral. The Portfolio would not, however, have the right to vote any securities having voting rights during the existence of the loan, but the Portfolio would call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment.

  As with other extensions of credit there are risks of delay in recovering or even loss of rights in the collateral should the borrower of the securities fail financially. However, the loans would be made only to firms deemed by the relevant Adviser to be of good standing, and when, in the judgment of the Adviser, the consideration which can be earned currently from securities loans of this type justifies the attendant risk. If an Adviser determines to make securities loans, it is intended that the value of the securities loaned would not exceed 33 1/3% of the value of the total assets of the lending Portfolio.

                            INVESTMENT RESTRICTIONS

  The following restrictions may not be changed with respect to any Portfolio without the approval of the majority of outstanding voting securities of that Portfolio (which, under the Investment Company Act and the rules thereunder and as used in the Prospectus and this Statement of Additional Information, means the lesser of (1) 67% of the shares of that Portfolio present at a meeting if the holders of more than 50% of the outstanding shares of that Portfolio

10--Paragon Portfolio

-------------------------------------------------------------------------------
are present in person or by proxy, or (2) more than 50% of the outstanding shares of that Portfolio). Investment restrictions that involve a maximum percentage of securities or assets shall not be considered to be violated unless an excess over the percentage occurs immediately after, and is caused by, an acquisition or encumbrance of securities or assets of, or borrowings by or on behalf of, a Portfolio, with the exception of borrowings permitted by Investment Restriction (3).

  The Trust may not, on behalf of any Portfolio:

    (1) with respect to 75% (50% in the case of Paragon Power Gulf South Growth Portfolio) of a Portfolio's total assets taken at market value, invest more than 5% of the value of the total assets of that Portfolio in the securities of any one issuer, except U.S. Government securities;

    (2) with respect to 75% (50% in the case of Paragon Power Gulf South Growth Portfolio) of a Portfolio's total assets taken at market value, purchase the securities of any issuer if such purchase would cause more than 10% of the voting securities of such issuer to be held by that Portfolio;

    (3) borrow money, except from banks on a temporary basis for extraordinary or emergency purposes, provided that a Portfolio is required to maintain asset coverage of 300% for all borrowings and that no purchases of securities will be made if such borrowings exceed 5% of the value of the Portfolio's assets. This restriction does not apply to cash collateral received as a result of portfolio securities lending;

    (4) pledge, mortgage or hypothecate its assets, except that, to secure permitted borrowings, it may pledge securities having a market value at the time of pledge not exceeding 15% of the cost of a Portfolio's total assets and except in connection with permitted transactions in options, futures contracts and options on futures contracts;

    (5) act as underwriter of the securities issued by others, except to the extent that the purchase of securities in accordance with a Portfolio's investment objective and policies directly from the issuer thereof and the later disposition thereof may be deemed to be underwriting;

    (6) purchase securities if such purchase would cause more than 25% in the aggregate of the market value of the total assets of a Portfolio to be invested in the securities of one or more issuers having their principal business activities in the same industry, other than U.S. Government securities (for the purposes of this restriction, telephone companies are considered to be a separate industry from gas or electric utilities, and wholly-owned finance companies are considered to be in the industry of their parents if their activities are primarily related to financing the activities of their parents);

    (7) issue senior securities, except as appropriate to evidence indebtedness that a Portfolio is permitted to incur and except for shares of existing or additional series of the Trust;

    (8) purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodities contracts (except futures contracts, including but not limited to contracts for the future delivery of securities or currency and futures contracts based on securities indexes or related options thereon), the Trust reserving the freedom to hold and to sell real estate acquired for any Portfolio as a result of the ownership of securities. Foreign currency, forward foreign currency exchange contracts and options on currency are not deemed to be prohibited commodities or commodities contracts for the purpose of this restriction; or

    (9) make loans to other persons, except loans of portfolio securities and except to the extent that the purchase of debt obligations and entry into repurchase agreements in accordance with such Portfolio's investment objectives and policies may be deemed to be loans.

                                                          Paragon Portfolio--11

-------------------------------------------------------------------------------

  In addition to the investment restrictions mentioned above, the Trustees of the Trust have voluntarily adopted the following policies and restrictions which are observed in the conduct of the affairs of the Portfolios. These represent intentions of the Trustees based upon current circumstances. They differ from fundamental investment policies in that they may be changed or amended by action of the Trustees without prior notice to or approval of shareholders. Accordingly, the Trust may not, on behalf of any Portfolio:

    (a) purchase securities of any issuer with a record of less than three years' continuous operation, including predecessors, except U.S. Government securities, securities of such issuers which are rated by at least one nationally recognized statistical rating organization, municipal obligations, and obligations issued or guaranteed by any foreign government or its agencies or instrumentalities, if such purchase would cause the investments of a Portfolio in all such issuers to exceed 5% of the value of the total assets of that Portfolio;

    (b) purchase from or sell portfolio securities of a Portfolio to any of the officers or Trustees of the Trust, its adviser(s), its principal underwriter or the members, officers or directors of its adviser(s) or principal underwriter;

    (c) invest in other companies for the purpose of exercising control or management;

    (d) purchase warrants of any issuer, except on a limited basis if, as a result of such purchases by a Portfolio, no more than 2% of the value of its total assets would be invested in warrants which are not listed on the New York Stock Exchange or the American Stock Exchange and no more than 5% of the value of the total assets of a Portfolio would be invested in warrants, whether or not so listed, such warrants in each case to be valued at the lesser of cost or market, but assigning no value to warrants acquired by a Portfolio in units with or attached to debt securities;

    (e) knowingly purchase or retain securities of an issuer any of whose officers, partners, directors, trustees or securities holders is an officer or Trustee of the Trust or a member, officer or director of an investment adviser of the Trust if one or more of such individuals owns beneficially more than one-half of one percent ( 1/2 of 1%) of the securities (taken at market value) of such issuer and such individuals owning more than one half of one percent ( 1/2 of 1%) of such securities together own beneficially more than 5% of such securities;

    (f) purchase securities on margin or make short sales, except in connection with arbitrage transactions or unless, by virtue of its ownership of other securities, a Portfolio has the right to obtain securities equivalent in kind and amount to the securities sold and, if the right is conditional, the sale is made upon the same conditions, except that a Portfolio may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities and in connection with transactions involving forward foreign currency exchange contracts;

    (g) invest in repurchase agreements maturing in more than seven days and securities which are not readily marketable if, as a result thereof, more than 15% of the net assets of a Portfolio (taken at market value) would be invested in such investments; or

    (h) purchase puts, calls, straddles, spreads and any combination thereof if the value of the Portfolio's aggregate investment in such securities exceeds 5% of its total assets.

  "Value" for the purposes of all investment restrictions shall mean the value used in determining a Portfolio's net asset value. "U.S. Government securities" shall mean securities issued or guaranteed by the U.S. Government or any of its agencies, authorities or instrumentalities.

12--Paragon Portfolio

-------------------------------------------------------------------------------

                                   MANAGEMENT

  Information pertaining to the Trustees and officers of the Trust is set forth below. Trustees and officers deemed to be "interested persons" of the Trust for purposes of the Investment Company Act are indicated by an asterisk.

                                                   PRINCIPAL OCCUPATION(S)
NAME AND ADDRESS       POSITIONS WITH TRUST         DURING PAST 5 YEARS
----------------       -------------------- ------------------------------------
Paul C. Nagel, Jr.        Trustee           Retired (since January 1976); Direc-
19223 Riverside Dr.       Age 73            tor and Chairman of the Finance and
Tequesta, FL 33469                          Audit Committees of Great Atlantic &
                                            Pacific Tea Co., Inc.; Director of
                                            United Conveyor Corporation (a pri-
                                            vately held manufacturer of coal-ash
                                            removal equipment for large scale
                                            boiler installations.)
Ernest E. Howard III      Trustee           President and Chief Executive Offi-
FM Properties, Inc.       Age 53            cer (since May 1993); Senior Vice-
1615 Poydras Street                         President & Chief Investment Officer
New Orleans, LA 70112                       of Freeport-McMoRan Inc. (since
                                            1984).
Paul Klug                 President         Director of Proprietary Mutual Funds
1 New York Plaza          Age 44            of GSAM (since February 1994); Chief
New York, NY 10004                          Operating Officer, Vista Capital
                                            Management, Chase Manhattan Bank
                                            (from January 1990 to February
                                            1994); Vice President, JP Morgan
                                            (February 1984 to January 1990).
*Marcia L. Beck           Vice President    Director of Mutual Funds Group of
1 New York Plaza          Age 40            GSAM (since September 1992); Vice
New York, NY 10004                          President and Senior Portfolio Man-
                                            ager (from June 1988 to 1992).
*Nancy L. Mucker          Vice President    Vice President, Goldman Sachs; Man-
4900 Sears Tower          Age 46            ager, Shareholder Services of GSAM
Chicago, Illinois                           Funds Group.
60606
*John W. Mosior           Vice President    Vice President, Goldman Sachs; Man-
4900 Sears Tower          Age 57            ager, Shareholder Services of GSAM
Chicago, Illinois                           Funds Group.
60606
*Pauline Taylor           Vice President    Vice President, Goldman Sachs since
4900 Sears Tower          Age 49            June, 1992; Consultant since 1989 to
Chicago, Illinois                           June 1992.
60606
*Scott M. Gilman          Treasurer         Director, Mutual Funds Administra-
1 New York Plaza          Age 36            tion (since April 1994); Assistant
New York, NY 10004                          Treasurer, Goldman Sachs Funds Man-
                                            agement, Inc., (since March 1993);
                                            Vice President, Goldman Sachs (since
                                            March 1990); Assistant Treasurer of
                                            the Trust (April 1990 - October
                                            1991).


                                                           Paragon Portfolio--13

--------------------------------------------------------------------------------

                                                   PRINCIPAL OCCUPATION(S)
NAME AND ADDRESS     POSITIONS WITH COMPANY         DURING PAST 5 YEARS
----------------     ---------------------- ------------------------------------
*Michael J. Richman   Secretary             Vice President and Assistant General
85 Broad Street       Age 35                Counsel to the Funds Group, GSAM
New York, NY 10004                          since February 1994; Partner, Hale
                                            and Dorn since September 1991 to
                                            June 1992; Attorney-at-Law, Gaston &
                                            Snow since September 1985 to Septem-
                                            ber 1991.
*Howard B. Surloff    Assistant Secretary   Vice President and Counsel, Goldman
85 Broad Street       Age 30                Sachs since November 1993 and May
New York, NY 10004                          1994, respectively; Counsel to the
                                            Funds Group, GSAM since November
                                            1993; Associate, Shereff, Friedman,
                                            Hoffman & Goodman (prior thereto).
Kaysie Uniacke        Assistant Secretary   Vice President and Portfolio Manag-
1 New York Plaza      Age 35                er, GSAM 1988 to Present.
New York, NY 10004
Elizabeth Alexander   Assistant Secretary   Junior Portfolio Manager, 1995 to
1 New York Plaza      Age 26                Present; Funds Trading Assistant,
New York, NY 10004                          GSAM 1993-1995. Formerly, Compliance
                                            Analyst, Prudential Insurance, 1991
                                            thru 1993.
Steven Hartstein      Assistant Secretary   Legal Products Analyst, Goldman
85 Broad Street       Age 32                Sachs June 1993 to Present; Funds
New York, NY 10004                          Compliance Officer, Citibank Global
                                            Asset Management (August 1991 to
                                            June 1993); Legal Assistant, Brown &
                                            Wood (prior thereto).

  As of March 1, 1996 the Trustees and officers of the Trust, as a group, owned in the aggregate less than 1% of the outstanding shares of the Trust. Each interested Trustee and officer holds comparable positions with certain other investment companies of which Goldman Sachs, GSAM or an affiliate thereof is the investment adviser and/or distributor.

          THE ADVISER, ADMINISTRATOR, DISTRIBUTOR AND TRANSFER AGENT

THE ADVISER

  BOIA serves as the investment adviser to the Portfolios. BOIA is responsible for the management of each Portfolio's assets in accordance with such Portfolio's investment objectives and policies. In fulfilling their day-to-day responsibilities, the investment personnel of BOIA are committed to the pursuit of excellence.

  Under the Investment Advisory Agreement between BOIA and the Trust, BOIA, subject to the supervision of the Trustees of the Trust and in conformity with the stated policies of each Portfolio, acts as investment adviser and directs the investments of the Portfolio.

  BOIA receives investment advisory fees from each Portfolio equal to an annual rate, as a percentage of the Portfolio's average daily net assets, as follows:

      Paragon Power Intermediate-Term Bond Portfolio....................... .50%
      Paragon Power Value Growth Portfolio................................. .65%
      Paragon Power Value Equity Income Portfolio.......................... .65%
      Paragon Power Gulf South Growth Portfolio............................ .65%


14--Paragon Portfolio

-------------------------------------------------------------------------------

  For the fiscal year ended November 30, 1995, Premier (the previous investment adviser) received investment advisory fees from each Portfolio equal to the annual rate, as a percentage of the Portfolio's average daily net assets, as follows:

      Paragon Power Intermediate-Term Bond Portfolio....................... .50%
      Paragon Power Value Growth Portfolio................................. .65%
      Paragon Power Value Equity Income Portfolio.......................... .65%
      Paragon Power Gulf South Growth Portfolio............................ .65%

  The Investment Advisory Agreement entered into on behalf of each of the Portfolios was initially approved by the Trustees, including the "non-interested" Trustees, on October 31, 1995, and by the shareholders of each Portfolio on December 20, 1995. The Investment Advisory Agreement will remain in effect until January 1, 1998 and will continue in effect thereafter only if such continuance is specifically approved at least annually by the Trustees or by a vote of a majority of the outstanding voting securities of the particular Portfolio (as defined in the Investment Company Act) and, in either case, by a majority of the "non-interested" Trustees.

  For the fiscal year ended November 30, 1995 the amount of the advisory fees paid by Paragon Power Intermediate-Term Bond Portfolio, Paragon Power Value Growth Portfolio, Paragon Power Value Equity Income Portfolio and Paragon Power Gulf South Growth Portfolio to Premier (the previous investment adviser) was $6,860, $10,528, and $8,999 and $10,632, respectively.

  In addition, for the fiscal year ended November 30, 1995, Premier (the previous investment adviser) has voluntarily agreed to reimburse expenses (excluding interest, taxes and extraordinary expenses) to the extent that such expenses exceed, on an annualized basis, .75%, 1.00%, 1.00% and 1.00% of average net assets for the Paragon Power Intermediate-Term Bond Portfolio, Paragon Power Value Growth Portfolio, Paragon Power Value Equity Income Portfolio and Paragon Power Gulf South Growth Portfolio, respectively. The effect of these reimbursements by Premier for the fiscal year ended November 30, 1995 was to reduce expenses by approximately $38,100, $39,900, $37,800 and $43,600 for the Paragon Power Intermediate-Term Bond Portfolio, Paragon Power Value Growth Portfolio, Paragon Power Value Equity Income Portfolio and Paragon Power Gulf South Growth Portfolio, respectively.

THE ADMINISTRATOR

  GSAM administers the Portfolios' business affairs, and, in connection therewith, furnishes each Portfolio with office facilities and is responsible for clerical, record keeping and bookkeeping services, to the extent not provided pursuant to the Trust's Custodian and Transfer Agency Agreements, and for the financial and accounting records required to be maintained by each Portfolio, other than those maintained pursuant to the Trust's Custodian and Transfer Agency Agreements.

  For its services under the Administration Agreement, GSAM receives a monthly administration fee at the annual rate of .15% of the average daily net assets of each Portfolio. For the fiscal year ended November 30, 1995, the amount of the administration fees paid by Paragon Power Intermediate-Term Bond Portfolio, Paragon Power Value Growth Portfolio, Paragon Power Value Equity Income Portfolio and Paragon Power Gulf South Growth Portfolio was $2,058, $2,429, $2,077 and $2,453, respectively.

THE TRANSFER AGENT AND DISTRIBUTOR

  State Street serves as the Portfolios' transfer agent. State Street provides customary transfer agency services to the Portfolios, including the handling of shareholder communications, the processing of shareholder transactions, the maintenance of shareholder account records, payment

                                                          Paragon Portfolio--15

-------------------------------------------------------------------------------
of dividends and distributions and related functions. For these services, State Street is entitled to a monthly fee with respect to each Portfolio based on the number of shareholders, together with out-of-pocket expenses. The fee is 1 shareholder = $250 per month, 2-5 = $500, 6-15 = $1,000,16-25 = $1,500,
26-50 = $2,000 and 51-200 = $2,500.

  Goldman Sachs acts as distributor of each Portfolio's shares. The Distribution Agreement between Goldman Sachs and the Trust was most recently approved by the Trustees on October 30, 1995.

                            PORTFOLIO TRANSACTIONS

  Purchases and sales of securities on a securities exchange are effected by brokers, and the Portfolios pay a brokerage commission for this service. In transactions on stock exchanges in the United States, these commissions are negotiated, whereas on many foreign stock exchanges the commissions are fixed. In the over-the-counter market, securities are normally traded on a "net" basis with dealers acting as principal for their own accounts without a stated commission, although the price of the securities usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain money market instruments may be purchased directly from an issuer, in which case no commissions or discounts are paid.

  The primary consideration in placing portfolio security transactions with broker-dealers for execution is to obtain and maintain the availability of execution at the most favorable prices and in the most effective manner possible. The Adviser attempts to achieve this result by selecting broker-dealers to execute portfolio transactions on behalf of each Portfolio and its other clients on the basis of the broker-dealers' professional capability, the value and quality of their brokerage services and the level of their brokerage commissions.

  Any broker-dealer affiliate of BOIA (an "Affiliated Broker") may act as a broker for the Portfolios. In order for an Affiliated Broker to effect any portfolio transactions for the Portfolios, the commissions, fees or other remuneration received by the Affiliated Broker must be reasonable and fair compared to the commissions, fees or other remuneration paid to other brokers in connection with comparable transactions involving similar securities during a comparable period of time. This standard would allow an Affiliated Broker to receive no more than the remuneration which would be expected to be received by an unaffiliated broker in a commensurate arms-length transaction. The Trustees of the Trust regularly review the commissions paid by the Portfolios to an Affiliated Broker. The Portfolios will not deal with an Affiliated Broker in any portfolio transaction in which an Affiliated Broker acts as principal.

  Under the Investment Advisory Agreement and as permitted by Section 28(e) of the Securities Exchange Act of 1934 (the "Exchange Act"), the Adviser may cause a Portfolio to pay to a broker (except an Affiliated Broker), which provides brokerage and research services to the Adviser, a commission for effecting a securities transaction for a Portfolio which exceeds the amount other brokers would have charged for the transaction, if the Adviser determines in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker viewed in terms of either a particular transaction or the Adviser's overall responsibilities to the Portfolios or to its other clients. The term "brokerage and research services" includes advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or of purchasers or sellers of securities, furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts, and effecting securities transactions and performing functions incidental thereto such as clearance and settlement.

16--Paragon Portfolio

-------------------------------------------------------------------------------

  Although commissions paid on every transaction will, in the judgment of the Adviser, be reasonable in relation to the value of the brokerage services provided, commissions exceeding those which another broker might charge may be paid to brokers (except an Affiliated Broker) who were selected to execute transactions on behalf of the Portfolios and the Adviser's other clients in part for providing advice as to the availability of securities or of purchasers or sellers of securities and services in effecting securities transactions and performing functions incidental thereto such as clearance and settlement. Research provided by brokers is used for the benefit of all of the Adviser's clients and not solely or necessarily for the benefit of the Portfolios. The Adviser's investment management personnel attempt to evaluate the quality of research provided by brokers. Results of this effort are sometimes used by the Adviser as a consideration in the selection of brokers to execute portfolio transactions.

  In certain instances there may be securities which are suitable for a Portfolio's portfolio as well as for that of another Portfolio, other series of the Trust and for one or more of the Adviser's other clients. Investment decisions for each Portfolio and for the Adviser's other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security in a particular transaction as far as a Portfolio is concerned. The Trust believes that over time its ability to participate in volume transactions will produce better executions for the Portfolios.

  The investment advisory fee that the Portfolios pay to the Adviser will not be reduced as a consequence of the Adviser's receipt of brokerage and research services. To the extent a Portfolio's portfolio transactions are used to obtain such services, the brokerage commissions paid by the Portfolio will exceed those that might otherwise be paid by an amount which cannot be presently determined. Such services would be useful and of value to the Adviser in serving both the Portfolios and other clients and, conversely, such services obtained by the placement of brokerage business of other clients would be useful to the Adviser in carrying out its obligations to the Portfolios.

  During the fiscal year ended November 30, 1995, the Paragon Power Value Growth Portfolio acquired and/or sold securities of Citicorp, its regular broker/dealer. As of November 30, 1995, the Paragon Power Intermediate-Term Bond Portfolio owned the following amounts of securities of its regular broker/dealers, as defined in Rule 10b-1 under the Investment Company Act, or their parents: Citicorp with an aggregate value of $56,600.

  During the fiscal year ended November 30, 1995, the Paragon Power Value Equity Income Portfolio acquired and/or sold securities of Bear Stearns Companies, Inc. and Citicorp, its regular broker/dealers. As of November 30, 1995, the Paragon Power Value Equity Income Portfolio owned the following amounts of securities of its regular broker/dealers, as defined in Rule 10b-1 under the Investment Company Act, or their parents: Bear Stearns Companies, Inc. with an aggregate value of $21,750, and Citicorp with an aggregate value of $90,950.

  As of November 30, 1995, the Paragon Power Value Growth Portfolio held no securities of its regular broker/dealers, as defined in Rule 10b-1 under the Investment Company Act, or their parents.

                                                          Paragon Portfolio--17

-------------------------------------------------------------------------------

  During the fiscal year ended November 30, 1995, each of the Portfolios bought securities, including repurchase agreements, issued by State Street Bank & Trust Company, which was one of the ten entities which executed the largest amount of transactions with the Portfolios. As of November 30, 1995, the following Portfolios held the following amounts of repurchase agreements with State Street Bank & Trust Company:

   Paragon Power Value Growth Portfolio................................. 284,000
   Paragon Power Value Equity Income Portfolio.......................... 263,000
   Paragon Power Gulf South Growth Portfolio............................ 264,000

  For the fiscal year ended November 30, 1995, each of the following Portfolios paid brokerage commissions as follows:

                                                                      TOTAL
                                             TOTAL       TOTAL      BROKERAGE
                                           BROKERAGE   AMOUNT OF   COMMISSIONS
                                 TOTAL    COMMISSIONS TRANSACTIONS   PAID TO
                               BROKERAGE    PAID TO     ON WHICH   BROKERS WHO
                              COMMISSIONS AFFILIATED  COMMISSIONS   PROVIDED
                                 PAID       PERSONS       PAID      RESEARCH
                              ----------- ----------- ------------ -----------
For the period January 13,
 1995 (Commencement of
 Operations) through November
 30, 1995:
Paragon Power Value Growth
 Portfolio...................   $8,041        $ 0      $3,201,891      $ 0
Paragon Power Value Equity
 Income Portfolio............   $3,718        $ 0      $2,276,778      $ 0
Paragon Power Gulf South
 Growth Portfolio............   $2,996        $ 0      $  930,790      $ 0

  Paragon Power Intermediate-Term Bond Portfolio paid no brokerage commissions during such period.

                                NET ASSET VALUE

  The net asset value per share of each Portfolio is determined by the Trust's custodian as of the close of regular trading on the New York Stock Exchange (" NYSE") (normally 3:00 p.m. Louisiana time, 4:00 p.m. New York time) on each Business Day. A Business Day means any day on which the New York Stock Exchange is open. Holidays include: New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

  Portfolio securities of each Portfolio are valued as follows: (a) stocks which are traded on any U.S. stock exchange or the Nasdaq National Market ("NASDAQ") are valued at the last sale price on the principal exchange on which they are traded or NASDAQ (if NASDAQ is the principal market for such securities) on the valuation day or, if no sale occurs, at the mean between the closing bid and closing asked price; (b) over-the-counter stocks not quoted on NASDAQ are valued at the last sale price on the valuation day or, if no sale occurs, at the mean between the last bid and asked price; (c) securities listed or traded on foreign exchanges (including foreign exchanges whose operations are similar to the U.S. over-the-counter market) are valued at the last sale price on the exchange where they are principally traded on the valuation day or, if no sale occurs, at the official bid price (both the last sale price and the official bid price are determined as of the close of the London Foreign Exchange); (d) debt securities are valued at prices supplied by a pricing agent selected by the Trustees, which prices reflect broker/dealer-supplied valuations and electronic data processing techniques, if those prices are deemed by the Adviser to be representative of market values at the close of business of the NYSE; (e) options contracts are

18--Paragon Portfolio

-------------------------------------------------------------------------------
valued at the last sale price on the market where any such options contract is principally traded; and (f) all other securities and other assets, including debt securities, for which prices are supplied by a pricing agent but are not deemed by the Adviser to be representative of market values, but excluding money market instruments with a remaining maturity of sixty days or less and including restricted securities and securities for which no market quotation is available, are valued at fair value under procedures established by the Trustees or the Valuation Committee, if any, although the actual calculation may be done by others. Money market instruments held by the Portfolios with a remaining maturity of sixty days or less will be valued by the amortized cost method. Portfolio securities traded on more than one United States national securities exchange or foreign securities exchange are valued at the last sale price on each Business Day at the close of the exchange representing the principal market for such securities.

  Trading in securities on European and Far Eastern securities exchanges and over-the-counter markets is normally completed well before the close of business on each Business Day. In addition, European or Far Eastern securities trading generally or in a particular country or countries may not take place on all Business Days. Furthermore, trading takes place in Japanese markets on certain Saturdays and in various foreign markets on days which are not Business Days and days on which the Portfolios' net asset values are not calculated. Such calculation does not take place contemporaneously with the determination of the prices of the majority of the portfolio securities used in such calculation. Events affecting the values of portfolio securities that occur between the time their prices are determined and the close of the NYSE will not be reflected in the Portfolios' calculation of net asset values unless the Adviser deems that the particular event would materially affect net asset value, in which case an adjustment will be made.

  The proceeds received by each Portfolio for each issue or sale of its shares, and all net investment income, realized and unrealized gain and proceeds thereof, subject only to the rights of creditors, will be specifically allocated to such Portfolio and constitute the underlying assets of that Portfolio. The underlying assets of each Portfolio will be segregated on the books of account, and will be charged with the liabilities in respect to such Portfolio and with a share of the general liabilities of the Trust. Expenses with respect to the Portfolios are to be allocated in proportion to the net asset values of the respective Portfolios except where allocations of direct expenses can otherwise be fairly made.

                      PURCHASE AND REDEMPTION INFORMATION

  Shares of the Portfolios may be purchased only by separate accounts of certain insurance companies. The insurance company separate accounts may purchase and redeem share of the Portfolios on each day, Monday through Friday, on which the NYSE is open for trading based on, among other things, the amount of premium payments to be invested and surrendered and transfer requests to be effect on that day pursuant to the variable contracts. Such purchases and redemptions of shares of each Portfolio are effected at their respective net asset values per share determined as of 4:00 p.m. on that day. Payments for redemptions are made by the Portfolios within seven days thereafter. No fee is charged the separate accounts when they purchase or redeem shares.

  The Portfolios may not suspend redemption privileges or postpone the date of payment on shares of the Portfolios for more than seven days except during any period (1) when the NYSE is closed or trading on the Exchange is restricted as determined by the SEC; (2) when an emergency exists, as defined by the SEC, which makes it not reasonably practicable for a Portfolio to dispose the securities owned by it or fairly to determine the value of its assets; or (3) as the SEC may otherwise permit.

  The value of the shares on redemption may be more or less than the shareholder's cost, depending upon the market value of the portfolio securities at the time of redemption.

                                                          Paragon Portfolio--19

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

                     CALCULATION OF PERFORMANCE QUOTATIONS

  The average annual total return of each Portfolio is determined for a particular period by calculating the actual dollar amount of the investment return on a $1,000 investment. Total return for a period of one year is equal to the actual return of the Portfolio during that period. This calculation assumes a complete redemption of the investment. It also assumes that all dividends and distributions are reinvested at net asset value on the reinvestment dates during the period.

  Year-by-year total return and cumulative total return for a specified period are each derived by calculating the percentage rate required to make a $1,000 investment made at the maximum public offering price (net asset value), with all distributions reinvested, at the beginning of such period equal to the actual total value of such investment at the end of such period.

  Performance data quoted will represent historical performance and the investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than original cost.

  The yield of each Portfolio is computed by dividing its net investment income earned during a recent thirty-day period by the product of the average daily number of shares outstanding and entitled to receive dividends during the period and maximum offering price per share (net asset value) on the last day of the period. The results are compounded on a bond equivalent (semi-annual) basis and then annualized. Net investment income per share is equal to the Portfolio's dividends and interest earned during the period, reduced by accrued expenses for the period.

  The distribution rate is calculated by dividing the total distribution per share by the maximum public offering price (net asset value) on the last day of the period and then annualizing such amount.

  The Portfolios may from time to time advertise comparative performance and/or their past performance as measured by various independent sources, including, but not limited to, Barron's, The Wall Street Journal, Weisenberger Investment Companies Service, Business Week, Changing Times, Financial World, Forbes, Fortune and Money. In addition, the Portfolios may from time to time advertise their performance relative to certain indices and benchmark investments, including: (a) the Lipper Analytical Services, Inc. Mutual Portfolio Performance Analysis, Fixed Income Analysis and Mutual Fund Indices (which measure total return and average current yield for the mutual fund industry and rank mutual fund performance); (b) the CDA Mutual Fund Report published by CDA Investment Technologies, Inc. (which analyzes price, risk and various measures of return for the mutual fund industry); (c) the Consumer Price Index published by the U.S. Bureau of Labor Statistics (which measures changes in the price of goods and services); (d) Stocks, Bonds, Bills and Inflation published by Ibbotson Associates (which provides historical performance figures for stocks, government securities and inflation); and (e) historical investment data supplied by the research departments of Goldman Sachs, Smith Barney Shearson Inc., First Boston Corporation, Morgan Stanley, Salomon Brothers, Merrill Lynch, Donaldson Lufkin and Jenrette or other providers of such data. The composition of the investments in such indices and the characteristics of such benchmark investments are not identical to, and in some cases are very different from, those of each Portfolio's portfolio. These indices and averages are generally unmanaged and the items included in the calculations of such indices and averages may not be identical to the formulas used by a Portfolio to calculate its performance figures.

  From time to time, advertisements or information may include a discussion of certain attributes or benefits to be derived by an investment in a Portfolio. Such advertisements or information may include symbols, headlines or other material which highlight or summarize the information discussed in more detail in the communication.

20--Paragon Portfolio

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

  The Trust may from time to time summarize the substance of discussions contained in shareholder reports in advertisements and publish the Adviser's views as to markets, the rationale for a Portfolio's investments and discussions of a Portfolio's current asset allocation.

  Each Portfolio's performance data will be based on historical results and will not be intended to indicate future performance. The total return of a Portfolio will vary based on market conditions, portfolio expenses, portfolio investments and other factors. The value of shares of each Portfolio will fluctuate and an investor's shares may be worth more or less than their original cost upon redemption. The Trust may also, at its discretion, from time to time make a list of each Portfolio's holdings available to investors upon request.

                                TAX INFORMATION

  Shares of the Portfolios are currently offered only to insurance company separate accounts that fund certain variable annuity or variable life insurance contracts. See the applicable Contract prospectus for a discussion of the special taxation of insurance companies with respect to such accounts and of Contract holders.

  Each Portfolio is treated as a separate entity for tax and accounting purposes. Each Portfolio intends to elect to be treated as a separate regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and to qualify for such treatment for each taxable year. Such qualification does not involve supervision of management or investment practices or policies by any governmental agency or bureau.

  In order to qualify as a regulated investment company, each Portfolio must, among other things, (a) derive at least 90% of its annual gross income from dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of stock or securities, or other income (such as gains from options, futures or forward contracts) derived with respect to its business of investing in such stock or securities; (b) derive less than 30% of its annual gross income from the sale or other disposition of stock or securities or options and futures contracts held less than three months; and
(c) diversify its holdings so that, at the end of each quarter of its taxable year, (i) at least 50% of the market value of the Portfolio's total (gross) assets is represented by cash and cash items (including receivables), U.S. Government securities, securities of other regulated investment companies and other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Portfolio's assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Portfolio's total assets is invested in the securities (other than U.S. Government securities and securities of other regulated investment companies) of any one issuer or two or more issuers controlled by the Portfolio and engaged in the same, similar or related trades or business.

  As noted in the Prospectus, each Portfolio must, and intends to continue to, comply with the diversification requirements imposed by Section 817(h) of the Internal Revenue Code and the regulations thereunder. These requirements, which are in addition to the diversification requirements mentioned above, place certain limitations on the portion of each Portfolio's assets that may be represented by any single investment (which includes all securities of the same issuer) or any two, three or four investments.

  Each Portfolio, as a regulated investment company, will not be subject to Federal income tax on any of its net investment income and net realized capital gains that are distributed to shareholders with respect to any taxable year, provided that the Portfolio distributes, in compliance with the Code's timing requirements, at least 90% of its investment company taxable income (all of its taxable income other than the excess of net long-term capital gain over net short-term capital loss, after reduction by deductible expenses) for such year and net tax-exempt interest, if any.

                                                          Paragon Portfolio--21

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

  Distributions of net investment income (including dividends, interest income from securities loans, repurchase agreements and certain other investments) and the excess of net short-term capital gain over net long-term capital loss will be treated as ordinary income in the hands of shareholders. Distributions of the excess of net long-term capital gain over net short-term capital loss will be treated by shareholders as long-term capital gain, regardless of the length of time shares of a Portfolio have been held by such shareholders. These tax consequences apply whether distributions are taken in cash or reinvested in additional shares.

  Any loss realized upon a redemption or exchange of shares of a Portfolio with a tax holding period of six months or less will be treated as a long-term capital loss to the extent of any distribution of net long term capital gains with respect to such shares. A loss realized upon a redemption or exchange of shares of a Portfolio within a 61 day period beginning 30 days before and ending 30 days after a purchase of shares of the same Portfolio (whether by reinvestment of distributions or otherwise) may be disallowed under "wash sale" rules in whole or in part.

  Paragon Power Intermediate-Term Bond Portfolio, Paragon Power Value Growth Portfolio and Paragon Power Value Equity Income Portfolio may be subject to foreign withholding taxes with respect to investments in certain securities of foreign entities. These taxes may be reduced under the terms of applicable U.S. income tax treaties, and the Portfolio intends to satisfy any procedural requirements to qualify for benefits under these treaties.

  A Portfolio's transactions in options and forward contracts will give rise to taxable income, gain or loss and will be subject to special tax rules, the effect of which may be to accelerate income to a Portfolio, defer Portfolio losses, cause adjustments in the holding periods of Portfolio securities, convert capital gains and losses into ordinary income and losses, convert long-term capital gains into short-term capital gains and convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of distributions to shareholders.

  For example, the tax treatment of certain listed non-equity options written or purchased by a Portfolio (including options on debt securities, options on futures contracts and options on securities indices) will be governed by
Section 1256 of the Code. Absent a tax election for "mixed straddles" (see below), each such position held by a Portfolio on the last business day of each taxable year of a Portfolio will be marked to market (i.e., treated as if it were closed out), and all resulting gain or loss will be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, with subsequent adjustments made to any gain or loss realized upon an actual disposition of such positions.

  When a Portfolio holds an option or contract governed by Section 1256 which substantially diminishes a Portfolio's risk of loss with respect to another position of the Portfolio not governed by Section 1256 (as might occur in some hedging transactions), this combination of positions could be a "mixed straddle" which is generally subject to certain straddle rules of Section 1092 of the Code in addition to being subject in part to Section 1256. A Portfolio may make certain tax elections for its "mixed straddles" which could alter certain effects of Section 1256 or Section 1092.

  A Portfolio's activities involving options and futures contracts may be limited by the requirement for qualification as a regulated investment company that less than 30% of the Portfolio's annual gross income be derived from the disposition of investments held less than three months.

  A Portfolio's investment in zero coupon bonds, deferred interest bonds or bonds that provide for payment of interest in kind are subject to special tax rules that may affect the timing of distributions to shareholders by causing the Portfolio to recognize income prior to the receipt of

22--Paragon Portfolio

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

cash payments. For example, with respect to zero coupon bonds and deferred interest bonds, a Portfolio will generally be required to accrue as income each year a portion of the discount (or deemed discount) at which the securities were issued and to distribute such income each year in order to maintain its qualification as a regulated investment company and to avoid Federal income taxes. A Portfolio may also elect to accrue market discount on a current basis and be required to distribute any such accrued discount. Mark to market rules applicable to certain positions governed by Section 1256 of the Code (as described above) may also require the recognition of gain without concurrent receipt of cash. In order to generate cash to satisfy the distribution requirements applicable to such income or gain, a Portfolio may have to dispose of portfolio securities which it would otherwise have continued to hold.

  All distributions, whether received in shares or cash, as well as redemptions and exchanges, must be taken into account by each shareholder in determining its Federal income tax liability, if any.

  Assuming that each Portfolio qualifies as a regulated investment company for Federal income tax purposes, each Portfolio, as a series of a Massachusetts business trust, will not be subject to any income tax in Massachusetts. The Portfolios are also not subject to Massachusetts corporate excise or franchise tax.

  The foregoing discussion relates solely to U.S. Federal income tax law as it applies to the Portfolios and their distributions. The discussion does not address special tax rules applicable to certain classes of investors, such as insurance companies, and such investors should consult their own tax advisers regarding these rules.

  This discussion of the tax treatment of the Portfolios and their distributions is based on the tax laws in effect as of the date of this Statement of Additional Information.

                        ORGANIZATION AND CAPITALIZATION

  The Portfolios are designed to be the funding vehicle for various insurance contracts (the "Contracts") to be offered by Great Northern Insured Annuity Corporation ("GNA") and other participating insurance companies. Shares of the Portfolios are offered exclusively to the separate accounts (the "Accounts") of GNA and other insurance companies. The terms and conditions of the Contracts and any limitations upon the Portfolios in which the Accounts may be invested are set forth in a separate prospectus and statement of additional information. The Trust reserves the right to limit in the future the types of Accounts that may invest in the any Portfolio.

  GNA and any other participating insurance companies are the recordholders of the shares of beneficial interest of each Portfolio. Within the limitation set forth in the appropriate Contract, Contract holders may direct through GNA or such other insurance company the allocation of amounts available for investment under their Contracts among the Portfolios. Instructions for any such allocation, or the purchase or redemption of the shares of any Portfolio, must be made through GNA or such other insurance company as the record holder of the Portfolio's shares. The rights of GNA or such other insurance company as the record holder of the shares of a Portfolio are different from the rights of a Contractholder. The term "Shareholder" in this Statement of Additional Information when used with respect to a Portfolio refers to GNA or such other insurance companies and not to the Contractholder.

  The rights, if any, of Contract holders to vote the shares of a Portfolio beneficially owned by such Contractholders are governed by the relevant Contract. For information on such voting rights, see the prospectus describing such Contract.

                                                          Paragon Portfolio--23

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

  The Trust is a Massachusetts business trust established under the laws of the Commonwealth of Massachusetts by a Declaration of Trust dated October 2, 1989. The authorized capital of the Trust consists of an unlimited number of shares of beneficial interest. The Trustees have authority under the Declaration of Trust to create and classify shares of beneficial interest in separate series ("Funds") without further action by shareholders. In addition to the Portfolios, the Trust has seven additional series.

  Shares entitle their holder to one vote per share; however, separate votes will be taken by each Portfolio on matters affecting an individual Portfolio. Shares are freely transferable and have no preemptive, subscription or conversion rights. All shares issued and outstanding are fully paid and non-assessable. The shares of the Trust have non-cumulative voting rights, which means that the holders of more than 50% of the Trust's shares voting for the election of Trustees can elect 100% of the Trustees if they choose to do so, and, in such event, the holders of the remaining less than 50% of the shares voting for the election of Trustees will not be able to elect any person or persons to the Board of Trustees.

  To the best knowledge of the Trust, as of March 1, 1996, there are no persons owning 5% or more of the outstanding shares of Paragon Power Intermediate-Term Bond Portfolio, Paragon Power Value Growth Portfolio, Paragon Power Value Equity Income Portfolio and Paragon Power Value Equity Portfolio, except GNA Variable Investment Account of Great Northern Insured Annuity Corporation which currently holds 100% of the shares of each of the Portfolios listed above.

                       SHAREHOLDER AND TRUSTEE LIABILITY

  The Trust is an entity of the type commonly known as a "Massachusetts business trust", which is the form in which many mutual funds are organized. Under Massachusetts law, shareholders of such a trust may, under certain circumstances, be held personally liable as partners for the obligations of the trust. The Declaration of Trust contains an express disclaimer of shareholder liability for acts or obligations of the Trust. Notice of such disclaimer will normally be given in each agreement, obligation or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification by the relevant Portfolio for any loss suffered by a shareholder as a result of an obligation of the Portfolio. The Declaration of Trust also provides that the Trust shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of the Trust and satisfy any judgment thereon. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which a Portfolio is unable to meet its obligations. The Trustees believe that, in view of the above, the risk of personal liability of shareholders is not material.

  The Declaration of Trust provides that the Trustees of the Trust shall not be liable for any action taken by them in good faith, and that they shall be fully protected in relying in good faith upon the records of the Trust and upon reports made to the Trust by persons selected in good faith by the Trustees as qualified to make such reports. The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. The Declaration of Trust provides that the Trust will indemnify Trustees and officers of the Trust against liabilities and expenses reasonably incurred in connection with litigation in which they may be involved because of their positions with the Trust, unless it is determined in the manner provided in the Declaration of Trust that they have not acted in good faith in the reasonable belief that in the case of conduct in his or her official capacity with the Trust, that the conduct was in the best interests of the Trust, and in all other cases, that the conduct was at least not opposed to the best interests of the Trust (and in the case of any criminal proceeding, he or she had no reasonable cause to believe that the conduct was unlawful). However, nothing in the Declaration of Trust or

24--Paragon Portfolio

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

the By-Laws protects or indemnifies a Trustees or officer against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                                   CUSTODIAN

  State Street Bank and Trust Company has been retained to act as custodian of the Trust's assets and, in that capacity, maintains the accounting records and calculates the daily net asset value per share of the Portfolios. Its mailing address is 225 Franklin Street, Boston, MA 02110. The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois 60603, serves as subcustodian of the Trust.

                            INDEPENDENT ACCOUNTANTS

  Price Waterhouse LLP has been selected as independent accountants of the Trust. In addition to audit services, Price Waterhouse LLP prepares the Trust's Federal and state tax returns and provides consultation and assistance on accounting, internal control and related matters.

                             FINANCIAL STATEMENTS

  The financial statements and related report of Price Waterhouse LLP, independent public accountants, contained in the 1995 Annual Report are hereby incorporated by reference and attached hereto. A copy of the Annual Report may be obtained without charge by writing to Goldman Sachs at (800) 525-7907.

                                                          Paragon Portfolio--25

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

                                   APPENDIX

                      DESCRIPTION OF SECURITIES RATINGS*

MOODY'S INVESTORS SERVICE, INC.

  AAA: Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

  AA: Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than with Aaa securities.

  A: Bonds which are rated A possess many favorable investment attributes and may be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

  BAA: Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

  UNRATED: Where no rating has been assigned or where a rating has been suspended or withdrawn, it may be for reasons unrelated to the quality of the issue.

  Should no rating be assigned, the reason may be one of the following:

    1. An application for rating was not received or accepted;

    2. The issue or issuer belongs to a group of securities or companies that are not rated as a matter of policy;

    3. There is a lack of essential data pertaining to the issue or issuer;
  or

    4. The issue was privately placed, in which case the rating is not published in Moody's publications. Suspension or withdrawal may occur if new and material circumstances arise, the effects of which preclude satisfactory analysis; if there is no longer available reasonable up-to-date data to permit a judgment to be formed; if a bond is called for redemption; or for other reasons.

  Moody's applies numerical modifiers, 1, 2, and 3 in each generic rating classification from Aa through B in its corporate bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

  Moody's ratings for state and municipal and other short-term obligations will be designated Moody's Investment Grade ("MIG"). This distinction is in recognition of the differences between short-term credit risk and long-term risk. Factors affecting the liquidity of the borrower are uppermost in importance in short-term borrowing, while various factors of the first importance in long-term borrowing risk are of lesser importance in the short run. Symbols used will be as follows:

                                      1-A

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

    MIG-1--Notes bearing this designation are of the best quality enjoying strong protection from established cash flows of funds for their servicing or from established and broad-based access to the market for refinancing, or both.

    MIG-2--Notes bearing this designation are of high quality, with margins of protection ample although no so large as the preceding group.

    MIG-3--Notes bearing this designation are of favorable quality with all security elements accounted for, but lacking the undeniable strength of the preceding grades. Market access for refinancing, in particular, is likely to be less well established.

  A short-term rating may also be assigned on an issue having a demand feature. Such ratings will be designated as VMIG to reflect such characteristics as payment upon periodic demand rather than fixed maturity dates and payment relying on external liquidity. Additionally, investors should be alert to the fact that the source of payment may be limited to the external liquidity with no or limited legal recourse to the issuer in the event the demand is not met VMIG-1, VMIG-2 and VMIG-3 ratings carry the same definitions as MIG-1, MIG-2 and MIG-3, respectively.

STANDARD & POOR'S RATINGS GROUP**

  AAA: Bonds rated AAA are highest grade debt obligations. This rating indicates an extremely strong capacity to pay principal and interest.

  AA: Bonds rated AA also qualify as high-quality obligations. Capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only in small degree.

  A: Bonds rated A have a strong capacity to pay principal and interest, although they are more susceptible to the adverse effects of changes in circumstances and economic conditions.

  BBB: Bonds rated BBB are regarded as having an adequate capacity to pay principal and interest. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than in higher rated categories.

  PLUS (+) OR MINUS (-): The ratings from "AA" to "B" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

  UNRATED: Indicates that no public rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular type of obligation as a matter of policy.

  Municipal notes issued since July 29, 1984 are rated "SP-1", "SP-2", and "SP-3". The designation SP-1 indicates a very strong capacity to pay principal and interest. A "+" is added to those issues determined to possess overwhelming safe characteristics. An SP-2 designation indicates a satisfactory capacity to pay principal and interest while an SP-3 designation indicates speculative capacity to pay principal and interest.

                    DESCRIPTION OF COMMERCIAL PAPER RATINGS

MOODY'S INVESTORS SERVICE, INC.

  P-1: Moody's Commercial Paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of nine months. The designation "Prime-1" or "P-1" indicates the highest quality repayment capacity of the rated issue.

                                      2-A

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

STANDARD & POOR'S RATINGS GROUP

  A-1: Standard & Poor's Commercial Paper ratings are current assessments of the likelihood of timely payment of debts having an original maturity of no more than 365 days. The A-1 designation indicates the degree of safety regarding timely payment is very strong.
--------
* The ratings indicated herein are believed to be the most recent ratings available at the date of this Additional Statement for the securities listed. Ratings are generally given to the securities at the time of issuance. While the rating agencies may from time to time revise such ratings, they undertake no obligation to do so, and the ratings indicated do not necessarily represent ratings which will be given to these securities on the date of the Portfolios' fiscal year end.
** Rates all governmental bodies having $1,000,000 or more of debt outstanding, unless adequate information is not available.

                                      3-A

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

                               PARAGON PORTFOLIO

                            LETTER TO SHAREHOLDERS

DEAR SHAREHOLDERS:

  The staff of Premier Investment Advisors, L.L.C. is pleased to report to you on the results of operations of the Paragon Power Portfolios for the fiscal period which began on January 13, 1995 and ended November 30, 1995. In this letter we will discuss the economic and market environment and explain how each of the Power mutual funds fared during this year.

THE ECONOMY/INTEREST RATES

  The U.S. economy this year could be best described as "mixed". The economy exhibited robust real growth of 4.20% during the third quarter, and this is likely to be revised upward. Then in October the purchasing manager's survey reported that its index fell below 47. A reading below 50 indicates a shrinking economy. During the fourth quarter, the economy underwent an inventory correction in which excess inventory accumulated in the third quarter was reduced by curtailing production. This appears to be largely complete and the economy should elevate its growth toward a 2.50% rate through 1996. This would be benign for financial markets because it is conducive to the assumption that the economy will remain near full employment with little inflation pressure.

  The Federal Reserve can still further reduce short-term interest rates in this environment. Current monetary policy is quite restrictive with the Federal Funds rates at 5.50% and the inflation rate at 2.80% (12 month Consumer Price Index ended October 31, 1995). The yield curve (the difference between short term and long term treasury rates) is relatively flat at near 1% and will have to steepen through lower short term rates in order to achieve the desired rate of economic growth. In addition, the budget standoff is likely to be resolved soon. Each of these issues along with the mixed economic performance may provide justification for lowering the Federal Funds rate by at least 50 basis points over the next several quarters.

THE BOND MARKET

  During the fiscal period covered by this letter, bond investors have enjoyed one of the best market performances ever. The Lehman Brothers Aggregate Bond Index, a proxy for the overall bond market, has earned a total return (income plus price appreciation) of 17.64% for the year ended November 30, 1995. One could point to several factors that contributed to this powerful rally, but we believe the most important one was the failure of inflation to accelerate in 1995 as was widely forecasted.

STOCK MARKET

  Taking a cue from bonds, stocks staged a rally that ranks among the top five in this century during the fiscal period under review. The broad based S&P 500 Index with Income ("S&P 500") achieved a total return of 34.21% during the period. Growth stocks held a modest advantage over value stocks according to S&P/Barra indices. Larger capitalization stocks outperformed smaller ones, bucking the trend of small capitalization outperformance that began in 1990. Market leadership was held by a few stock groups including technology stocks and financial stocks. Investors found it difficult to attain results equal to the market indices without significant weighting in these groups. More recently, investors have become increasingly defensive worrying about the pace of the economy, whether the Federal Reserve will lower rates and how much earnings may fall short of expectations. Indeed, stocks have been punished for falling short of expectations by a few pennies or for even warning of earnings shortfalls. Investors have sought out more certainty in earnings, favoring financials, utilities, consumer staples and health care stocks.

SUMMARY

  We believe that volatility will characterize the stock market in 1996. Earnings may show a tendency to disappoint given tough year over year comparisons and the effect of economic slowing. A market correction of 5-10% remains quite possible. However, based on expected earnings in 1996, low inflation and falling interest rates, the risk reward trade off for stocks appears favorable. Remarkably, the price-earnings ratio, a major valuation tool, has actually remained stable at 17 over the past twelve months. This is due to strong earnings progress among U.S. companies which offsets the healthy price gains of stock market indices.

  Let us now examine how the individual Paragon Power Portfolios navigated through the dynamic investment landscape of 1995.

PARAGON POWER INTERMEDIATE-TERM BOND PORTFOLIO

  For the period since inception (January 13, 1995) through November 30, 1995, the Portfolio reported a total return of 15.34% based on net asset value ("NAV"). This compares favorably with the Lehman Intermediate Government/ Corporate Bond Index return of 13.68% for the same time period.

  The Portfolio outperformed the index due to an overweighted position in corporate and mortgage backed

                               PARAGON PORTFOLIO
securities along with a longer duration in the portfolio. With the addition of new money through the year, pools of direct pass-through mortgage-backed securities in marketable size and corporate issues were added. Corporate purchases were spread out among the various industry groups with financials being the largest share. The largest holdings of the Portfolio continue to be the major factors in relative performance of the fund index versus the above referenced index.

PARAGON POWER VALUE GROWTH PORTFOLIO

  The Paragon Power Value Growth Portfolio ended its first fiscal period on November 30, 1995. It was a short year as the inception date of the Portfolio was January 13, 1995. The Portfolio attained a total return of 23.12% at NAV for this period compared to the S&P 500 return of 34.21%.

  Several factors contributed to the Portfolio's underperformance relative to the S&P 500. Foremost was that the Portfolio received large cash inflows during the period which needed to be invested during a continual rising market. Cash equivalents, therefore, were higher than would be optimally maintained during this period, which negatively impacted performance.

  Several economic sectors also caused the Portfolio to lag the S&P 500. Most notably the energy sector (Amoco Corp., Schlumberger, Ltd., Murphy Oil Co.) and the retail sector (Office Depot, Inc., Home Depot, Inc., Dayton Hudson Corp.) dragged down performance. Investors in the retail sectors were negatively impacted as consumers failed to provide the sales needed to meet the stores' sales expectations. Energy stocks fundamentals did not materialize as expected.

  Portfolio shareholders benefitted from strong performance in several market sectors. The utility sector, aided partly by declining interest rates and announced corporate reorganizations, led the way. AT&T Corp., Bell South Corp. and WorldCom, Inc. all reported strong performance. The consumer noncyclical sector's returns were led by two Health Maintenance Organizations (HMOs), Foundation Health Corp. and United Healthcare Corp. The Portfolio also benefitted from its positions within the financial sector. The regional bank stocks (Southtrust Corp., First American Corp. of Tennessee, CCB Financial Corp.) performed especially well. Finally, the technology sector, with the exception of Micron Technology, Inc., led to good results for the Portfolio.

PARAGON POWER VALUE EQUITY INCOME PORTFOLIO

  From inception on January 13, 1995 to November 30, 1995 the Portfolio achieved a total return of 31.71%. This compares to the S&P 500 return over the same period of 34.21% and the Lipper Equity Income Mutual Fund Index return of 26.11%. The Portfolio lagged the performance of the S&P 500 due to smaller average market capitalization than that of the Index. In 1995, returns were positively correlated with market capitalization. There were fortunately very few holdings which negatively affected investment returns. These include Georgia Pacific Corp., which was purchased in August, but then declined in price as expectations for paper prices began to decline. The Portfolio's International Paper Co, holdings declined for the same reasons. In the consumer cyclical sector, the Portfolio sold its Reebok International, Ltd. holdings late in the year, based on earnings disappointments and the company's loss of market share.

  Excellent stock selection within several key stock groups helped propel the Portfolio's results. For example, in the consumer non-cyclical sector, IBP, Inc., one of the Portfolio's top ten holdings, rose 95% during the period. The company, a major meat processor, continually exceeded analysts' earnings expectations during the year. Also in this sector, Schering Plough Corp., a pharmaceutical manufacturer and another top ten holding of the Portfolio, rose 60% in price as investors began to view companies with a dependable mid-teens growth rate as quite appealing in a sluggish economy. Philip Morris Companies, Inc., also a top ten holding, rose 55% in price for similar reasons. In the capital goods sector shareholders benefitted from the merger of two major defense contractors, Martin Marietta, which the Portfolio held previously, and Lockheed Corp. into a new company known as Lockheed Martin Corp. The Portfolio's holdings in the combined company appreciated 56% during the period, which helped boost Portfolio returns since this was the third largest holding as of November 30, 1995. We incorrectly underweighted the financial sector during the year, yet individual holdings in this sector have performed extremely well, including Merrill Lynch & Co., Inc., which was sold for a significant gain, Federal National Mortgage Assn., which was up nearly 58% during the period, and a convertible preferred issue of Citicorp which achieved a 73% return during the period.

  In the technology sector, the Portfolio remained close to a market weighting and experienced positive results overall. The most noteworthy achievements in this sector were the price gains made by two semi-conductor companies, Texas Instruments, Inc. and Intel Corp. The Portfolio's Texas Instruments holding was trimmed during the year to capture profits and control the Portfolio's risk level.

                               PARAGON PORTFOLIO

  The top ten holdings of the Paragon Power Value Equity Portfolio as of November 30, 1995 are listed below:

                                               PERCENTAGE OF
                   SECURITY                     NET ASSETS   PRICE APPRECIATION*
                   --------                    ------------- -------------------
Mobil Corp. ..................................     4.1%             24.3%
IBP, Inc. ....................................     3.9%             95.3%
Lockheed Martin Corp. ........................     3.4%             55.6%
Philip Morris Companies, Inc. ................     3.1%             55.7%
Dow Chemical Co. .............................     3.1%              3.1%
IBM Corp. ....................................     3.0%              1.4%
Citicorp Convertible Preferred................     3.0%             73.1%
Schering Plough Corp. ........................     2.9%             60.2%
Sears Roebuck & Company.......................     2.5%             66.1%
Baxter International, Inc. ...................     2.5%             25.5%

-------
* For the period from the latter of January 13, 1995 or the purchase date to November 30, 1995.

PARAGON POWER GULF SOUTH GROWTH PORTFOLIO

  For the fiscal period beginning January 13, 1995 and ending November 30, 1995 the Portfolio earned a total return of 22.72%. This compares with the S&P 500 Index's return of 34.21%, the Russell 2000's return of 26.25% and the Lipper Small Company Growth Fund Index's return of 30.72%.

  The S&P 500 Index performance advantage over the Portfolio and the other indices can be explained to some extent by the wide variation in average market capitalization of the S&P 500 versus the others. Large capitalization stocks, such as those in the S&P 500, outperformed smaller capitalization stocks in 1995.

  A number of factors contributed to the fund's lagging performance in 1995. First of all, several stocks in the consumer cyclical sector experienced negative earnings surprises causing stock prices to decline. A few were sold including Cameron Ashley, Inc., a building supply wholesaler, Michael Stores, Inc. and Heilig Meyers Co. The Portfolio continues to hold others as we expect these stocks to rebound in 1996. These include River Oaks Furniture, Inc. and Sports and Recreation, Inc.

  In the technology sector several stocks were added later in the year, but did not perform as expected due to negative earnings comparisons. These include Cybex Corp., Emulex Corp. and Symmetricom, Inc.

  In the basic materials and natural resources sector the Portfolio holds Nucor Corp. and Quanex Corp. which produce or process metals. These companies shared a decline during the year due to weak pricing in the metals markets.

  In the consumer noncyclical sector, several of the Portfolio's holdings are HMOs or physician practice management companies. Despite bright prospects, it was common to see these shares decline during the year as investors shifted from these smaller higher risk investments into large capitalization pharmaceutical manufacturers. We continue to believe that companies such as Inphynet Medical Management, Inc., Healthwise of America, Inc. and Coventry Corp. have bright futures.

  A sector in which efforts paid off handsomely was the financial sector which was overweighted during the year. Several of the Portfolio's top ten holdings are in this sector. Stocks which stood out among many strong price gainers included United Companies Financial Corp., First Financial Management/First Data Corp., and Medaphis Corp., the Portfolio's largest holding as of November 30, 1995.

  In the energy sector, Input/Output, Inc. stood out as a major success as the stock appreciated 95% and was the Portfolio's second largest holding as of November 30, 1995.

  In conclusion, we appreciate your support of the Paragon Power Portfolios.


/s/ Donald E. Allred

Donald E. Allred
President and Chief Investment Officer
Premier Investment Advisors, L.L.C.
December 22, 1995

                               PARAGON PORTFOLIO
                            PERFORMANCE COMPARISON


In accordance with the requirements of the Securities and Exchange Commission, the following data is supplied for the period from inception (January 13, 1995) to November 30, 1995. Each of the following Paragon Portfolios' performance, based on an initial investment of $10,000 is compared to the following:

      PORTFOLIO                              COMPARED TO:


Paragon Power
 Intermediate-Term
 Bond Portfolio:       Lehman Brothers Mutual Fund Intermediate
                       Government/Corporate Index ("Lehman Int Gov't/Corp
                       Index").

Paragon Power Value
 Growth Portfolio:     Standard & Poor's 500 Index with Income ("S&P 500").

Paragon Power Value
 Equity Income
 Portfolio:            S&P 500.

Paragon Power Gulf
 South Growth
 Portfolio:            S&P 500; Russell 2000 Index ("Russell 2000").


All performance data shown represents past performance and should not be considered indicative of future performance which will fluctuate as market conditions change. The investment return and principal value of an investment will fluctuate with changes in market conditions so that an Investor's shares, when redeemed, may be worth more or less than their original cost.


PARAGON POWER INTERMEDIATE-TERM BOND            PARAGON POWER VALUE GROWTH
PORTFOLIO                                       PORTFOLIO

                                (GRAPH TO COME)

                               PARAGON PORTFOLIO
                      PERFORMANCE COMPARISON--(CONTINUED)


  PARAGON POWER VALUE EQUITY INCOME           PARAGON POWER GULF SOUTH GROWTH
  PORTFOLIO                                   PORTFOLIO

                               PARAGON PORTFOLIO

                           STATEMENT OF INVESTMENTS

                PARAGON POWER INTERMEDIATE-TERM BOND PORTFOLIO
                               NOVEMBER 30, 1995

 PRINCIPAL              INTEREST               MATURITY
  AMOUNT                  RATE                   DATE          VALUE
 ---------              --------               --------      ----------
                        CORPORATE OBLIGATIONS--19.5%
  Alltel Corp.
 $100,000                 6.75%                09/15/05      $  102,691
  Anheuser Busch Companies, Inc.
  100,000                 6.90                 10/01/02         102,679
  Ford Motor Credit Corp.
  100,000                 7.50                 06/15/04         106,552
  NationsBank Corp.
  100,000                 7.75                 08/15/04         107,800
                                                             ----------
      Total Corporate Obligations
       (Cost $388,161).........................              $  419,722
                                                             ----------
                 U.S. GOVERNMENT AGENCY OBLIGATIONS--46.8%
  Federal Farm Credit Bank
 $100,000                 5.81%                11/10/03      $   99,119
  Federal Home Loan Bank
  100,000                 7.61                 09/23/04         109,965
  Federal Home Loan Mortgage Corp.
  100,000                 7.13                 07/21/99         104,513
  Federal National Mortgage Assn.
  145,000                 8.35                 11/10/99         158,014
  100,000                 6.80                 01/10/03         104,912
  Government National Mortgage Assn.
  328,896                 6.50                 10/15/23         323,282
  Tennessee Valley Authority 1989 Series D
  100,000                 8.38                 10/01/99         108,772
                                                             ----------
      Total U.S. Government Agency Obligations
       (Cost $961,215).........................              $1,008,577
                                                             ----------
 PRINCIPAL              INTEREST               MATURITY
  AMOUNT                  RATE                   DATE          VALUE
 ---------              --------               --------      ----------
                      U.S. TREASURY OBLIGATIONS--32.9%
  United States Treasury Bond
 $100,000                 9.38%                02/15/06      $  127,080
  United States Treasury Notes
  150,000                 7.38                 11/15/97         155,394
  100,000                 8.00                 05/15/01         111,231
  150,000                 7.50                 05/15/02         165,078
  150,000                 5.88                 11/15/05         151,306
                                                             ----------
      Total U.S. Treasury Obligations
       (Cost $665,507).........................              $  710,089
                                                             ----------
      Total Investments
       (Cost $2,014,883(a))....................              $2,138,388
                                                             ==========

-------------------------------------------------------------------------------
Federal Income Tax Information:
 Gross unrealized gain for investments in which value
  exceeds cost.............................................. $  123,505
 Gross unrealized loss for investments in which cost exceeds
  value.....................................................        --
                                                             ----------
 Net unrealized gain........................................ $  123,505
                                                             ==========
-------------------------------------------------------------------------------

(a) The cost stated also represents cost for federal income tax purposes.

 The percentage shown for each investment category reflects the value of investments in that category as a percentage of total net assets.

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                               PARAGON PORTFOLIO

                            STATEMENT OF INVESTMENTS

                      PARAGON POWER VALUE GROWTH PORTFOLIO
                               NOVEMBER 30, 1995

 SHARES           DESCRIPTION                            VALUE
 ------           -----------                          ----------
                COMMON STOCKS--88.6%
 BASIC MATERIALS & NATURAL RESOURCES--5.0%
 1,050  Dow Chemical Co.                               $   74,419
   850  Du Pont (E.I.) de Nemours & Co.                    56,525
                                                       ----------
                                                          130,944
                                                       ----------
 CAPITAL EQUIPMENT & SERVICES--6.3%
   600  Eaton Corp.                                        32,700
   600  Illinois Tool Works, Inc.                          38,025
   800  Johnson Controls, Inc.                             55,400
 1,200  Loral Corp.                                        40,650
                                                       ----------
                                                          166,775
                                                       ----------
 CONSUMER CYCLICAL--10.3%
   400  Dayton Hudson Corp.                                29,050
 2,000  Equifax, Inc.                                      83,750
 1,000  First Data Corp.                                   71,000
 1,000  Home Depot, Inc.                                   44,375
 1,750  Office Depot, Inc.(b)                              42,875
                                                       ----------
                                                          271,050
                                                       ----------
 CONSUMER NONCYCLICAL--16.6%
 1,000  Amgen, Inc.                                        49,625
 1,300  Foundation Health Corp.(b)                         59,475
 1,500  Pepsico, Inc.                                      82,875
 1,000  Pfizer, Inc.                                       58,000
   600  Procter & Gamble Co.                               51,825
 1,000  SmithKline Beecham ADR                             53,250
 1,300  United Healthcare Corp.(b)                         81,737
                                                       ----------
                                                          436,787
                                                       ----------
 ENERGY--7.8%
 1,500  Amoco Corp.                                        77,913
   850  Schlumberger, Ltd.                                 53,975
 1,500  Western Atlas, Inc.(b)                             71,813
                                                       ----------
                                                          203,701
                                                       ----------
 SHARES                  DESCRIPTION                     VALUE
 ------                  -----------                   ----------
                    COMMON STOCKS--CONTINUED
 FINANCE--14.5%
 1,000  Barnett Banks, Inc.                            $   60,125
   900  CCB Financial Corp.(a)                             45,000
   800  Citicorp                                           56,600
   500  Federal National Mortgage Assn.                    54,750
 1,100  First American Corp. of Tennessee                  50,187
 1,200  First Tennessee National Corp.                     72,600
 1,600  Southtrust Corp.                                   40,600
                                                       ----------
                                                          379,862
                                                       ----------
 TECHNOLOGY--16.2%
   700  Cisco Systems, Inc.(b)                             58,887
   800  Compaq Computer Corp.(b)                           39,600
 1,000  General Motors Corp. Class E                       50,500
   500  Hewlett Packard Co.                                41,437
 1,600  Intel Corp.                                        97,400
   800  Micron Technology, Inc.                            43,800
   900  Texas Instruments, Inc.                            52,088
 1,200  Vishay Intertechnology, Inc.(b)                    42,000
                                                       ----------
                                                          425,712
                                                       ----------
 TRANSPORTATION--0.9%
 1,800  Skywest, Inc.                                      24,750
                                                       ----------
 UTILITIES--11.0%
 1,100  AT&T Corp.                                         72,600
 1,000  BellSouth Corp.                                    38,875
 1,350  Enron Corp.                                        50,625
 1,600  Peco Energy Co.                                    46,400
 2,450  WorldCom, Inc.(b)                                  79,625
                                                       ----------
                                                          288,125
                                                       ----------
           Total Common Stocks
            (Cost $1,997,924)........................  $2,327,706
                                                       ----------
                     PREFERRED STOCKS--1.1%
   300  Ford Motor Co., Convertible Preferred, 4.20%   $   27,788
                                                       ----------
           Total Preferred Stocks
            (Cost $28,027)...........................  $   27,788
                                                       ----------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                               PARAGON PORTFOLIO

                           STATEMENT OF INVESTMENTS

               PARAGON POWER VALUE GROWTH PORTFOLIO--(CONTINUED)
                               NOVEMBER 30, 1995

 PRINCIPAL              INTEREST                MATURITY
  AMOUNT                  RATE                    DATE                 VALUE
 ---------              --------                --------             ----------
                        REPURCHASE AGREEMENTS--10.8%
  State Street Bank & Trust Company,
   dated 11/30/95, repurchase price
   $284,041 (U.S. Treasury Note
   $289,773, 5.63%, 01/31/98)
 $284,000                 5.25%                 12/01/95             $  284,000
                                                                     ----------
      Total Repurchase Agreements
       (Cost $284,000).........................                      $  284,000
                                                                     ----------
      Total Investments
       (Cost $2,309,951(c))....................                      $2,639,494
                                                                     ==========

-------------------------------------------------------------------------------
Federal Income Tax Information:
 Gross unrealized gain for investments in which value exceeds cost.. $  348,883
 Gross unrealized loss for investments in which cost exceeds value..    (22,646)
                                                                     ----------
 Net unrealized gain................................................ $  326,237
                                                                     ==========
-------------------------------------------------------------------------------

(a) There are common stock rights attached to these securities.
(b) Non-income producing security.
(c) The aggregate cost for federal income tax purposes is $2,313,257.

 The percentage shown for each investment category reflects the value of investments in that category as a percentage of total net assets.

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                               PARAGON PORTFOLIO

                            STATEMENT OF INVESTMENTS

                  PARAGON POWER VALUE EQUITY INCOME PORTFOLIO
                               NOVEMBER 30, 1995

 SHARES           DESCRIPTION                                       VALUE
 ------           -----------                                     ----------
                COMMON STOCKS--80.3%
 BASIC MATERIALS & NATURAL RESOURCES--8.0%
 1,100  Dow Chemical Co.                                          $   77,963
   900  Du Pont (E.I.) de Nemours & Co.                               59,850
   400  Georgia Pacific Corp.                                         31,100
   900  International Paper Co.                                       34,313
                                                                  ----------
                                                                     203,226
                                                                  ----------
 CAPITAL EQUIPMENT & SERVICES--9.4%
   900  Deere & Co.                                                   29,587
   300  Johnson Controls, Inc.                                        20,775
 1,200  Lockheed Martin Corp.                                         88,050
 1,000  Loral Corp.                                                   33,875
   300  Paccar, Inc.(a)                                               13,125
 1,200  Raytheon Co.(a)                                               53,400
                                                                  ----------
                                                                     238,812
                                                                  ----------
 CONSUMER CYCLICAL--6.1%
   800  Chrysler Corp.                                                41,500
   800  Fleetwood Enterprises, Inc.                                   19,200
 1,600  Sears Roebuck & Co.                                           63,000
   600  VF Corp.                                                      31,200
                                                                  ----------
                                                                     154,900
                                                                  ----------
 CONSUMER NONCYCLICAL--18.2%
 1,500  Baxter International, Inc.                                    63,000
   450  Bristol-Myers Squibb Co.                                      36,113
   600  Columbia/HCA Healthcare                                       30,975
 1,600  IBP, Inc.                                                    100,000
   900  Philip Morris Companies, Inc.                                 78,975
 1,200  Premark International, Inc.                                   61,200
   400  Rhone Poulenc Rorer, Inc.                                     19,150
 1,300  Schering Plough Corp.                                         74,587
                                                                  ----------
                                                                     464,000
                                                                  ----------
 ENERGY--8.0%
   500  Exxon Corp.                                                   38,687
 1,000  Mobil Corp.(a)                                               104,375
   700  Phillips Petroleum Co.                                        23,275
   300  Royal Dutch Petroleum Co. ADR                                 38,513
                                                                  ----------
                                                                     204,850
                                                                  ----------
 FINANCE--8.4%
   570  Allstate Corp.                                                23,370
 1,000  Bear Stearns Companies, Inc.                                  21,750
   200  Citicorp                                                      14,150

 SHARES                       DESCRIPTION                           VALUE
 ------                       -----------                         ----------
                          COMMON STOCKS--CONTINUED
 FINANCE--Continued
   400  Federal National Mortgage Assn.                           $   43,800
 1,000  First Tennessee National Corp.                                60,500
 1,200  Reliastar Financial Corp.                                     51,900
                                                                  ----------
                                                                     215,470
                                                                  ----------
 TECHNOLOGY--11.8%
 1,200  Avnet, Inc.                                                   56,400
   400  BMC Software, Inc.(b)                                         16,900
   600  Compaq Computer Corp.(b)                                      29,700
   600  Dell Computer Corp.(b)                                        26,550
   700  Intel Corp.                                                   42,612
   800  International Business Machines Corp.                         77,300
   200  Texas Instruments, Inc.                                       11,575
   300  Xerox Corp.                                                   41,137
                                                                  ----------
                                                                     302,174
                                                                  ----------
 TRANSPORTATION--1.1%
   400  British Airways ADR                                           28,150
                                                                  ----------
 UTILITIES--9.3%
 1,200  BellSouth Corp.                                               46,650
   400  Entergy Corp.                                                 11,150
 1,200  GTE Corp.                                                     51,150
   700  Nynex Corp.                                                   34,737
 1,600  Peco Energy Co.                                               46,400
 1,000  SCE Corp.                                                     15,625
   800  Sprint Corp.                                                  32,000
                                                                  ----------
                                                                     237,712
                                                                  ----------
           Total Common Stocks
            (Cost $1,751,477)...................................  $2,049,294
                                                                  ----------
                           PREFERRED STOCKS--7.2%
   200  Burlington Northern, Inc., Convertible Preferred, 6.25%   $   17,175
   400  Citicorp, Convertible
         Preferred, 5.38%                                             76,800
   500  Ford Motor Co., Convertible Preferred, 4.20%                  46,313
   600  General Motors Corp., Convertible Preferred, 3.25%            43,050
                                                                  ----------
           Total Preferred Stocks
            (Cost $151,487).....................................  $  183,338
                                                                  ----------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                               PARAGON PORTFOLIO

                           STATEMENT OF INVESTMENTS

           PARAGON POWER VALUE EQUITY INCOME PORTFOLIO--(CONTINUED)
                               NOVEMBER 30, 1995

 PRINCIPAL              INTEREST             MATURITY
  AMOUNT                  RATE                 DATE              VALUE
 ---------              --------             --------          ----------
                        CORPORATE OBLIGATIONS--2.6%
  Healthsouth Rehabilitation
 $ 10,000                 5.00%              04/01/01          $   16,050
  Pennzoil Co.
   30,000                 6.50               01/15/03              36,150
  Sports & Recreation, Inc.
   20,000                 4.25               11/01/00              13,700
                                                               ----------
      Total Corporate Obligations
       (Cost $64,287)........................                  $   65,900
                                                               ----------
                        REPURCHASE AGREEMENTS--10.3%
  State Street Bank & Trust Company, dated 11/30/95,
   repurchase price $263,038 (U.S. Treasury Note:
   $269,438, 5.63%, 01/31/98)
 $263,000                 5.25%              12/01/95          $  263,000
                                                               ----------
      Total Repurchase Agreements
       (Cost $263,000)..............................           $  263,000
                                                               ----------
      Total Investments
       (Cost $2,230,251(c)).........................           $2,561,532
                                                               ==========

Federal Income Tax Information:
 Gross unrealized gain for investments in which
  value exceeds cost................................           $  349,861
 Gross unrealized loss for investments in which
  cost exceeds value................................              (18,580)
                                                               ----------
 Net unrealized gain................................           $  331,281
                                                               ==========
------------------------

(a) There are common stock rights attached to these securities.
(b) Non-income producing security.
(c) The cost stated also represents cost for federal income tax purposes.

 The percentage shown for each investment category reflects the value of investments in that category as a percentage of total net assets.

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                               PARAGON PORTFOLIO

                            STATEMENT OF INVESTMENTS

                   PARAGON POWER GULF SOUTH GROWTH PORTFOLIO
                               NOVEMBER 30, 1995

 SHARES            DESCRIPTION                                          VALUE
 ------            -----------                                        ----------
                 COMMON STOCKS--90.6%
 BASIC MATERIALS & NATURAL RESOURCES--6.7%
 1,400  Albemarle Corp.                                               $   25,725
 1,000  Clayton Homes, Inc.                                               28,000
 1,500  Image Industries, Inc.(b)                                         16,500
 1,100  Nucor Corp.                                                       54,863
   900  Palm Harbor Homes, Inc.(b)                                        19,125
 1,500  Quanex Corp.(a)                                                   29,437
                                                                      ----------
                                                                         173,650
                                                                      ----------
 CAPITAL EQUIPMENT & SERVICES--3.1%
 1,700  Alamo Group, Inc.                                                 29,325
 2,500  Martin Industries, Inc.                                           22,500
   800  Wolverine Tube, Inc.(b)                                           27,100
                                                                      ----------
                                                                          78,925
                                                                      ----------
 CONSUMER CYCLICAL--19.8%
 3,200  Accustaff, Inc.(b)                                                96,000
 3,100  Autozone, Inc.(b)                                                 90,288
 1,500  Dollar General Corp.                                              40,687
 1,427  First Data Corp.                                                 101,317
 1,300  Garden Ridge Corp.(b)                                             48,100
   800  Just for Feet, Inc.(b)                                            27,300
 2,800  Office Depot, Inc.(b)                                             68,600
 3,200  River Oaks Furniture, Inc.(b)                                     22,400
 2,400  Sports & Recreation, Inc.(b)                                      16,800
                                                                      ----------
                                                                         511,492
                                                                      ----------
 CONSUMER NONCYCLICAL--9.0%
 2,500  Apple South, Inc.                                                 52,500
 2,400  Coventry Corp.(b)                                                 47,100
   800  HealthWise of America, Inc.(b)                                    25,000
   800  Healthcare Compare Corp.(b)                                       31,300
 2,300  Inphynet Medical Management, Inc.(b)                              41,975
   600  Isolyser Company, Inc.(b)                                          9,750
 1,500  Longhorn Steaks, Inc.(b)                                          24,375
                                                                      ----------
                                                                         232,000
                                                                      ----------
 ENERGY--7.2%
   800  Global Industries, Inc.(b)                                        21,500
 2,600  Input/Output, Inc.(b)                                            119,925
 2,300  Landmark Graphics Corp.(b)                                        46,000
                                                                      ----------
                                                                         187,425
                                                                      ----------
 SHARES                          DESCRIPTION                            VALUE
 ------                          -----------                          ----------
                            COMMON STOCKS--CONTINUED
 FINANCE--18.5%
 1,500  American Federal Bank, FSB                                    $   22,500
 1,200  Bankers First Corp.                                               32,850
 1,400  Central Parking Corp.(b)                                          38,500
 1,200  Concord EFS, Inc.(b)                                              45,900
 4,000  Medaphis Corp.(b)                                                130,000
 4,450  Regional Acceptance Corp.(b)                                      38,381
 2,200  Stewart Enterprises, Inc.                                         72,050
 3,000  United Companies Financial Corp.                                  99,000
                                                                      ----------
                                                                         479,181
                                                                      ----------
 TECHNOLOGY--14.5%
 1,400  Acxiom Corp.(b)                                                   40,250
 2,000  Cybex Corp.(b)                                                    37,500
 1,000  DSC Communications Corp.(b)                                       39,625
 2,200  Emulex Corp.(b)                                                   27,500
 2,500  Mobile Telecommunications Technology Corp.(b)                     57,500
 2,400  SCI Systems, Inc.(b)                                              80,400
 2,200  Scientific Atlanta, Inc.(a)                                       34,925
 2,100  Symmetricom, Inc.(b)                                              31,763
 1,800  Westcott Communications, Inc.(b)                                  25,650
                                                                      ----------
                                                                         375,113
                                                                      ----------
 TRANSPORTATION--4.9%
 2,900  Atlantic Southeast Airlines, Inc.                                 76,125
 2,300  Miller Industries, Inc.(b)                                        50,025
                                                                      ----------
                                                                         126,150
                                                                      ----------
 UTILITIES--6.9%
 3,300  Equalnet Holding Corp.(b)                                         63,525
 3,500  WorldCom, Inc.(b)                                                113,750
                                                                      ----------
                                                                         177,275
                                                                      ----------
        Total Common Stocks
         (Cost $1,982,316)..........................................  $2,341,211
                                                                      ----------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                               PARAGON PORTFOLIO

                           STATEMENT OF INVESTMENTS

            PARAGON POWER GULF SOUTH GROWTH PORTFOLIO--(CONTINUED)
                               NOVEMBER 30, 1995

 PRINCIPAL   INTEREST     MATURITY
  AMOUNT       RATE         DATE         VALUE
 ---------   --------     --------     ----------
         REPURCHASE AGREEMENTS--10.2%
  State Street Bank & Trust
   Company, dated 11/30/95,
   repurchase price $264,039 (U.S.
   Treasury Note: $269,438, 5.63%,
   01/31/98)
 $264,000       5.25%    12/01/95      $  264,000
                                       ----------
           Total Repurchase
            Agreements
            (Cost $264,000)........    $  264,000
                                       ----------
           Total Investments
            (Cost $2,246,316(c))...    $2,605,211
                                       ==========

-------------------------
Federal Income Tax Information:
 Gross unrealized gain for investments
  in which value exceeds cost........  $  493,786
 Gross unrealized loss for investments
  in which cost exceeds value.......     (134,891)
                                       ----------
 Net unrealized gain................   $  358,895
                                       ==========
-------------------------

(a) There are common stock rights attached to these securities.
(b) Non-income producing security.
(c) The cost stated also represents cost for federal income tax purposes.

 The percentage shown for each investment category reflects the value of investments in that category as a percentage of total net assets.

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                               PARAGON PORTFOLIO

                     STATEMENTS OF ASSETS AND LIABILITIES

                               NOVEMBER 30, 1995

                                   PARAGON     PARAGON     PARAGON     PARAGON
                                    POWER       POWER       POWER       POWER
                                INTERMEDIATE-   VALUE    VALUE EQUITY GULF SOUTH
                                  TERM BOND     GROWTH      INCOME      GROWTH
                                  PORTFOLIO   PORTFOLIO   PORTFOLIO   PORTFOLIO
                                ------------- ---------- ------------ ----------
ASSETS:
 Investments in securities, at
 value
 (cost $2,014,883; $2,309,951;
 $2,230,251 and $2,246,316,
 respectively)................   $2,138,388   $2,639,494  $2,561,532  $2,605,211
 Cash.........................       20,825       10,049       9,253       9,502
 Receivables:
 Interest.....................       23,756           41         929          39
 Dividends....................          --         4,470       6,319         369
 Fund shares sold.............          --           813         807       1,834
 Deferred organization
 expenses, net................        1,069        1,105       1,069       1,178
 Other........................           96           83         --          237
                                 ----------   ----------  ----------  ----------
  Total assets................    2,184,134    2,656,055   2,579,909   2,618,370
                                 ----------   ----------  ----------  ----------
LIABILITIES:
 Payables:
 Fund shares redeemed.........          --            53          47          51
 Advisory fees................          865        1,367       1,328       1,346
 Administration fees..........          260          316         307         311
 Accrued expenses and other
 liabilities..................       27,201       28,003      26,004      31,169
                                 ----------   ----------  ----------  ----------
  Total liabilities...........       28,326       29,739      27,686      32,877
                                 ----------   ----------  ----------  ----------
NET ASSETS:
 Paid-in capital..............    2,032,296    2,277,863   2,170,204   2,222,163
 Accumulated undistributed
 (distributions in excess of)
 net investment income........          --           249         (23)        --
 Accumulated net realized gain
 on investment transactions...            7       18,661      50,761       4,435
 Net unrealized gain on
 investments..................      123,505      329,543     331,281     358,895
                                 ----------   ----------  ----------  ----------
  Net assets..................   $2,155,808   $2,626,316  $2,552,223  $2,585,493
                                 ==========   ==========  ==========  ==========
 Net asset value per share
 (net assets/shares
 outstanding).................   $    10.42   $    16.47  $    14.65  $    18.38
                                 ==========   ==========  ==========  ==========
SHARES OUTSTANDING:
 Shares of beneficial interest
 outstanding, ($0.01 par
 value),
 unlimited number of shares
 authorized...................      206,892      159,422     174,212     140,641
                                 ==========   ==========  ==========  ==========

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                               PARAGON PORTFOLIO

                           STATEMENTS OF OPERATIONS

                   FOR THE PERIOD ENDED NOVEMBER 30, 1995(A)

                                    PARAGON     PARAGON    PARAGON     PARAGON
                                     POWER       POWER      POWER       POWER
                                 INTERMEDIATE-   VALUE   VALUE EQUITY GULF SOUTH
                                   TERM BOND    GROWTH      INCOME      GROWTH
                                   PORTFOLIO   PORTFOLIO  PORTFOLIO   PORTFOLIO
                                 ------------- --------- ------------ ----------
INVESTMENT INCOME:
 Interest......................    $ 98,384    $ 10,525    $ 11,648    $ 10,764
 Dividends(b) .................         --       28,813      34,131       3,411
                                   --------    --------    --------    --------
  Total income.................      98,384      39,338      45,779      14,175
                                   --------    --------    --------    --------
 EXPENSES:
 Advisory fees.................       6,860      10,528       8,999      10,632
 Administration fees...........       2,058       2,429       2,077       2,453
 Transfer agent fees...........       5,558       5,558       5,558       5,558
 Custodian fees................       9,528      12,174      10,586      14,027
 Professional fees.............      19,920      20,750      19,920      22,410
 Trustee fees..................         151         158         151         169
 Amortization of deferred
 organization expenses.........         229         237         229         252
 Other.........................       4,090       4,220       4,090       4,477
                                   --------    --------    --------    --------
  Total expenses...............      48,394      56,054      51,610      59,978
 Less--Expenses reimbursable
 by Advisor....................      38,105      39,858      37,765      43,624
                                   --------    --------    --------    --------
  Net expenses.................      10,289      16,196      13,845      16,354
                                   --------    --------    --------    --------
   Net investment income
   (loss)......................      88,095      23,142      31,934      (2,179)
                                   --------    --------    --------    --------
REALIZED AND UNREALIZED GAIN ON
INVESTMENTS:
 Net realized gain on
 investment transactions.......           7      18,661      50,761       6,614
 Net change in unrealized gain
 on investments................     123,505     329,543     331,281     358,895
                                   --------    --------    --------    --------
 Net realized and unrealized
 gain on investments...........     123,512     348,204     382,042     365,509
                                   --------    --------    --------    --------
 Net increase in net assets
 resulting from operations.....    $211,607    $371,346    $413,976    $363,330
                                   ========    ========    ========    ========

-----
(a) For the period from commencement of operations (January 13, 1995) to November 30, 1995.
(b) For the Paragon Power Value Equity Income Portfolio, amount is net of $263 in foreign withholding taxes.


  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                               PARAGON PORTFOLIO

                      STATEMENTS OF CHANGES IN NET ASSETS

                   FOR THE PERIOD ENDED NOVEMBER 30, 1995(A)


                                PARAGON     PARAGON      PARAGON     PARAGON
                                 POWER       POWER        POWER       POWER
                             INTERMEDIATE-   VALUE     VALUE EQUITY GULF SOUTH
                               TERM BOND     GROWTH       INCOME      GROWTH
                               PORTFOLIO   PORTFOLIO    PORTFOLIO   PORTFOLIO
                             ------------- ----------  ------------ ----------
INCREASE IN NET ASSETS:
 FROM OPERATIONS:
 Net investment income
 (loss)....................   $   88,095   $   23,142   $   31,934  $   (2,179)
 Net realized gain on in-
 vestment transactions.....            7       18,661       50,761       6,614
 Net change in unrealized
 gain on investments.......      123,505      329,543      331,281     358,895
                              ----------   ----------   ----------  ----------
  Net increase in net
  assets resulting from
  operations...............      211,607      371,346      413,976     363,330
                              ----------   ----------   ----------  ----------
 DISTRIBUTIONS TO
 SHAREHOLDERS:
 From net investment in-
 come......................      (88,095)     (22,893)     (31,934)        --
 In excess of net invest-
 ment income...............          --           --           (23)        --
                              ----------   ----------   ----------  ----------
  Total distributions to
  shareholders.............      (88,095)     (22,893)     (31,957)        --
                              ----------   ----------   ----------  ----------
 FROM SHARE TRANSACTIONS:
 Proceeds from sale of
 shares....................    1,966,628    2,293,295    2,186,335   2,251,655
 Reinvestment of dividends
 and distributions.........       84,907       20,698       28,921         --
 Cost of shares redeemed...      (19,239)    (36,130)      (45,052)    (29,492)
                              ----------   ----------   ----------  ----------
  Net increase in net
  assets resulting from
  share transactions.......    2,032,296    2,277,863    2,170,204   2,222,163
                              ----------   ----------   ----------  ----------
  Total increase...........    2,155,808    2,626,316    2,552,223   2,585,493
                              ----------   ----------   ----------  ----------
NET ASSETS:
 Beginning of period.......          --           --           --          --
                              ----------   ----------   ----------  ----------
 End of period.............   $2,155,808   $2,626,316   $2,552,223  $2,585,493
                              ==========   ==========   ==========  ==========
ACCUMULATED UNDISTRIBUTED
(DISTRIBUTIONS IN EXCESS
OF) NET INVESTMENT INCOME..   $      --    $      249   $      (23) $      --
                              ==========   ==========   ==========  ==========
SUMMARY OF SHARE
TRANSACTIONS:
 Sold......................      200,409      160,409      175,300     142,290
 Issued on reinvestment of
 dividends and
 distributions.............        8,356        1,360        2,139         --
 Redeemed..................       (1,873)      (2,347)      (3,227)     (1,649)
                              ----------   ----------   ----------  ----------
 Increase in shares out-
 standing..................      206,892      159,422      174,212     140,641
                              ==========   ==========   ==========  ==========

-----
(a) For the period from commencement of operations (January 13, 1995) to November 30, 1995.

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                               PARAGON PORTFOLIO

                              FINANCIAL HIGHLIGHTS

SELECTED DATA FOR A SHARE OUTSTANDING FOR THE PERIOD ENDED NOVEMBER 30, 1995(a)

                                                                               DISTRIBUTIONS TO
                                     INCOME FROM INVESTMENT OPERATIONS           SHAREHOLDERS
                                   --------------------------------------  -------------------------
                                                 NET REALIZED       TOTAL                                 NET      NET
                        NET ASSET         NET             AND      INCOME                      TOTAL  INCREASE   ASSET
                           VALUE,  INVESTMENT      UNREALIZED        FROM    FROM NET  DISTRIBUTIONS    IN NET  VALUE,
                        BEGINNING      INCOME         GAIN ON  INVESTMENT  INVESTMENT             TO     ASSET  END OF     TOTAL
                        OF PERIOD      (LOSS)  INVESTMENTS(d)  OPERATIONS      INCOME   SHAREHOLDERS     VALUE  PERIOD  RETURN(b)
                        ---------  ----------  --------------  ----------  ----------  -------------  --------  ------  ---------
                                          PARAGON POWER INTERMEDIATE-TERM BOND PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------------
Period ended: 11/30/95   $ 9.56       $0.57         $0.86         $1.43       $(0.57)      $(0.57)      $0.86    $10.42   15.34%

                                               PARAGON POWER VALUE GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------------
Period ended: 11/30/95    13.56        0.20          2.91          3.11        (0.20)       (0.20)       2.91     16.47   23.12

                                            PARAGON POWER VALUE EQUITY INCOME PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------------
Period ended: 11/30/95    11.35        0.26          3.30          3.56        (0.26)       (0.26)       3.30     14.65   31.71

                                             PARAGON POWER GULF SOUTH GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------------
Period ended: 11/30/95    14.98       (0.02)         3.42          3.40           --           --        3.40     18.38   22.72

                                                                             RATIOS ASSUMING
                                                                                NO EXPENSE
                                                                              REIMBURSEMENTS
                                                                       ----------------------------
                                         RATIO
                                        OF NET
                             RATIO  INVESTMENT                                                RATIO
                            OF NET      INCOME                    NET                        OF NET
                          EXPENSES      (LOSS)              ASSETS AT          RATIO     INVESTMENT
                        TO AVERAGE  TO AVERAGE  PORTFOLIO         END    OF EXPENSES  INCOME (LOSS)
                               NET         NET   TURNOVER   OF PERIOD     TO AVERAGE     TO AVERAGE
                         ASSETS(c)   ASSETS(c)       RATE  (IN 000'S)  NET ASSETS(c)  NET ASSETS(c)
                        ----------  ----------  ---------  ----------  -------------  -------------
                                          PARAGON POWER INTERMEDIATE-TERM BOND PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------------
Period ended: 11/30/95     0.75%       6.42%        9%       $ 2,156        3.53%          3.64%

                                               PARAGON POWER VALUE GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------------
Period ended: 11/30/95     1.00        1.43        53          2,626        3.46          (1.03)

                                            PARAGON POWER VALUE EQUITY INCOME PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------------
Period ended: 11/30/95     1.00        2.31        27          2,552        3.73          (0.42)

                                             PARAGON POWER GULF SOUTH GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------------
Period ended: 11/30/95     1.00       (0.13)       35          2,585        3.67          (2.80)


(a) For the period from commencement of operations (January 13, 1995) to November 30, 1995.
(b) Assumes investment at the net asset value at inception (January 13, 1995), reinvestment of all dividends and distributions and a complete redemption of the investment at the net asset value at the end of the period.
(c) Annualized.
(d) Includes the balancing effect of calculating per share amounts.


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                               PARAGON PORTFOLIO

                         NOTES TO FINANCIAL STATEMENTS

                               NOVEMBER 30, 1995

NOTE 1. ORGANIZATION

  Paragon Portfolio (the "Trust") is a Massachusetts business trust registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. The Trust consists of eleven portfolios four of which (the "Portfolios") are contained within: Paragon Power Intermediate-Term Bond Portfolio ("Intermediate-Term Bond Portfolio"), Paragon Power Value Growth Portfolio ("Value Growth Portfolio"), Paragon Power Value Equity Income Portfolio ("Value Equity Income Portfolio"), and Paragon Power Gulf South Growth Portfolio ("Gulf South Growth Portfolio"). Gulf South Growth Portfolio is a non-diversified portfolio; all other Portfolios are diversified. The Portfolios commenced operations on January 13, 1995.

  Shares of the Portfolios are offered to separate accounts of Great Northern Insured Annuity Corporation ("GNA") and its affiliates and may also be offered to the separate accounts of unaffiliated insurance companies. Shares of the Portfolios may serve as the underlying investments for both variable annuity and variable life insurance contracts.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

  The following is a summary of significant accounting policies followed by the Portfolios which are in conformity with those generally accepted in the investment company industry.

  Investment Valuation. Equity securities traded on a national securities exchange or the National Association of Securities Dealers NASDAQ System ("NASDAQ") are valued at their last sale price on the principal exchange on which they are traded or NASDAQ (if NASDAQ is the principal market for such securities) on the valuation day or, if no sale occurs, at the mean between the closing bid and asked prices. Unlisted equity securities for which market quotations are available are valued at the mean between the most recent bid and asked prices. Fixed-income securities are valued at prices supplied by an independent pricing service which reflect broker/dealer-supplied valuations and electronic data processing techniques. Short-term debt obligations maturing in sixty days or less are valued at amortized cost. Other assets and assets whose market values, in the investment adviser's opinion, do not reflect fair value are valued at fair value using methods determined in good faith by the Board of Trustees.

  Securities Transactions and Investment Income. Securities transactions are recorded on the trade date. Realized gains and losses on sales of investments are calculated on the identified cost basis. Dividend income is recorded on the ex-dividend date and interest income is recorded on the accrual basis.

  Premiums and Discounts on Debt Securities Owned. Intermediate-Term Bond Portfolio accretes market discounts on long-term debt securities and does not amortize premiums. Value Growth, Value Equity Income and Gulf South Growth Portfolios accrete market discounts on long-term debt securities and amortize premiums. For all Portfolios, original issue discounts on debt securities are amortized to interest income over the life of the security with a corresponding increase in the cost basis of that security. Intermediate-Term Bond Portfolio may invest in mortgage-backed securities. Certain mortgage security paydown gains and losses are taxable as ordinary income. Such paydown gains and losses increase or decrease taxable ordinary income available for distributions and are classified as interest income in the accompanying Statements of Operations.

  Federal Taxes. The Trust's policy is to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute each year substantially all of the investment company taxable income to the shareholders of each Portfolio. Accordingly, no federal tax provisions are required. The characterization of distributions to shareholders for financial reporting purposes is determined in accordance with income tax rules.

  Deferred Organization Costs. Organization-related costs are being amortized on a straight-line basis over a period of five years beginning with the commencement of each of the Portfolios' operations.

                               PARAGON PORTFOLIO

                               NOVEMBER 30, 1995

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

  Expenses. Expenses incurred by the Trust which do not specifically relate to an individual Portfolio are allocated to the Portfolios based on each Portfolio's relative average net assets for the period.

  Dividends and Distributions to Shareholders. Dividends from net investment income are declared daily and paid monthly by the Intermediate-Term Bond Portfolio; declared and paid monthly by the Value Growth and Value Equity Income Portfolios; declared and paid semiannually by the Gulf South Growth Portfolio. Each Portfolio's net realized capital gains (including net short-term capital gains), if any, are declared and distributed at least annually. Distributions to shareholders are recorded on the ex-dividend date.

NOTE 3. AGREEMENTS

  The Portfolios have entered into Investment Advisory Agreements with Premier Investment Advisors, L.L.C., ("Premier"). Pursuant to the terms of the Investment Advisory Agreements, Premier manages the investments and makes investment decisions for each Portfolio. For these services, each Portfolio pays Premier a monthly fee at the following annual rate of the corresponding Portfolio's average daily net assets:

       Intermediate-Term Bond Portfolio........................ .50%
       Value Growth Portfolio.................................. .65%
       Value Equity Income Portfolio........................... .65%
       Gulf South Growth Portfolio............................. .65%

  For the period from commencement of operations to November 30, 1995, Premier has voluntarily agreed to reimburse expenses (excluding interest, taxes, and extraordinary expenses) to the extent that such expenses exceed, on an annualized basis, .75%, 1.00%, 1.00% and 1.00% of average net assets for the Intermediate-Term Bond, Value Growth, Value Equity Income and Gulf South Growth Portfolios, respectively. The effect of these reimbursements by Premier for the period ended November 30, 1995 was to reduce expenses by approximately $38,100, $39,900, $37,800 and $43,600 for the Intermediate-Term Bond, Value Growth, Value Equity Income and Gulf South Growth Portfolios, respectively. The amounts reimbursable to the Intermediate-Term Bond, Value Growth and Gulf South Growth Portfolios at November 30, 1995, were approximately $100, $100 and $200, respectively, and are reflected in "Other Assets" in the accompanying Statement of Assets and Liabilities.

  Goldman Sachs Asset Management, ("GSAM"), a separate operating division of Goldman, Sachs & Co., serves as the Trust's administrator pursuant to an Administration Agreement. Under the Administration Agreement, GSAM administers the Trust's business affairs. As compensation for services rendered under the Administration Agreement, each Portfolio pays GSAM a fee, computed daily and payable monthly, at the annual rate of .15% of the average daily net assets of the corresponding Portfolio.

  Goldman Sachs serves as the Distributor of shares of the Portfolios pursuant to a Distribution Agreement with the Trust. Goldman Sachs receives no compensation for this service.

  State Street Bank & Trust Co. serves as Custodian and Transfer Agent of the Portfolios for a fee.

NOTE 4. REPURCHASE AGREEMENTS

  During the term of a repurchase agreement, the value of the underlying securities, including accrued interest, is required to equal or exceed the value of the repurchase agreement. The underlying securities for all repurchase agreements are held in safekeeping in the customer-only account of State Street Bank & Trust Co., the Portfolios' custodian, at the Federal Reserve Bank of Boston, or at sub-custodians. The market values of the underlying securities are monitored by pricing them daily.

  In connection with transactions in repurchase agreements, if the seller defaults and the value of the collateral declines, or if the seller enters an insolvency proceeding, realization of the collateral by the Trust may be delayed or limited.

                               PARAGON PORTFOLIO

                               NOVEMBER 30, 1995

NOTE 5. INVESTMENT TRANSACTIONS

  Purchases and proceeds of sales or maturities of long-term investments for the period ended November 30, 1995 were as follows:

                       INTERMEDIATE-TERM BOND PORTFOLIO

Purchases (excluding U.S. Government and Agency Obligations)........ $  489,193
Sales (excluding U.S. Government and Agency Obligations)............        --
Purchases of U.S. Government and Agency Obligations.................  1,662,111
Sales of U.S. Government and Agency Obligations.....................    139,607

                            VALUE GROWTH PORTFOLIO

Purchases (excluding U.S. Government and Agency Obligations)........ $2,934,106
Sales (excluding U.S. Government and Agency Obligations)............    926,697
Purchases of U.S. Government and Agency Obligations.................        --
Sales of U.S. Government and Agency Obligations.....................        --

                         VALUE EQUITY INCOME PORTFOLIO

Purchases (excluding U.S. Government and Agency Obligations)........ $2,318,821
Sales (excluding U.S. Government and Agency Obligations)............    401,975
Purchases of U.S. Government and Agency Obligations.................        --
Sales of U.S. Government and Agency Obligations.....................        --

                          GULF SOUTH GROWTH PORTFOLIO

Purchases (excluding U.S. Government and Agency Obligations)........ $2,587,222
Sales (excluding U.S. Government and Agency Obligations)............    611,514
Purchases of U.S. Government and Agency Obligations.................        --
Sales of U.S. Government and Agency Obligations.....................        --


NOTE 6. CERTAIN RECLASSIFICATIONS

  In accordance with Statement of Position 93-2, the Gulf South Growth Portfolio has reclassified $2,179 of accumulated net investment loss to accumulated net realized gain on investment transactions. This reclassification has no impact on the net asset value of the Portfolio and is designed to present the Portfolio's capital accounts on a tax basis.

NOTE 7. OTHER MATTERS

  GNA owned seed money in the following Portfolios representing approximately the following percentages of net assets as of November 30, 1995:

           Intermediate-Term Bond Portfolio................... 55%
           Value Growth Portfolio............................. 47%
           Value Equity Income Portfolio...................... 52%
           Gulf South Growth Portfolio........................ 48%

NOTE 8. SUBSEQUENT EVENTS

  Pursuant to the approval of the Board of Trustees on October 31, 1995 and the shareholders on December 20, 1995, the Portfolios have entered into an Investment Advisory Agreement with Banc One Investment Advisors Corporation ("Banc One") effective January 2, 1996. Subject to the terms of the Investment Advisory Agreement, Banc One has agreed to furnish investment advisory and related services to the Portfolios. For these services, each Portfolio will pay Banc One an advisory fee, computed daily and paid monthly, at an annual rate of average net assets as stated in Note 3.

  Effective December 11, 1995, shares of the Portfolios will cease to be available as investment options for separate accounts of GNA and GNA will solicit shareholders to exchange their shares into similar investment vehicles. Separate accounts with investments in the Portfolios prior to December 11, 1995, may remain there until such time as GNA has obtained all necessary regulatory approvals to transfer investments in the Portfolios to other investment options.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Trustees and Shareholders of Paragon Portfolio

  In our opinion, the accompanying statements of assets and liabilities, including the statements of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Paragon Power Intermediate-Term Bond Portfolio, the Paragon Power Value Growth Portfolio, the Paragon Power Value Equity Income Portfolio and the Paragon Power Gulf South Growth Portfolio (separate portfolios constituting Paragon Portfolio hereafter referred to as the "Portfolio") at November 30, 1995 and the results of each of their operations, the changes in each of their net assets and the financial highlights for the period January 13, 1995 (commencement of operations) through November 30, 1995, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Portfolio's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit, which included confirmation of securities at November 30, 1995 by correspondence with the custodian, provides a reasonable basis for the opinion expressed above.

  As more fully described in Note 8, the Trustees have resolved that shares of the Portfolio will no longer be offered.

PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York
January 19, 1996

                                                   PARAGON PORTFOLIO
                                                   ------------------------

                                                   TRUSTEES

                                                   Paul C. Nagel, Jr., Chairman
                                                   Ernest E. Howard III

                                                   OFFICERS

                                                   Paul W. Klug
                                                   President

                                                   Marcia L. Beck
                                                   Vice President

                                                   John W. Mosior
                                                   Vice President

                                                   Nancy L. Mucker
                                                   Vice President

                                                   Pauline Taylor
                                                   Vice President

                                                   Scott M. Gilman
                                                   Treasurer

                                                   Michael J. Richman
                                                   Secretary

                                                   Howard B. Surloff
                                                   Assistant Secretary



  This Annual Report is authorized for distribution to prospective investors only when preceded or accompanied by a Paragon Portfolio Prospectus which contains facts concerning Paragon Portfolio's objectives and policies, management, expenses and other information.

PARAGON PORTFOLIO
4900 Sears Tower
Chicago, Illinois 60606

INVESTMENT ADVISER
Premier Investment Advisors, L.L.C.
451 Florida Street
Baton Rouge, Louisiana 70801

ADMINISTRATOR
Goldman Sachs Asset Management
One New York Plaza
New York, New York 10004

DISTRIBUTOR
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

CUSTODIAN
State Street Bank & Trust Company
225 Franklin Street
Boston, Massachusetts 02110

TRANSFER AGENT
State Street Bank & Trust Company
P.O. Box 1978
Boston, Massachusetts 02105

INDEPENDENT ACCOUNTANTS
Price Waterhouse LLP
1177 Avenue of the Americas
New York, NY 10036

LEGAL COUNSEL
Hale and Dorr
60 State Street
Boston, Massachusetts 02109

                                                                      PWR-ANN95
--------------------------------------------------------------------------------

                               PARAGON PORTFOLIO

                   ----------------------------------------

                            PARAGON POWER PORTFOLIO
                                VARIABLE ANNUITY

                      ----------------------------------

                Paragon Power Intermediate-Term Bond Portfolio

                     Paragon Power Value Growth Portfolio

                  Paragon Power Value Equity Income Portfolio

                   Paragon Power Gulf South Growth Portfolio



                                 Annual Report
                                 -------------
                               November 30, 1995



                                    [LOGO]

                                   P O W E R
                              P O R T F O L I O (TM)
                       V A R I A B L E    A N N U I T Y

                                     PART C

                               OTHER INFORMATION


ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS.
          ---------------------------------

(a) Financial Statements.

        Included in Part A of this Registration Statement:

        Financial Highlights for the period January 31, 1995
        (commencement of operations) through May 31, 1995.

    Incorporated by reference from the November 30, 1995 Annual
    Report to Shareholders into Part B of this Registration
    Statement:

        Statement of Investments as of November 30, 1995.

        Statement of Assets and Liabilities as of November 30, 1995.

        Statement of Operations for the period January 13, 1995 (commencement of operations) through November 30, 1995.

        Statement of Changes in Net Assets for the period Janaury 13, 1995 (commencement of operations) through November 30, 1995

        Notes to Financial Statements.

        Financial Highlights for the period January 13, 1995
        (commencement of operations) through November 30, 1995.

(b) Exhibits--

        The following exhibits are incorporated herein by reference to Registrant's Registration Statement on Form N-1A as initially filed (Reference A), to
        Pre-Effective Amendment No. 2 (Reference B), to
        Post-Effective Amendment No. 1 (Reference C), to
        Post-Effective Amendment No. 2 (Reference D), to
        Post-Effective Amendment No. 3 (Reference E), to
        Post-Effective Amendment No. 4 (Reference F), to
        Post-Effective Amendment No. 5 (Reference G), to
        Post-Effective Amendment No. 7 (Reference H), to
        Post-Effective Amendment No. 8 (Reference I), to
        Post-Effective Amendment No. 9 (Reference J), to
        Post-Effective Amendment No. 10 (Reference K), to
        Post-Effective Amemdment No. 11 (Reference L) if so noted; otherwise, they are included herein:

(1)(a) Amended and Restated Declaration of Trust Establishing and Designating CDSL Class (Class B Shares)(Reference I)

(1)(b) Amended and Restated Establishment and Designation of Series of Shares Power Portfolios, dated October 20, 1994. (Reference K)

(2)       By-laws of Registrant.  (Reference A)

(3)       Not applicable.

(4) Specimen Certificate of Share of Beneficial Interest of the Registrant. (Reference B)

(5)(a) Investment Advisory Agreement between the Registrant, on behalf of Paragon Treasury Money Market Fund, and Goldman Sachs Assets Management. (Reference C)

(5)(b) Subadvisory Agreement among the Registrant, on behalf of Paragon Treasury Money Market Fund, Goldman Sachs Asset Management and Premier Investment Advisors,
          Inc. (Reference C)

(5)(c) Investment Advisory Agreement between the Registrant, on behalf of Paragon Short-Term Government Fund, and Premier Investment Advisors, Inc. (Reference C)

(5)(d) Investment Advisory Agreement between the Registrant, on behalf of Paragon Intermediate-Term Bond Fund, and Premier Investment Advisors, Inc. (Reference C)

(5)(e) Investment Advisory Agreement between the Registrant, on behalf of Paragon Louisiana Tax-Free Fund, and Premier Investment Advisors, Inc. (Reference C)

(5)(f) Investment Advisory Agreement between the Registrant, on behalf of Paragon Value Growth Fund, and Premier Investment Advisors, Inc. (Reference C)

(5)(g) Investment Advisory Agreement between the Registrant, on behalf of Paragon Value Equity Income Fund, and Premier Investment Advisors, Inc. (Reference C)

(5)(h) Investment Advisory Agreement between the Registrant on behalf of Paragon Gulf South Growth Fund, and Premier Investment Advisors, Inc. (Reference G)

(5)(i) Investment Advisory Agreement between the Registrant, on behalf of Paragon Power Intermediate-Term Bond Portfolio, and Premier Investment Advisors, L.L.C. (Reference K)

(5)(j) Investment Advisory Agreement between the Registrant, on behalf of Paragon Power Value Growth Portfolio, and Premier Investment Advisors, L.L.C. (Reference K)

(5)(k) Investment Advisory Agreement between the Registrant, on behalf of Paragon Power Value Equity Income Portfolio, and Premier Investment Advisors, L.L.C. (Reference K)

(5)(l) Investment Advisory Agreement between the Registrant, on behalf of Paragon Power Gulf South Growth Portfolio, and Premier Investment Advisors, L.L.C. (Reference K)

(6)       Not applicable.

(7) Distribution Agreement between the Registrant and Goldman, Sachs & Co. (Reference C)

(8)(a) Custodian Agreement between Registrant and State Street Bank and Trust Company. (Reference C)

(8)(b)    Fee schedule for Exhibit (8)(a).  (Reference C)

(8)(c) Wiring Agreement between and among State Street Bank and Trust Company, Goldman, Sachs & Co. and The Northern Trust Company. (Reference C)

(9)(a) Transfer Agency Agreement between the Registrant and Goldman, Sachs & Co. (Reference C)

(9)(b)    Fee Schedule for Exhibit (9)(a).  (Reference C)

(9)(c) Administration Agreement between the Registrant and Goldman Sachs Asset Management. (Reference C)

(9)(d) Amendment to Administration Agreement between the Trust, on behalf of Paragon Gulf South Growth Fund, and Goldman Sachs Asset Management. (Reference G)

(10) Opinion and Consent of Hale and Dorr, Counsel to Registrant, as to the legality of the securities registered hereby (filed with Registrant's Notice pursuant to Rule 24f-2).

(12)      Not Applicable.

(13) Letter from Goldman Sachs Asset Management to the Registrant providing that its purchases were made for investment purposes without any present intention of redeeming or reselling. (Reference B)

(14)      Not applicable.

(15)      Not Applicable.

(17) Powers of Attorney from Messrs. Ernest E. Howard III, Paul C. Nagel, Jr., Bruce C. Gottwald, Jr., Paul W. Klug, John W. Mosior, Michael J. Richman, Scott M. Gilman, Marcia L. Beck, Howard B. Surloff, Nancy L. Mucker and Pauline Taylor. (Reference L)

(18)      Rule 18f-3 Plan (Reference L)

The following exhibits are filed herewith electronically pursuant to EDGAR rules:

          (5)(m) Investment Advisory Agreement between Paragon Portfolio and Banc One Investment Advisors Corporation, dated January 2, 1996.

          (5)(n) Investment Advisory Agreement for Subadviser between the Registrant on behalf of Paragon Treasury Money Market Fund and Goldman Sachs Asset Management, dated Janaury 2, 1996

          (7)(a) Distribution Agreement between the Registrant and The One Group Services Company, dated January 2, 1996.

          (27)      Financial Data Schedules

ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.
          -------------------------------------------------------------

Not Applicable.

ITEM 26.  NUMBER OF HOLDERS OF SECURITIES (AS OF MARCH 26, 1996)
          ------------------------------------------------------

                                                              Number of
                                                            Record Holders
                                                            --------------
Shares of Beneficial Interest $0.01 par value per share:

List all Paragon Funds

Paragon Power Intermediate-Term Bond Portfolio                    1
Paragon Power Value Growth Portfolio                              1
Paragon Power Value Equity Income Portfolio                       1
Paragon Power Gulf South Growth Portfolio                         1

ITEM 27.  INDEMNIFICATION.
          ---------------

Reference is made to Article IV of the Registrant's Declaration of Trust. Nothing in the Declaration of Trust or By-Laws of the Registrant may be construed to be in derogation of the provisions of Section 17(h) of the Investment Company Act of 1940 (the "1940 Act") which provides that the Declaration of Trust or by-laws of a registered investment company shall not contain any provision which protects or purports to protect any director or officer of such company against any liability of the company or to its security holders to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct").

The Registrant understands that in the opinion of the Securities and Exchange Commission (the "Commission") an indemnification provision does not violate
Section 17(h) of the 1940 Act if it precludes indemnification for any liability whether or not there is an adjudication of liability, arising by reason of disabling conduct. Reasonable and fair means for determining whether indemnification shall be made include (1) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified (the "indemnitee") was not liable by reason of disabling conduct, or
(2) in the absence of such a decision, a reasonable determination, based upon a review of the facts that the indemnitee was not liable by reason of disabling conduct by (a) the vote of a majority of a quorum of trustees who are neither "interested persons" of the Registrant as defined in Section 2(a)(19) of the 1940 Act nor parties to the preceding ("disinterested nonparty trustees"), or
(b) an independent legal counsel in a written opinion.

The Registrant further understands that in the Commission's view the dismissal of either a court action or an administrative proceeding against an indemnitee for insufficiency of evidence of any disabling conduct with which he has been charged would provide reasonable assurance that he was not liable by reason of disabling conduct. A determination by the vote of a majority of a quorum of disinterested nonparty directors would also provide reasonable assurance that the indemnitee was not liable by reason of disabling conduct.

The Registrant further understands that the Commission believes that an indemnification provision does not violate Section 17(h) of the 1940 Act simply because it requires or permits the Registrant to advance attorney's fees or other expenses incurred by its Trustees, officers or investment adviser in defending a proceeding, upon the undertaking by or on behalf of the indemnitee to repay the advance unless it is ultimately determined that he is entitled to indemnification, so long as the provision also requires at least one of the following as a condition to the advance: (1) the indemnitee shall provide security for his undertaking, (2) the Registrant shall be insured against losses arising by reason of any lawful advances, or (3) a majority of a quorum of the disinterested nonparty Trustees of the Registrant, or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification. The Registrant is also aware that the Commission believes that an improper indemnification payment or advance of legal expenses could constitute a breach of fiduciary duty involving personal misconduct under
Section 36 of the 1940 Act or an unlawful and willful conversion of an investment company's assets under Section 37 of the 1940 Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to Trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant understands that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction on the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 28. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.
         ----------------------------------------------------

As of January 2, 1996, Banc One Investment Advisors Corporation (the "Adviser") performs investment advisory services for all of the Portfolios.

The Adviser is an indirect wholly-owned subsidiary of Banc One Corporation, a bank holding company incorporated in the state of Ohio. Bance One Corporation now operates affiliate banking organizations in Arizona, California, Colorado, Illiniois, Indiana, Kentucky, Michigan, Louisiana, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin. In addition, Banc One Corporation has several affiliates that engage in data processing, venture capital, investment and merchant banking, and other diversified services including trust management, investment management, brokerage, equipment leasing, mortgage banking, consumer finance, and insurance.

  To the knowledge of the Registrant, none of the directors or officers of Banc One Investment Advisors Corporation, except as set forth or incorporated herein, is or has been, at any time during the past two calendar years, engaged in any other business, profession, vocation or employment of a substantial nature. Set forth below are the names and principal businesses of the directors of Banc One Investment Advisors Corporation who are engaged in any other business, profession, vocation or employement of a substantial nature.

                    Banc One Investment Advisors Corporation
                    ----------------------------------------

The name and principal occupation of each of the directors of BOIA are as follows:

                         Position(s)
                         Held with     Principal         Type of
Name and Address         the BOIA      Occupation        Business
-----------------------  ------------  ----------------  ------------

Michael J. McMennamin    Director      Chief Financial   Banking
                                       Officer, BANC
                                       ONE CORPORATION

Frederick L. Cullen      Director      Chairman,         Banking
                                       President and
                                       Chief Executive
                                       Officer, Bank
                                       One, Columbus,
                                       NA; Chairman and
                                       Chief Operating
                                       Officer, BANC
                                       ONE CORPORATION

David R. Meuse           Director      Chairman and      Securities
                                       Chief Executive   Underwriting
                                       Officer, Banc
                                       One Capital
                                       Holdings Cor-
                                       poration

Garrett H. Jamison       Director      Client Services   Investment
                                       Group Senior      Management
                                       Managing Director,
                                       Banc One Invest-
                                       ment Management
                                       and Trust Group

                        Position(s)
                        Held with     Principal        Type of
Name and Address        the BOIA      Occupation       Business
----------------------  ------------  ---------------  ----------

Geoffrey A. von Kuhn    Director      National Sales   Investment
                                      Group Senior     Management
                                      Managing
                                      Director, Banc
                                      One Investment
                                      Management and
                                      Trust Group

David J. Kundert        Chairman      Chairman and     Investment
                        and Chief     Chief Executive  Management
                        Executive     Officer, Banc
                        Officer       One Investment
                                      Management and
                                      Trust Group


The business and other connections of the officers and directors of Premier Investment Advisors, L.L.C. (the Portfolios previous investment adviser) are listed on the Form ADV of Premier Investment Advisors, L.L.C. as currently on file with the commission (File No. 801-26186) the text of which is hereby incorporated by reference.


                              Goldman, Sachs & Co.
                         Goldman Sachs Asset Management
                         ------------------------------

Effective January 2, 1996, Goldman Sachs Asset Management is the Sub-Investment Adviser to the Paragon Treasury Money Market Fund. Goldman Sachs Asset Management is a separate operating division of Goldman, Sachs & Co., a New York Limited Partnership which is in the investment banking business and is a registered broker-dealer and futures commission merchant. Prior to January 2, 1996, Goldman Sachs Asset Management was the investment adviser to the Paragon Treasury Money Market Fund. The business and other connections of the officers and general partners who have direct responsibility for the asset management division of Goldman, Sachs & Co. are listed the Uniform Application for Investment Adviser Registration ("Form ADV") of Goldman, Sachs & Co. (No. 801-16048), The Goldman Sachs Funds Management, L.P. (No. 801-37591), and Goldman Sachs Asset Managment International (No. 801-38157) as applicable. These Form ADV's are currently on file with the Commission, the text of which is hereby incorporated by reference.

ITEM 29. PRINCIPAL UNDERWRITERS
         ----------------------

(a) Goldman, Sachs & Co., or an affiliate or division thereof, currently serves as investment adviser and distributor of the units or shares of Goldman Sachs Money Market Trust, Goldman Sachs Trust, Goldman Sachs Equity Portfolios, Inc., Paragon Portfolio and Trust for Credit Unions. Goldman, Sachs & Co. or a division thereof, currently serves as administrator and distributor of the units of The Benchmark Funds and shares of Paragon Portfolio.

(b) Set forth below is certain information pertaining to the general partners of Goldman, Sachs & Co., Registrant's principal underwriter. Each of the following persons is a general partner of Goldman, Sachs & Co. and does not hold a position with Registrant.

                        GOLDMAN SACHS GENERAL PARTNERS

     Name and Principal                      Name and Principal
     Business Address                        Business Address
     ----------------                        ----------------

     Jon S. Corzine, Chairman (1)(2)         Charles T. Harris, III (2)
     Henry M. Paulson, Jr., Chairman (1)(2)  Thomas J. Healey (2)
     Roy J. Zuckerberg (5)                   Stephen Hendel (2)
     David M. Silfen (5)                     Robert E. Higgins (2)
     Richard M. Hayden (7)                   Ernest S. Liu (5)
     Robert J. Hurst (2)                     Eff W. Martin (11)
     Howard C. Katz (2)                      Charles B. Mayer, Jr. (2)
     Peter K. Barker (9)                     Michael J. O'Brien (7)
     Eric S. Dobkin (5)                      Mark Schwartz (2)
     Willard J. Overlock, Jr. (2)            Stephen M. Semlitz (2)
     Jonathan L. Cohen (2)                   Robert K. Steel (5)
     Frederic B. Garonzik (7)                John A. Thain (2)(7)
     Kevin W. Kennedy (2)                    John L. Thornton (7)
     William C. Landreth (8)                 Bracebridge H. Young, Jr. (7)
     Daniel M. Neidich (2)                   Joseph R. Zimmel (2)
     Edward Spiegel (5)                      Barry L. Zubrow (2)
     Robert F. Cummings, Jr. (2)             Gary L. Zwerling (2)
     Angelo De Caro (2)                      Jon R. Aisbitt (7)
     Steven G. Einhorn (5)                   Andrew M. Alper (2)
     David B. Ford (2)                       William J. Buckley (5)
     David M. Leuschen (2)                   Frank L. Coulson, Jr. (2)
     Michael R. Lynch (2)                    Connie Duckworth (8)
     Michael D. McCarthy (2)                 Richard A. Friedman (2)
     Donald C. Opatrny, Jr. (2)              Alan R. Gillespie (7)
     Thomas E. Tuft (5)                      Joseph H. Gleberman (2)
     Robert J. Katz (1)(2)                   Jacob D. Goldfield (2)
     Michael P. Mortara (2)                  Steven M. Heller (2)
     Lloyd C. Blankfein (2)                  Ann F. Kaplan (2)
     John P. Curtin, Jr. (2)                 Robert S. Kaplan (2)
     Gavyn Davies (7)                        Peter D. Kiernan, III (2)
     Dexter D. Earle (5)                     John P. McNulty (5)
     John Ehara (10)                         T. Willem Mesdag (14)
     J. Christopher Flowers (2)              Gaetano J. Muzio (11)
     Gary Gensler (2)                        Robin Neustein (2)

     Name and Principal                      Name and Principal
     Business Address                        Business Address
     ----------------                        ----------------

     Timothy J. O'Neill (2)                  J. Michael Evans (7)
     Scott M. Pinkus (2)                     Lawton W. Fitt (5)
     John J. Powers (2)                      Joseph D. Gatto (2)
     Stephen D. Quinn (2)                    Peter C. Gerhard (2)
     Arthur J. Reimers, III (7)              Nomi P. Ghez (5)
     James P. Riley, Jr. (2)                 David T. Hamamoto (2)
     Richard A. Sapp (7)                     Walter H. Haydock (2)(15)
     Donald F. Textor (5)                    David L. Henle (5)
     Thomas B. Walker, III (2)               Francis J. Ingrassia (2)
     Patrick J. Ward (7)                     Scott B. Kapnick (7)
     Jeffrey M. Weingarten (7)               Kevin M. Kelly (2)
     Jon Winkelried (2)                      John C. Kleinert (2)
     Richard E. Witten (2)                   Jonathan L. Kolatch (2)
     Gregory K. Palm (2)(7)                  Peter S. Kraus (2)
     Carlos A. Cordeiro (7)                  Robert Litterman (2)
     John O. Downing (5)                     Jonathan M. Lopatin (2)
     Mark Evans (13)                         Thomas J. Macirowski (2)
     Michael D. Fascitelli (2)               Peter G. Mallinson (13)
     Sylvain M. Hefes (7)                    Oki Matsumoto (10)
     Reuben Jeffrey, III (7)                 E. Scott Mead (7)
     Lawrence H. Linden (2)                  Eric M. Mindich (5)
     Jun Makihara (10)                       Steven T. Mnuchin (2)
     Masanori Mochida (10)                   Thomas K. Montag (2)
     Robert B. Morris III (11)(7)            Edward A. Mule (2)
     Philip D. Murphy (14)                   Kipp M. Nelson (7)
     Suzanne M. Nora Johnson (9)             Christopher K. Norton (2)
     Terence M. O'Toole (2)                  Robert J. O'Shea (2)
     Carl G.E. Palmstierna (7)               Wiet H. Pot (7)
     Michael G. Rantz (7)                    Jack L. Salzman (5)
     J. David Rogers (5)                     Eric S. Schwartz (5)
     Joseph Sassoon (7)                      Michael F. Schwerin (2)
     Peter Savitz (7)(2)                     Richard S. Sharp (7)
     Charles B. Seelig, Jr. (2)              Richard G. Sherlund (5)
     Ralph F. Severson (11)                  Michael S. Sherwood (7)
     Gene T. Sykes (9)                       Cody J. Smith (2)
     Gary A. Syman (10)                      Daniel W. Stanton (5)
     Leslie C. Tortora (2)                   Esta E. Stecher (2)
     John L. Townsend, III (2)               Frederic E. Steck (2)
     Lee G. Vance (7)                        Byron D. Trott (8)
     David A. Viniar (2)                     Barry S. Volpert (2)
     John S. Weinberg (2)                    Peter S. Wheeler (13)
     Peter A. Weinberg (2)                   Anthony G. Williams (7)
     Laurence M. Weiss (2)                   Gary W. Williams (5)
     George W. Wellde, Jr. (10)              Tracy R. Wolstencroft (4)
     Jaime E. Yordan (2)(16)                 Danny O. Yee (13)
     Sharmin Mossavar-Rahmani (5)            Michael J. Zamkow (2)
     Hideo Ishihara (10)                     Mark A. Zurack (5)
     Paul M. Achleitner (14)                 Jim O'Neill (2)
     Armen A. Avanessians (2)                Peter D. Sutherland (7)
     Joel S. Beckman (2)
     David W. Blood (7)
     Zachariah Cobrinik (10)
     Gary D. Cohn (7)
     Christopher A. Cole (2)
     Henry Cornell (13)
     Robert V. Delaney (2)
     Joseph Della Rosa (5)

_________________
(1)  Management Committee
(2)  85 Broad Street, New York, NY  10004
(3)  Mellon Bank Center, 1735 Market Street, 26th Floor,
     Philadelphia, PA 19103
(4)  100 Crescent Court, Suite 1000, Dallas, TX 75201
(5)  One New York Plaza, New York, NY 10004
(6)  1000 Louisiana Street, Suite 550, Houston, TX 77002
(7)  Peterborough Court, 133 Fleet Street, London EC4A 2BB,
     England
(8)  4900 Sears Tower, Chicago, IL 60606
(9)  333 South Grand Avenue, Suite 1900, Los Angeles, CA 90071
(10) ARK Mori Bldg.,10th Floor, 12-32 Akasaka, 1-chome, Minato-ku, Tokyo 107, Japan
(11) 555 California Street, 31st Floor, San Francisco, CA 94104
(12) Exchange Place, 53 State Street, 13th Floor, Boston, MA
     02109

(13) Asia Pacific Finance Tower, 35th Floor, Citibank Plaza, 3
     Garden Road, Hong Kong
(14) Finanz GmbH, MesseTurm, 60308 Frankfurt am Main 1, Germany
(15) Munsterhof 4, 8022, Zurich, Switzerland


(c)  Not applicable.


ITEM 30.  LOCATION OF ACCOUNTS AND RECORDS.
          --------------------------------

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended and the rules thereunder will be maintained (1) at the offices of the Registrant at One New York Plaza, New York, New York 10004 (2) at the offices of the Registrant's Custodian, State Street Bank and Trust Company, at P.O. Box 1713, Boston, MA 02105.


ITEM 31.  MANAGEMENT SERVICES.
          -------------------

Not Applicable.


ITEM 32.

          (C) The Portfolio's Annual Report contains performance information and is available to any recipient of the Prospectus upon request and without charge by writing to Great Northern Insured Annuity Corporation, 5600 Two Union Square, Seattle, Washington 98101, or Goldman, Sachs & Co., 4900 Sears Tower, Chicago, Illinois 60606.

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant certfies that Amendment No. 14 has duly caused this Amendment No. 14 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 27th day of March, 1996.

PARAGON PORTFOLIO

By:  Michael Richman
    ---------------------------------
Michael Richman, Secretary


    Name                              Title
    ----                              -----

         *               President and Chief Executive Officer
-----------------------
Paul W. Klug

         *               Treasurer and Chief Financial Officer
-----------------------
Scott M. Gilman

         *
-----------------------
Paul C. Nagel, Jr.                   Trustee

         *                           Trustee
-----------------------
Ernest E. Howard, III



* By  Michael Richman
  -----------------------------------
    Michael Richman, Attorney-in-fact
    Pursuant to a power of attorney previously filed

                               INDEX TO EXHIBITS

The following exhibits are filed as part of this Amendment No. 14 to the Registration Statement:


Exhibit
   No.                        Description                            Page
--------                      -----------                            ----

(5)(m) Investment Advisory Agreement between Paragon Portfolio and Banc One Investment Advisors Corporation, dated January 2, 1996.

(5)(n) Investment Advisory Agreement for Subadviser between the Registrant on behalf of Paragon Treasury Money Market Fund and Goldman Sachs Asset Management, dated Janaury 2, 1996.

(7)(a) Distribution Agreement between the Registrant and The One Group Services Company, dated January 2, 1996.

(27)      Financial Data Schedules